SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 Filed by the Registrant [X]
Filed by a Party other than the Registrant

Check the appropriate box:

    [ ]       Preliminary Proxy Statement
    [ ]       Confidential, for Use of the Commission Only
                 (as Permitted by Rule 14a-6(3)(2))
    [X]       Definitive Proxy Statement
    [ ]       Definitive Additional Materials
    [ ]       Soliciting Material Pursuant to Sec.240.14a-11(c) or
              Sec.240.14a-12

                             Standard Funding Corp.

     (Name of Registrant as Specified In Its Charter) Payment of Filing Fee
             (Check the appropriate box):
    [ ]      No fee required.
    [ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
             and 0-11.
             (1)   Title of each class of securities to which transaction
                   applies:   common stock
             (2)   Aggregate number of securities to which transaction applies:
             (3)   Per unit price or other underlying value of transaction
                   computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Based on the average of the high and
                   low sales prices of the common stock of $      on the NASDAQ
                   SmallCap Market
             (4)   Proposed maximum aggregate value of transaction: $9,660,000
             (5)   Total fee paid:   $1,912

    [X]      Fee paid previously with preliminary materials.
    [ ]      Check box if any part of the fee is offset as provided by Exchange
             Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

             (1)   Amount Previously Paid:
             (2)   Form, Schedule or Registration Statement No.:  Schedule 14A
             (3)   Filing Party:  Standard Funding Corp.
             (4)   Date Filed:  _________, 1999
Notes:

                          [Standard Funding Letterhead]



                                          May 14, 1999


Dear Standard Funding Corp. Shareholder:


     You are cordially invited to attend a Special Meeting of the Shareholders of Standard Funding Corp., to be held at the Holiday Inn, 215 Sunnyside Boulevard, Plainview, New York 11803 on Tuesday, June 15, 1999 at 10:00 a.m. local time.


     At this meeting, you will be asked to authorize, approve and adopt an Agreement and Plan of Merger (the "Merger Agreement") among Standing Funding Corp. ("SFC"), Atlantic Bank of New York ("Atlantic Bank"), and Atlantic Premium, Inc., ("Atlantic Premium") a wholly-owned subsidiary of Atlantic Bank.

     Pursuant to the Merger Agreement, Atlantic Premium will be merged with and into SFC (the "Merger") and for each share of SFC common stock you own, provided you own 20% or less of SFC's issued and outstanding common stock at the time of the Merger, you will receive $3.50 in cash. The $3.50 per share price represents a 40% premium over the $2.50 per share closing market price of SFC's common stock on January 27, 1999, which was the last full trading day before the announcement of the proposed Merger. Shareholders owning more than 20%of the outstanding common stock at the time of the Merger will receive $2.97479 per share in cash and a note having a principal amount of $0.52521 per share. After the Merger, SFC will be a subsidiary of Atlantic Bank.

     The Board of Directors of SFC has unanimously approved and adopted the Merger Agreement and believes that the proposed Merger is in the best interests of SFC. Two shareholders have granted proxies to certain officers of Atlantic Bank to vote their shares (approximately 44.8% of the aggregate number of shares of SFC common stock outstanding) in favor of the authorization, approval and adoption of the Merger and the Merger Agreement. The Board of Directors unanimously recommends that you vote in favor of the authorization, approval and adoption of the Merger and the Merger Agreement.

     The attached notice of meeting and proxy statement explain the proposed Merger and provide specific information concerning the Special Meeting. Please read these materials carefully.

     Whether or not you plan to attend the Special Meeting, I urge you to complete, sign and promptly return the enclosed proxy card to ensure that your shares will be voted at the meeting. The Merger is an important decision for SFC and its shareholders. The Merger cannot be completed unless shareholders holding two-thirds of the outstanding shares of SFC common stock approve the Merger Agreement.

     On behalf of the Board of Directors, I thank you for your support and urge you to vote FOR authorization, approval and adoption of the Merger and the Merger Agreement.

                                             Sincerely,

                                             Alan Karp
                                             President

                             STANDARD FUNDING CORP.
                            335 Crossways Park Drive
                            Woodbury, New York 11797


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON TUESDAY, JUNE 15, 1999

     A Special Meeting of Shareholders of SFC will be held at the Holiday Inn, 215 Sunnyside Boulevard, Plainview, New York 11803 on Tuesday, June 15, 1999, at 10:00 a.m., local time, to consider and act on the following matters:


     1. The approval and adoption of the Agreement and Plan of Merger, dated as of January 28, 1999, by and among SFC, Atlantic Bank and Atlantic Premium pursuant to which Atlantic Premium will be merged with and into SFC (the "Merger"). Atlantic Premium is a wholly-owned subsidiary of Atlantic Bank that was formed solely to implement the Merger. If the Agreement and Plan of Merger, is adopted by the shareholders and the other conditions to the Merger are satisfied or waived, (x) for shareholders owning 20% or less of the common stock as of the merger date, each share of SFC common stock will be converted into the right to receive $3.50 in cash, and (y) for shareholders owning more than 20% of the SFC common stock as of the merger date, each share of SFC common stock will be converted into the right to receive $2.97479 in cash and $0.52521 in notes. The amount of the notes are subject to reduction in certain events.

     2. To transact such other matters as may properly come before the meeting or any adjournment or postponement of the meeting.

     Any shareholder who does not wish to accept the merger consideration of $3.50 per share and who properly dissents from the proposed merger and complies with the requirements of Sections 623 and 910 of the New York Business Corporation Law will have the right to receive payment in cash for the fair value of their shares of SFC common stock. The appraisal right is subject to a number of restrictions and technical requirements described in the attached proxy statement.


     The close of business on May 7, 1999 has been fixed as the record date for determination of the shareholders entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. Any shareholder will be able to examine at the meeting a list of holders of record for any purpose related to the Special Meeting. The list will be available at the offices of the Secretary at Standard Funding Corp., 335 Crossways Park Drive, Woodbury, NY; telephone: (516) 364-0200.

     Shareholders may vote in person or by proxy. The proxy statement, which explains the Merger in detail, and the accompanying proxy card are attached to this notice. Holders of record of common stock at the close of business on May 7, 1999 will be entitled to vote at the meeting or any adjournment or postponement thereof with respect to all matters described above. Please sign, date and mail the enclosed proxy promptly using the enclosed postage-paid envelope.

                                      By Order of the Board of Directors
                                              Thomas Catterson
                                                 Secretary
Woodbury, New York
May 14, 1999


WHETHER OR NOT YOU EXPECT TO ATTEND THE SFC MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

             PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS OF
                             STANDARD FUNDING CORP.



     The Boards of Directors of Atlantic Bank and SFC have approved a merger agreement that would result in SFC becoming a wholly-owned subsidiary of Atlantic Bank.

     If the Merger is completed, SFC shareholders owning 20% or less of the outstanding common stock on the effective date of the Merger will receive, for each SFC share, $3.50 in cash. The two holders of more than 20% of the outstanding common stock on the effective date of the Merger, Messrs. Alan J. Karp and David E. Fisher, will receive $2.97479 per share in cash and a note in the principal amount of $0.525021 per share. The amount of the notes is subject to reduction in certain events. Each outstanding warrant or option of SFC shall be converted into a right to receive cash equal to $3.50 per option or warrant minus the per share exercise price of such option or warrant.


     Shareholders of SFC are being asked, at the SFC special meeting of shareholders being held on June 15, 1999, to authorize, approve and adopt the Merger Agreement and the Merger. The Merger cannot be completed unless the shareholders of SFC approve it.

     This document gives you detailed information about the proposed Merger. SFC has provided the information about SFC and Atlantic Bank has provided the information about Atlantic Bank. Please see "Available Information" on page 39 for additional information about SFC which is on file with the Securities and Exchange Commission.

     This Proxy Statement and proxy are being mailed to shareholders of SFC on or about May 14, 1999.


     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this Proxy Statement is truthful or complete. Any representation to the contrary is a criminal offense.


              The date of this Proxy Statement is May 14, 1999.

                                TABLE OF CONTENTS


     QUESTIONS AND ANSWERS ABOUT THE MERGER . . . . . . . . . . . . .1

     SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
          The Companies . . . . . . . . . . . . . . . . . . . . . . .2
          SFC's Reasons for the Merger. . . . . . . . . . . . . . . .3
          The SFC Special Meeting . . . . . . . . . . . . . . . . . .3
          The Merger. . . . . . . . . . . . . . . . . . . . . . . . .3
          Fairness Opinion. . . . . . . . . . . . . . . . . . . . . .6
          Federal Income Tax Treatment. . . . . . . . . . . . . . . .6
          Regulatory Matters. . . . . . . . . . . . . . . . . . . . .6
          Financing the Merger. . . . . . . . . . . . . . . . . . . .6

     VOTING AND PROXIES . . . . . . . . . . . . . . . . . . . . . . .7
          Date, Time and Place of SFC Meeting . . . . . . . . . . . .7
          Purpose . . . . . . . . . . . . . . . . . . . . . . . . . .7
          Record Date and Outstanding Shares  . . . . . . . . . . . .7
          Vote Required . . . . . . . . . . . . . . . . . . . . . . .7
          Atlantic Bank's Irrevocable Proxies . . . . . . . . . . . .7
          Proxies . . . . . . . . . . . . . . . . . . . . . . . . . .7
          Solicitation of Proxies; Expenses . . . . . . . . . . . . .8
          Appraisal Rights. . . . . . . . . . . . . . . . . . . . . .8
          Recommendation of SFC Board of Directors. . . . . . . . . .8

     THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . .  9
          Background of the Merger. . . . . . . . . . . . . . . . .  9
          SFC's Reasons for the Merger. . . . . . . . . . . . . . . 10
          Opinion of Ladenburg Thalmann & Co., Inc. . . . . . . . . 11
          Interests of Certain Persons. . . . . . . . . . . . . . . 14
          Appraisal Rights. . . . . . . . . . . . . . . . . . . . . 15
          Certain Federal Income Tax Consequences . . . . . . . . . 17
          Regulatory Approvals. . . . . . . . . . . . . . . . . . . 18
          Financing the Merger. . . . . . . . . . . . . . . . . . . 18

     CERTAIN PROVISIONS OF THE MERGER AGREEMENT . . . . . . . . . . 18
          Effective Time. . . . . . . . . . . . . . . . . . . . . . 18
          Conversion of Shares, Options and Warrants. . . . . . . . 18
          Representations and Warranties. . . . . . . . . . . . . . 19
          Covenants, Transactions and Conduct of SFC's Business
             Pending Merger. . . . . . . . . . . . . . . . . . . . .19
          Expenses. . . . . . . . . . . . . . . . . . . . . . . . . 21
          Conditions to The Merger. . . . . . . . . . . . . . . . . 21
          Termination . . . . . . . . . . . . . . . . . . . . . . . 23
          Indemnification . . . . . . . . . . . . . . . . . . . . . 24

     BUSINESS OF ATLANTIC BANK. . . . . . . . . . . . . . . . . . . 25

     BUSINESS OF SFC  . . . . . . . . . . . . . . . . . . . . . . . 25
          General . . . . . . . . . . . . . . . . . . . . . . . . . 25
          Industry Background . . . . . . . . . . . . . . . . . . . 25
          Insurance Premium Financing Services. . . . . . . . . . . 26
          Sales and Marketing . . . . . . . . . . . . . . . . . . . 27
          Regulation. . . . . . . . . . . . . . . . . . . . . . . . 28
          Competition . . . . . . . . . . . . . . . . . . . . . . . 28
          Personnel . . . . . . . . . . . . . . . . . . . . . . . . 29
          Properties. . . . . . . . . . . . . . . . . . . . . . . . 29
          Legal Proceedings . . . . . . . . . . . . . . . . . . . . 29

     SELECTED HISTORICAL FINANCIAL DATA . . . . . . . . . . . . . . 30

     FORWARD-LOOKING STATEMENTS . . . . . . . . . . . . . . . . . . 31

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS . . . . . . . . . . . . . . . . 32
          Results of Operations . . . . . . . . . . . . . . . . . . 32
          Effective Income Tax Rate . . . . . . . . . . . . . . . . 33
          Liquidity and Capital Resources . . . . . . . . . . . . . 33
          New Accounting Pronouncements . . . . . . . . . . . . . . 35
          Year 2000 Matters . . . . . . . . . . . . . . . . . . . . 35
          Inflation . . . . . . . . . . . . . . . . . . . . . . . . 36

     MARKET FOR SFC'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS 37

     BENEFICIAL OWNERSHIP OF COMMON STOCK . . . . . . . . . . . . . 38

     AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . 39

     INDEPENDENT AUDITORS . . . . . . . . . . . . . . . . . . . . . 39


     OTHER MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . 39



     ANNEX A   AGREEMENT AND PLAN OF MERGER, INCLUDING EMPLOYMENT
               AGREEMENTS AND VOTING AGREEMENTS . . . . . . . . . .A-1

     ANNEX B   FAIRNESS OPINION OF LADENBURG THALMANN & CO., INC. .B-1

     ANNEX C   NEW YORK BUSINESS CORPORATION LAW SECTIONS
               623 AND 910C-1 . . . . . . . . . . . . . . . . . . .C-1

              QUESTIONS AND ANSWERS ABOUT THE MERGER

     Q:   What will I receive in the merger?

     A: SFC shareholders owning 20% or less of outstanding SFC common stock on the effective date of the Merger will receive $3.50 in cash for each share of SFC common stock. SFC shareholders owning more than 20%, will receive $2.97479 in cash and $0.52521 in notes for each share.

     Q: Why is the Board of Directors recommending that I vote for the Merger Agreement?


     A: In the opinion of your board, the Merger is in the best interests of SFC and its shareholders and the merger consideration is fair from a financial point of view to SFC's shareholders. For the Merger to occur, shareholders holding two-thirds of the outstanding shares of SFC common stock must approve the Merger. To review the background and the reasons for the Merger in greater detail, see page 3.


     Q:   What do I need to do now?

     A: Please mail your signed proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the Special Meeting.

     Q:   Should I send in my share certificates now?

     A:   No.  After  the  Merger  is   complete,   we  will  send  you  written
          instructions for exchanging your share certificates.

     Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

     A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

     Q:   May I change my vote after I have mailed my signed proxy card?

     A: Yes. Just send in a later dated, signed proxy card before the Special Meeting or attend the Special Meeting and vote.

     Q:   When do you expect the Merger to be completed?


     A: We are working toward completing the Merger as quickly as possible. We expect to complete the Merger by June 15, 1999.


     Q: Will I recognize gain or loss on the transaction for federal income tax purposes?

     A: Yes. If the Merger is completed, you will recognize gain or loss for federal income tax purposes. You are urged to consult your own tax advisor to determine your particular tax consequences.

     Q:   What other matters will be voted on at the Special Meeting?

     A: We do not expect to ask you to vote on any other matters at the Special Meeting.

                                     SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. This summary does not contain a complete statement of all material elements of the proposals to be voted on and is qualified in its entirety by the more detailed information appearing elsewhere in this Proxy Statement and in the information and documents annexed hereto.

The Companies

Standard Funding Corp.
335 Crossways Park Drive
Woodbury, New York 11797
(516) 364-0200


     SFC is a financial services company engaged in the business of financing the payment of insurance premiums. SFC offers financing of approximately 75% to 85% of an insurance premium to individual and commercial purchasers of property, casualty and liability insurance who wish to pay their insurance premiums on an installment basis. While many insurance carriers require advance payment of a full year's premium, SFC allows the insured to spread the cost of the insurance policy over time.


     SFC finances insurance premiums without assuming the risk of loss borne by insurance carriers. When the insured buys an insurance policy from an independent insurance agent or broker who offers financing through SFC, the insured generally pays a down payment of approximately 15% to 25% of the total premium and signs a premium finance agreement for the balance. Under the terms of SFC's standard form of financing contract, SFC is given the power to cancel the insurance policy if there is a default in the payment on the finance contract and to collect the unearned portion of the premium from the insurance carrier. The down payment is set at a level designed, in the event of cancellation of a policy, such that the return premium from the insurance carrier is sufficient to cover the loan balance plus interest and other charges due to SFC. To finance its insurance premium loans, SFC relies primarily on proceeds of short-term lines of credit, subordinated debt, the issuance of commercial paper and the sale of equity. SFC derives profit to the extent that interest earned and fees charged generate income exceeding the interest expense for borrowed funds and SFC's operating and selling expenses and provision for possible credit losses.

Atlantic Bank of New York
960 Avenue of the Americas
New York, New York 10001
(212) 695-5400

     Atlantic Bank of New York is a New York State-chartered commercial bank with total assets of over $1.4 billion. Established in 1926, Atlantic ranks among the top 25 banks serving the New York metropolitan area. A full-service commercial bank, Atlantic Bank provides a comprehensive range of financial services to businesses, real estate investors and consumers. It operates ten branch offices in Manhattan, Queens, Brooklyn and Long Island, as well as a branch office in Chicago. Atlantic Bank is a member of the global financial network of the National Bank of Greece, one of the largest banks in Europe, with assets in excess of $50 billion.

Atlantic Premium, Inc.
960 Avenue of the Americas
New York, New York 10001
(212)

     Atlantic Premium is a corporation recently organized by Atlantic Bank for the purpose of effecting the Merger. Atlantic Premium has no material assets and has not engaged in any activities except in connection with the Merger.

SFC's Reasons for the Merger

     In reaching its decision to approve the Merger Agreement and to recommend that SFC's shareholders vote to adopt the Merger Agreement, the SFC Board of Directors considered a number of factors, including SFC's financial condition, strategic alternatives to the proposed Merger, the relationship between the value of the merger consideration and the recent trading prices of SFC common stock, the strategic fit between Atlantic Bank and SFC, and the terms and conditions of the Merger Agreement.

The SFC Special Meeting

Time, Date, Place and Purpose


     A Special Meeting of Shareholders of SFC will be held at the Holiday Inn, 215 Sunnyside Boulevard, Plainview, New York 11803 on June 15, 1999 at 10:00 a.m., local time. The purpose of the SFC Meeting is to approve and adopt the Merger Agreement and to transact any other business as may properly come before the SFC Meeting or any postponements or adjournments thereof. See "Voting and Proxies -- Date, Time and Place of SFC Meeting" and "-- Purpose."


Record Date and Vote Required


     Only SFC shareholders of record at the close of business on May 7, 1999 are entitled to notice of and to vote at the SFC Meeting. Pursuant to the New York Business Corporation Law, the affirmative vote of the holders of two-thirds of the SFC common stock outstanding as of the SFC Record Date is required to approve and adopt the Merger Agreement. See "Voting and Proxies -- Vote Required."

     As of May 7, 1999, there were 321 shareholders of record of SFC common stock and 2,760,000 shares of SFC common stock outstanding, each of which will be entitled to cast one vote per share on each matter to be acted upon at the SFC Meeting.


Atlantic Bank Irrevocable Proxies

     Two officers and directors of SFC, Alan J. Karp and David E. Fisher, President and Chief Financial Officer , respectively, have entered into voting agreements and have granted irrevocable proxies to officers or agents of Atlantic Bank to vote their shares (approximately 44.8% in the aggregate of the outstanding SFC common stock) in favor of the approval and adoption of the Merger Agreement. See "Voting and Proxies -- Atlantic Bank's Irrevocable Proxies."

Recommendation of SFC Board of Directors

     SFC's Board of Directors has unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby and has determined that the Merger is fair and in the best interests of SFC and its shareholders. After careful consideration, the SFC Board unanimously recommends a vote in favor of approval and adoption of the Merger Agreement. SFC shareholders should read this Proxy Statement carefully prior to voting. See "The Merger -- SFC's Reasons for the Merger" and "Voting and Proxies -- Recommendation of SFC Board of Directors."

The Merger

Terms of the Merger

     The Merger will be effective at the time the Certificate of Merger is filed with the Secretary of State of the State of New York (the "Effective Time"). At the Effective Time, Atlantic Premium will merge with and into SFC and SFC will become a wholly-owned subsidiary of Atlantic Bank. In the Merger, for shareholders owning 20% or less of SFC outstanding Common Stock, each share of SFC common stock will be converted into the right to receive $3.50 in cash. For the two SFC shareholders owning more than 20%, Messrs. Alan J. Karp and David E. Fisher, each share of SFC common stock will be converted into the right to receive $2.97479 per share in cash and $0.52521 in notes. The amount of the notes is subject to reduction in certain events. Shares of SFC common stock owned by holders who have exercised appraisal rights under New York law will not be converted in the Merger. Each outstanding option or warrant to purchase SFC common stock will be converted into the right to purchase and receive cash equal to $3.50 per option or warrant minus the per share exercise price of such option or warrant and minus any applicable withholding taxes. See "Certain Provisions of the Merger Agreement Conversion of Shares and Options." The complete text of the Merger Agreement is attached to this proxy statement as Annex A. Each shareholder is urged to read the Merger Agreement in its entirety.

Effective Time of the Merger


     The Merger is expected to close and the Effective Time is expected to be on or about June 15, 1999, assuming all of the conditions to the Merger are met or waived prior to that date. See "Certain Provisions of the Merger Agreement Effective Time."


Exchange of SFC Stock Certificates


     Promptly after the Effective Time, American Stock Transfer & Trust Company, as SFC's disbursing agent, will deliver to each SFC shareholder of record a letter of transmittal with instructions regarding how to surrender SFC share certificates. YOU SHOULD NOT SURRENDER YOUR CERTIFICATES FOR SFC COMMON STOCK UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL FROM THE DISBURSING AGENT. Holders of options or warrants to purchase SFC stock will also receive instructions regarding how to surrender their options or warrants. See "Certain Provisions of the Merger Agreement -- Conversion of Shares, Options and Warrants."


No Solicitation by SFC


     Until the earlier of the Effective Time of the Merger or termination of the Merger Agreement pursuant to its terms, SFC has agreed not to, and SFC has agreed to instruct its directors, officers, employees, investment banker or any other agent, not to, directly or indirectly, solicit, initiate or encourage inquiries or proposals with respect to, furnish any information relating to, or participate in, continue or enter into any negotiations or discussions concerning, any business combination with or the purchase of all or a portion of the assets of, or any equity interest in SFC. Nothing, however, precludes SFC from entering into its negotiations and disclosing information with respect to a superior offer, as defined in the Merger Agreement, under certain conditions. SFC has also agreed to immediately notify Atlantic Bank if any person inquires or makes a proposal regarding any acquisition proposal and to as promptly as practicable notify Atlantic Bank of the significant terms and conditions of any such acquisition proposal. See "Certain Provisions of the Merger Agreement -- Covenants, Transactions and Conduct of SFC's Business Pending Merger" and " -- Termination."

Market Price Data


     SFC common stock is traded on the NASDAQ SmallCap Market under the symbol "SFUN." On January 27, 1999, the last day before the execution of the Merger Agreement, the closing price of SFC common stock as reported on the NASDAQ was $2.50 per share. On May 7, 1999, the closing price of SFC common stock as reported on the NASDAQ was $3 3/32. Following the merger, SFC common stock will no longer be traded. There can be no assurance as to the actual price of SFC common stock prior to, or at the Effective Time of the Merger, or in the event the Merger is not consummated. See "Market for SFC's Common Equity and Related Shareholder Matters."


Termination

     The Merger Agreement may be terminated under certain circumstances, including:

     -- by mutual written consent of SFC and Atlantic Bank authorized by their respective Boards of Directors;
     -- by any party not in breach if certain conditions contained in the Merger Agreement are not satisfied within the time contemplated by the Merger Agreement; or
     -- by either SFC or Atlantic Bank if the other party breaches certain representations, warranties or covenants contained in the Merger Agreement;
     -- by either SFC or Atlantic Bank if the Merger is not consummated by June 1, 1999 (with the right of either party to extend the date, under certain terms and conditions contained in the Merger Agreement, to July 1, 1999);
     -- by SFC if it receives a bona fide superior offer from a third party under certain terms and conditions contained in the Merger Agreement.

(See "Certain Provisions of the Merger Agreement - Termination")


Conditions to the Merger

     Various conditions must be satisfied or waived prior to the consummation of the Merger, including:
     -- the Merger Agreement must be approved and adopted by the holders of two-thirds of the SFC common stock;
     -- there shall be no injunction, court order, or other legal restraint trying to prevent the Merger; all applicable filings shall have been made and all applicable regulatory approvals shall have been obtained;
     -- no statutes, rules, regulations or orders shall have been enacted which make the completion of the Merger illegal; and
     -- each party shall have received the written opinions of counsel required by the Merger Agreement.

     In addition, SFC does not have to consummate the Merger unless the following conditions are met or waived:
     -- the representations and warranties of Atlantic Bank and Atlantic Premium in the Merger Agreement shall be accurate in all material respects as of the effective date of the Merger; and
     -- Atlantic Bank and Atlantic Premium shall have performed in all material respects the agreements and covenants contained in the Merger Agreement.

     Similarly, Atlantic Bank and Atlantic Premium do not have to consummate the Merger unless the following conditions are met or waived:
     -- the representations and warranties of SFC contained in the Merger Agreement shall be accurate in all material respects as of the effective date of the Merger;
     -- SFC shall have performed in all material respects the agreements and covenants required by the Merger Agreement;
     -- all material consents, waivers, approvals, authorizations or orders required to be received shall have been obtained;
     -- there shall have been no material adverse effect, as defined in the Merger Agreement, with respect to SFC;
     -- holders of not more than 7.5% of the outstanding SFC common stock have exercised dissenter's rights under Sections 623 and 910 of the New York Business Corporation Law;
     -- SFC shall have caused the committee administering its stock plan to adopt resolutions offering holders the right to receive $3.50 in cash on exercise of each option or warrant;
     -- SFC shall have entered into employment agreements with Alan J. Karp and David E. Fisher;
     -- SFC's net worth and contracts receivable shall be at least $7,000,000 and $40,000,000, respectively, as of the last day of the month immediately prior to the month in which the Merger is effective;
          and
     -- The holders of certain notes and other forms of debt shall have agreed to allow such notes and debt to be prepaid by SFC.

   See "Certain Provisions of the Merger Agreement Conditions to the Merger."

Interests of Certain Persons in the Merger

     In considering the recommendation of the SFC Board with respect to the Merger Agreement, holders of SFC common stock should be aware that certain members of the SFC Board and certain executive officers of SFC have certain interests in the Merger that are in addition to the interests of holders of SFC common stock generally. See "The Merger Interests of Certain Persons."

Appraisal Rights

     Holders of SFC common stock will be entitled to appraisal rights under the New York Business Corporation Law in connection with the Merger. A holder of SFC common stock who desires to pursue appraisal rights must (i) file a written objection to the Merger Agreement with SFC before the taking of the shareholders' vote on the Merger Agreement, (ii) refrain from voting in favor of the Merger Agreement, and (iii) make written demand from the surviving corporation for payment for the shareholder's shares, all in accordance with the New York Business Corporation Law. Such appraisal rights are conditioned upon not voting for the approval and adoption of the Merger Agreement. See "The Merger Appraisal Rights."

Fairness Opinion

     Ladenburg Thalmann & Co., Inc. has delivered to the SFC Board its written opinion, dated January 18, 1999, to the effect that, as of that date, the consideration to be received by the holders of SFC common stock in the Merger was fair from a financial point of view. The full text of the opinion of Ladenburg Thalmann & Co., Inc., which sets forth assumptions made and matters considered, is attached hereto as Annex B to this Proxy Statement, and is incorporated herein by reference. Holders of SFC common stock are urged to, and should, read such opinion in its entirety. See "The Merger Opinion of Ladenburg Thalmann & Co., Inc." and Annex B hereto.

Federal Income Tax Treatment

     A holder of SFC common stock generally will recognize gain or loss equal to the difference between (i) the merger consideration received pursuant to the Merger and (ii) the holder's adjusted tax basis in the SFC common stock. Any gain or loss recognized should generally be capital gain or loss.

     Each SFC shareholder is urged to consult such shareholder's own tax advisor as to the specific tax consequences of the Merger to such shareholder. See "The Merger Certain Federal Income Tax Consequences."

Regulatory Matters

     The obligations of the parties to consummate the merger are subject to certain regulatory approvals and consents, including consents under the New York State Banking Law and the Massachusetts Banking Law and the expiration or termination of the waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). See "The Merger - Regulatory Approvals."

Financing the Merger


     Financing the Merger will require approximately $10,150,000 to pay the merger consideration and to pay the fees and expenses in connection with the merger. These funds are expected to be provided by Atlantic Bank from internally available funds. See "The Merger Financing the Merger."

                               VOTING AND PROXIES

Date, Time and Place of SFC Meeting


     The SFC Meeting will be held at the Holiday Inn, 215 Sunnyside Boulevard, Plainview, New York 11803 on June 15, 1999 at 10:00 a.m. local time.


Purpose

     The purposes of the SFC Meeting are to approve and adopt the Merger and the Merger Agreement and to transact such other matters as may properly come before the SFC Meeting or any postponements or adjournments thereof.

Record Date and Outstanding Shares


     Only shareholders of record of SFC common stock at the close of business on May 7, 1999 (the "SFC Record Date") are entitled to notice of, and to vote at, the SFC Meeting. As of the SFC Record Date, there were 321 shareholders of record holding an aggregate of approximately 2,760,000 shares of SFC common stock.

     On or about May 14, 1999, a notice meeting the requirements of New York law is being mailed to all shareholders of record as of the SFC Record Date.


Vote Required

     Pursuant to the New York Business Corporation Law (the "NYBCL" or "NY Corporation Law") and the SFC Certificate of Incorporation, as amended, the affirmative vote of the holders of two-thirds of the SFC common stock outstanding as of the SFC Record Date is required to approve and adopt the Merger and the Merger Agreement. Each shareholder of record of SFC common stock on the SFC Record Date will be entitled to cast one vote per share on each matter to be acted upon at the SFC Meeting.

     The representation, in person or by proxy, of at least a majority of the outstanding shares of SFC common stock entitled to vote at the SFC Meeting is necessary to constitute a quorum for the transaction of business. The effect of an abstention and of a broker "non-vote" is the same as that of a vote "against" the proposal.

Atlantic Bank's Irrevocable Proxies

     In connection with the execution of the Merger Agreement, two officers and directors of SFC, Alan J. Karp and David E. Fisher, have entered into voting agreements and have granted irrevocable proxies to officers or agents of Atlantic Bank to vote their shares of SFC common stock (which aggregate 1,237,600 shares, and represent approximately 44.8% of the outstanding common stock of SFC) in favor of the approval and adoption of the Merger and the Merger Agreement. The voting agreements include no solicitation provisions substantially identical to the no solicitation provisions agreed to by SFC. The voting agreements terminate on the earlier of the conversion of the shares of common stock pursuant to the Merger Agreement or the termination of the Merger Agreement in accordance with its terms. For more detailed information on the voting agreement, reference is made to Annex A Merger Agreement and Voting Agreements.

Proxies

     Each of the persons named as proxies for the SFC Meeting is an officer of SFC. All shares of SFC common stock that are entitled to vote and are represented at the SFC Meeting either in person or by properly executed proxies received prior to or at the SFC Meeting and not duly and timely revoked will be voted at the SFC Meeting in accordance with the instructions indicated on such proxies. If no such instructions are indicated, such proxies will be voted for the approval and adoption of the Merger and the Merger Agreement.

     The SFC Board knows of no other matter to be presented at the SFC Meeting. If any other matter upon which a vote may properly be taken should be properly presented at the SFC Meeting, shares represented by all proxies received by SFC will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy.

     Execution of a proxy does not in any way affect a shareholder's right to attend the meeting and vote in person. Any proxy may be revoked by a shareholder at any time before it is exercised by delivering a written revocation or a later-dated proxy to the Secretary of SFC, or by attending the meeting and voting in person. Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Standard Funding Corp., 335 Crossways Park Drive, Woodbury, New York 11797, Attention: Secretary, or hand- delivered to the Secretary of SFC, in each case at or before the taking of the vote at the SFC Meeting.

Solicitation of Proxies; Expenses

     All costs of solicitation of proxies for the SFC Meeting will be borne by SFC. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and SFC will reimburse them for their reasonable out-of-pocket costs. In addition, proxies may also be solicited by certain directors, officers and employees of SFC personally or by mail, telephone or telegraph following the original solicitation. Such persons will not receive additional compensation for such solicitation.

Appraisal Rights

     Pursuant to the NY Corporation Law, and as described in greater detail in the Notice of the Meeting and below, holders of SFC common stock will be entitled to appraisal rights in connection with the Merger. A holder of SFC common stock who desires to pursue appraisal rights must (i) file a written objection to the Merger Agreement with SFC before the taking of the shareholders' vote on the Merger Agreement, (ii) refrain from voting in favor of the approval and adoption of the Merger or the Merger Agreement and (iii) make written demand from the surviving corporation for payment for the shareholder's shares, all in accordance with the NY Corporation Law. Such appraisal rights are not conditioned upon voting against the Merger Agreement. See "The Merger
 Appraisal Rights."

Recommendation of SFC Board of Directors

     The SFC Board has unanimously approved and adopted the Merger Agreement and the transactions contemplated thereby and has determined that the merger is fair to, and in the best interests of, SFC and its shareholders. After careful consideration, the SFC Board unanimously recommends a vote in favor of approval and adoption of the Merger and the Merger Agreement.

                                   THE MERGER

     The following discussion summarizes the proposed Merger and related transactions. The following is not, however, a complete statement of all provisions of the Merger Agreement and related agreements. Detailed terms of and conditions to the Merger and certain related transactions are contained in the Merger Agreement, a copy of which is attached to this Proxy Statement as Annex
A. Reference is also made to the other Annexes hereto. Statements made in this Proxy Statement with respect to the terms of the merger and such related transactions are qualified in their respective entireties by reference to the more detailed information set forth in the Merger Agreement and the other Annexes hereto. This section contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors.

Background of the Merger

     The terms of the Agreement are the result of arm's-length negotiations between representatives and legal advisors of Atlantic Bank and SFC. The following is a brief discussion of the background of those negotiations.

     As early as January 1998, as a result of a decline in stock prices and the need for additional financing, in order to maximize value for shareholders SFC began to consider certain strategic alternatives including possible business combinations with third parties.

     In March 1998, a meeting was held at SFC's offices in which Messrs. Alan J. Karp and David E. Fisher participated on behalf of SFC and Messrs. George Jarvis and Michael Goldrick participated for Atlantic Bank. At this meeting, Mr. Karp informed Messrs Jarvis and Goldrick that they were having discussions with several interested parties with respect to business combinations.

     On April 1, 1998, a meeting was held at SFC's offices in Woodbury, New York where the mutual advantages to the strategic combination were considered by the parties. Mr. Jarvis informed Messrs. Karp and Fisher that any potential acquisition would have to be approved by Atlantic Bank's board and its parent's board, National Bank of Greece, and that it would take sometime for a determination as to whether to go forward with discussions.

     On April 9, 1998, SFC received a letter from Atlantic Bank indicating that the bank was prepared to consider an all cash offer to acquire SFC at a price in the range of $4.00 to $4.50 per share. The letter indicated that it was strictly a non-binding indication of possible interest, and that any formal offer would follow a thorough due diligence review and the approval of both Atlantic Bank's board and its parent's board.


     On April 24, 1998, SFC engaged Ladenburg Thalmann & Co., Inc. ("Ladenburg Thalmann") as its financial advisor in connection with the possible sale of SFC. As a result of its engagement by SFC, Ladenburg, Thalmann, with SFC's assistance, prepared a confidential information memorandum, conducted research as to potential buyers, and had five confidentiality agreements signed by potential buyers, including Atlantic Bank.


     On June 23, 1998, SFC signed confidentiality agreements prepared by Atlantic Bank.

     On July 1, 1998, a meeting was held at Atlantic Bank in New York, at which Messrs. Peter Venetis, President, George Jarvis, Sr. Vice President, and Michael Goldrick, Vice President, attended on behalf of Atlantic Bank and Messrs. Alan Karp and David Fisher attended on behalf of SFC. Mr. Seth Lemler of Ladenburg, Thalmann was also present. The meeting involved a discussion of the philosophies and synergies between the two parties. At or about the same time, Atlantic Bank commenced its due diligence of SFC pursuant to a written due diligence request.

     On August 6, 1998, Mr. Lemler of Ladenburg Thalmann received a letter from Mr. Thomas Sipple, Executive Vice President and Chief Financial Officer of Atlantic Bank proposing an offer of $3.50 per share in cash and notes for all the outstanding common stock of SFC. The proposal was for non-management shareholders to receive all cash and management shareholders to receive one-half in cash and one-half in notes. The notes would be paid over three years and were to be based upon meeting certain performance standards to be agreed upon.

     From August 6, 1998 through September 21, 1998, the parties held various meetings in person and by telephone to further discuss a possible transaction between SFC and Atlantic Bank.

     On September 21, 1998, Mr. Lemler of Ladenburg Thalmann received a letter from Atlantic Bank indicating that it had met with its parent's Board of Directors and was proposing the following offer: a purchase price of no greater than $3.25 per share, of which non-management would receive all cash and management would receive 60% cash and 40% notes.

     On November 5, 1998, Atlantic Bank revised its prior offer by submitting a written term sheet to Messrs. Fisher and Karp providing, among other things, for a cash price of $3.50 per share and decreasing the principal amount of the notes to Messrs. Fisher and Karp from $750,000 to $650,000 in partial payment for their shares.

     On November 10, 1998, SFC and Atlantic Bank, through their legal counsel, Blau, Kramer, Wactlar & Lieberman, P. C. ("Blau Kramer") and Kramer Levin Naftalis & Frankel LLP ("Kramer Levin") began discussions relating to the specific terms and conditions of the proposed transaction.

     On November 20, 1998, a revised term sheet was received by Messrs. Karp and Fisher from Mr. Jarvis providing for a purchase price of $3.50 per share. The purchase price would be all cash to non-management and 81.5% in cash and 18.5% in notes to Messrs. Karp and Fisher.

     On December 1, 1998, Edward Kramer of Blau Kramer received a draft of the proposed Merger Agreement, including, among other things, proposed employment agreements and voting agreements to be executed by Messrs. Karp and Fisher.

     Over the next seven weeks, representatives of Blau, Kramer and Kramer Levin held several meetings by telephone or in person in which various terms of the Merger Agreement, the voting agreements, and the employment agreements of Messrs. Karp and Fisher were negotiated.

     Concurrently with the negotiations with Atlantic Bank, Mr. Karp and/or Seth Lemler were contacted by other third parties who expressed interest in a strategic alliance with or acquisition of SFC.

     On January 18, 1999, at a special meeting, the SFC board met to review the proposed Merger Agreement. Messrs. Karp and Fisher also reviewed with the SFC board their contacts with other third parties regarding a possible transaction. Following such discussions, the SFC board approved the terms of the proposed transaction with Atlantic Bank and approved and adopted the Merger Agreement. At that meeting, the SFC board also considered the fairness opinion of Ladenburg Thalmann.

     Between January 18, 1999 and January 29, 1999 representatives of Blau Kramer and Kramer, Levin held several meetings by telephone to further discuss and negotiate various terms and conditions to the Merger Agreement.

     On January 29, 1999, the Merger Agreement was executed and delivered by the parties and SFC and Atlantic Bank issued a joint press release announcing the execution of the Merger Agreement.

SFC's Reasons for the Merger

     The SFC Board has unanimously approved and adopted the Merger Agreement, has determined unanimously that the Merger is fair and advisable and in the best interests of SFC and its shareholders and recommends unanimously that holders of SFC common stock vote FOR approval and adoption of the Merger and the Merger Agreement.

     In reaching its decision to approve and adopt the Merger Agreement and to recommend that SFC's shareholders vote to approve and adopt the Merger and the Merger Agreement, the SFC Board considered a number of factors, including the following:

          (i) Information with respect to the financial condition, results of operations and business of SFC, and the influence of current industry, economic and market conditions;

          (ii) Strategic alternatives (including continuing the SFC business in its present configuration on a stand-alone basis without significant changes), none of which the SFC Board believed to be as favorable to the holders of the shares of SFC common stock as the Merger;

          (iii) The relationship of the value of the consideration offered to the recent trading prices of SFC common stock and that the offer represented a 37% premium over the closing price of SFC common stock on January 15, 1999 (the last full trading day prior to consideration of the Merger Agreement by the SFC Board);

          (iv) The terms and conditions of the Merger Agreement, including certain restrictions against SFC discussions with other potentially interested companies and the fact that either party could terminate the Merger Agreement if the merger is not consummated by June 1, 1999 (subject to extension under certain conditions to July 1, 1999); and

          (v) The opinion of Ladenburg, Thalmann & Co., Inc. as to the fairness of the Merger to SFC shareholders from a financial point of view.

     The SFC Board also considered certain potential risks relating to the Merger, including but not limited to the risk that the Merger would not be consummated, with resulting distraction in the interim to SFC's normal business operations. The SFC Board believed, however, that these risks were outweighed by the potential benefits to be realized from the Merger.

     Based on this analysis, the SFC Board unanimously determined that the Merger is fair to, and in the best interests of, SFC's shareholders. The foregoing discussion of the information and factors considered by the SFC Board is not intended to be exhaustive, and such information and factors were considered collectively by the SFC Board in connection with its review of the Merger Agreement and the transactions contemplated thereby. In view of the variety of factors considered in connection with its evaluation of the Merger, the SFC Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the SFC Board may have given different weights to different factors.

     The SFC Board recommends that SFC shareholders vote FOR the approval and adoption of the Merger and the Merger Agreement.

Opinion of Ladenburg Thalmann & Co., Inc.

  Ladenburg acted as financial advisor to SFC in connection with the Merger. As part of its services, Ladenburg rendered to the SFC Board an opinion dated January 18, 1999 (the "Ladenburg Opinion") as to the fairness, from a financial point of view, of the merger consideration to be paid to the SFC shareholders (other than any Large Holder, as defined below) by Atlantic Bank in the Merger. As is more fully described in the Merger Agreement, upon consummation of the Merger, each share of SFC's common stock, currently issued and outstanding, held by a person that holds, in aggregate, 20% or less of SFC's issued and outstanding common stock shall be converted into the right to receive $3.50 in cash. The Merger Agreement further provides that each share of SFC's common stock held by a person that holds, in aggregate, more than 20% of the issued and outstanding common stock ("Large Holders") shall be converted into the right to receive (i) $2.97479 in cash and (ii) Notes having an aggregate principal amount equal to $0.52521.

  On January 18, 1999, Ladenburg presented its opinion to the SFC Board that, as of such date, the consideration to be received by the SFC shareholders in connection with the Merger was fair, from a financial point of view, to the SFC shareholders other than the Large Holders. There is no agreement in the Merger Agreement or otherwise that the Ladenburg Opinion be updated to any date subsequent to January 18, 1999.

     The full text of the Ladenburg Opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached as Annex B to this Proxy Statement. Ladenburg has consented to the use of and reference to its opinion in this Proxy Statement. SFC shareholders are urged to read the Ladenburg Opinion carefully and in its entirety.

  The Ladenburg Opinion was prepared at the request of and for the information of the SFC Board of Directors. No limitations were imposed by SFC on the scope of the investigation or the procedures to be followed by Ladenburg in rendering the Ladenburg Opinion. In connection with its engagement, Ladenburg requested to and did approach and hold discussions with third parties to solicit indications of interest in a possible acquisition of SFC. The Ladenburg Opinion is directed only to the fairness of the merger consideration to be paid to SFC shareholders from a financial point of view and does not constitute a recommendation to any of the SFC shareholders as to how such shareholders should vote at the SFC meeting. The summary of the Ladenburg Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the Ladenburg Opinion. The Ladenburg Opinion does not address the relative merits of the Merger or any other transactions or business strategies discussed by the SFC Board as alternatives to the Merger or the decision of the SFC Board to proceed with, or the effects of, the Merger.

  In conducting its analysis, Ladenburg reviewed and considered such information as it deemed necessary or appropriate for the purposes of stating its opinion including, without limitation, the following: (i) the draft of the Merger Agreement and a draft of each of the employment agreements in each case in the form presented to SFC's Board; (ii) certain business and financial information relating to SFC, provided by SFC, including the financial condition and results of operations of SFC, the historical financial performance of SFC and certain projected financial information, provided by SFC; (iii) certain public filings made by SFC with the Securities and Exchange Commission; and (iv) certain publicly available market trading data and historical trading performance of SFC common stock. In addition, Ladenburg conducted such other analyses and examinations and reviewed and considered such other financial, economic and market data as it deemed appropriate in arriving at its opinion. Ladenburg also met with members of SFC's senior management to discuss, among other things, the historical and prospective industry environment, their respective financial condition and operating results, and the reasons for the transaction.

Overview of Analyses

  Ladenburg used both qualitative and quantitative analyses and valuation methods in connection with rendering the Ladenburg Opinion. The following paragraphs summarize the significant analyses performed by Ladenburg in rendering the Ladenburg Opinion, and when taken together, provide the basis for the Ladenburg Opinion.

Qualitative Considerations

  In addition to the quantitative analyses discussed below, Ladenburg considered a number of qualitative factors related to the Merger. Ladenburg did not apply valuation weightings to any of these qualitative factors. Among the positive qualitative factors relating to the Merger, Ladenburg noted: (i) due to the all cash merger consideration to be received by SFC shareholders, the merger provides SFC shareholders with liquidity and eliminates ongoing business risk; and (ii) SFC's stand-alone business projections show limited expected growth in revenues and operating earnings due to SFC's difficulty in accessing equity and subordinated capital on acceptable terms. Among the negative qualitative factors relating to the Merger, Ladenburg noted the all cash consideration does limit the ability of the SFC shareholders to participate in the potential share price appreciation and the potential growth of both SFC on a stand-alone basis and the post Merger company.

Quantitative Analyses

  In developing its opinion, Ladenburg calculated a range of values for SFC using four separate valuation approaches: (i) a Market Multiples Analysis based upon comparable publicly traded-companies, (ii) an Acquisition Multiples Analysis based upon acquisitions of comparable companies over the previous two years, (iii) a Discounted Cash Flow Analysis, and (iv) a Takeover Premium Analysis. Ladenburg also considered the historical trading price and volume of SFC's common stock in developing its opinion.

     Market Multiples Analysis: The Market Multiples Analysis determines an implied public market value by evaluating the public valuations of comparable companies competing in similar industries using available public information. In choosing comparable companies for SFC, Ladenburg examined four other companies in the specialty finance industry including Allstate Financial Corp., KBK Capital Corp., Medallion Financial Corp. and Pioneer Commercial Funding Corp. In addition, Ladenburg considered the following three companies in the consumer auto finance industry: Consumer Portfolio Services, Inc., First Investors Financial Services, Inc. and TFC Enterprises, Inc.

     The multiples used for the Market Multiples Analysis were derived by dividing the public valuations of comparable companies by certain measures of operating performance such as operating cash flow defined as pre tax income plus depreciation and amortization, pre tax income, net income, projected earnings per share ("EPS") as developed by certain research analysts and tangible book value. Each of the multiples were derived by dividing the market value of the common stock in the aggregate or per share, as appropriate, by each measure of operating performance.

     Ladenburg used these multiples to calculate a range of public market values for SFC to develop an implied market multiple valuation. For each valuation Ladenburg multiplied the entity's respective values by the appropriate median multiples to arrive at equity value. Based on this analysis, the range of implied per share equity value for SFC was $1.23 to $2.47.

     Acquisition Multiples Analysis: The Acquisition Multiples Analysis applies a similar methodology as the Market Multiples Analysis, but relies upon multiples derived from merger and acquisition transactions involving target companies similar to SFC. For purposes of this analysis, Ladenburg analyzed comparable mergers and acquisitions with a total aggregate consideration between $1.0 and $100.0 million in the specialty finance industry completed between January 1, 1997 and December 18, 1998.

     For all of the comparable merger and acquisition transactions, Ladenburg derived median multiples using various financial measures, including operating cash flow, defined as pre-tax income plus depreciation and amortization, pre-tax income, net income and tangible book value. For purposes of this analysis, total purchase price equaled the amount paid for the target's equity, and total enterprise value equaled the purchase price, plus the target's outstanding interest bearing indebtedness, less cash and cash equivalents purchased.

     Similar to the Market Multiple Analysis, Ladenburg calculated an acquisition multiple valuation for SFC by utilizing median acquisition multiples to develop a valuation range. For valuations based on operating cash flow, pre-tax income, net income and tangible book value, Ladenburg multiplied each of SFC's respective financial measures by each measure's median multiple to arrive at equity value. Based on this analysis, the range of implied per share equity values for SFC was $1.67 to $5.06.

     Discounted Cash Flow Analysis: The Discounted Cash Flow Analysis ("DCF Analysis") derives enterprise values based on the present value of a company's leveraged free cash flow over a five year period, plus the present value of a company's total enterprise value in five years (the "Terminal Value"). The leveraged free cash flows Ladenburg used for purposes of completing the DCF Analysis were derived from projections for SFC provided to Ladenburg by SFC management. For purposes of this analysis leveraged free cash flow equals net income plus depreciation, less capital expenditures, plus any decreases or minus any increases in working capital.

     Ladenburg developed the discount rate used to calculate the present value of SFC's future free cash flow and Terminal Value by estimating SFC's cost of equity ("COE"). To estimate SFC's COE, Ladenburg used the average annual stock market return since its inception.

     Ladenburg calculated the Terminal Value of SFC by applying a range of multiples based on the Acquisition Multiples Analysis to SFC's operating cash flow in the fifth year, the resulting value of which was then discounted to present value. By adding the present value of (i) SFC's leveraged free cash flows over the next five years and (ii) the Terminal Value, Ladenburg arrived at a total equity value for SFC. Based on this analysis, the range of implied per share equity values for SFC was $3.04 to $3.62.

     Takeover Premium Analysis: The Takeover Premium Analysis examines recent premiums paid in the acquisition of public companies. Premiums are defined, in percentage terms, as the excess (or shortfall) of the per share purchase price relative to the target's stock price prior to the announcement of the transaction. The percentage premiums were applied by Ladenburg to SFC's average stock price for the 30 days immediately preceding Ladenburg's presentation to the SFC Board concerning the proposed merger to derive a range of per share values for SFC. Based on this analysis, the range of implied per share equity values for SFC was $2.32 to $2.54.

Limitations of Analyses

     Although each of the analyses employed by Ladenburg in rendering the Ladenburg Opinion is summarized above, the above summary does not purport to be a complete description of Ladenburg's analyses and contains those aspects of Ladenburg's analyses deemed most relevant. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Furthermore, in arriving at its opinion, Ladenburg did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevancy of each analysis and factor. Accordingly, Ladenburg believes that its analyses must be considered as a whole and that considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Ladenburg Opinion.

     SFC was advised by Ladenburg that in rendering its opinion, Ladenburg assumed and relied upon the accuracy, completeness and fairness, without assuming any responsibility for the independent verification of, all financial and other information that was available to it from public sources, that was provided to it by SFC or their respective advisors, or that was otherwise reviewed by Ladenburg. With respect to financial forecasts, Ladenburg assumed that they have been reasonably prepared reflecting the best currently available estimates and judgments of the management of SFC as to the future financial performance of SFC. Ladenburg was not requested to and did not analyze or give any effect to the impact of any federal, state or local income taxes to SFC's shareholders arising out of this transaction. Ladenburg has not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of SFC. Ladenburg's opinion is necessarily based upon information available to it, and financial, stock market, economic and other conditions and circumstances existing and disclosed to it, as of the date of the Ladenburg opinion. Ladenburg expressed no opinion as to the relative merits of the Merger as compared to any alternative business strategies that might exist for SFC or the effect of any other transaction in which SFC might engage.

     The SFC Board selected Ladenburg as its financial advisor because Ladenburg is a prominent investment banking firm with experience in transactions similar to the Merger. Ladenburg, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate or other purposes. Ladenburg has been retained by the SFC Board to render financial advisory services to SFC in connection with the proposed Merger and will receive a fee for such services, a majority of which is contingent upon the consummation of the Merger. Ladenburg will also receive indemnification against certain liabilities for the services rendered pursuant to this engagement. In the ordinary course of business, Ladenburg actively trades securities for its own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in the equity securities of SFC.

Interests of Certain Persons

     In considering the recommendations of the SFC Board with respect to the Merger Agreement, SFC shareholders should be aware that certain members of the management of SFC and the SFC Board of Directors have interests in the Merger that are different from, or in addition to, the interests of the shareholders of SFC generally. The SFC Board was aware of these interests and considered them, among other matters, in approving and adopting the Merger Agreement.

Employment Agreements

     Messrs. Karp and Fisher entered into employment agreements with SFC in July 1994, which provide for their full-time employment in executive capacities, with successive one-year renewal terms unless terminated by either party upon ninety
(90) days written notice prior to the commencement of any renewal term. The annual base salaries for Messrs. Karp and Fisher under these agreements is $188,050 and $193,050, respectively. They also are entitled to receive an annual performance bonus at the discretion of the Board of Directors or the Chief Executive Officer and such other benefits as may be generally provided by SFC to its executive employees. The agreements further provide that in the event SFC terminates the agreement without cause, SFC is required to pay one year base salary as severance.

     Pursuant to the Merger Agreement, Messrs. Karp and Fisher will enter into three year employment agreements with SFC at the time of the Merger in their capacities of President and Executive Vice President, respectively, of SFC. The employment agreements provide for annual base salaries of $250,000, additional benefits generally available to executives, such as medical insurance and automobile allowances, and incentive payments ranging between $50,000 and $200,000 annually based upon specified levels of future performance of SFC. The agreements further provide for a prorated offset against the $325,000 note payable to each person in partial payment for his SFC shares in the event SFC fails to meet performance levels on which their incentives are based. For more detailed information concerning these employment agreements, shareholders are urged to read the entire agreements which are annexed to the Merger Agreement as exhibits A and B.

Indemnification Agreements with SFC Officers and Directors


     Pursuant to the articles of incorporation and by-laws of SFC, SFC is obligated to indemnify its current and former directors, officers and employees (the "SFC Indemnified Parties") to the fullest extent permitted under applicable law. SFC also maintains directors' and officers' liability insurance covering the SFC Indemnified Parties in their capacities as directors and officers of SFC. Upon consummation of the Merger, SFC will continue to be obligated to indemnify the SFC Indemnified Parties to an extent no less favorable than the SFC Indemnified Parties are currently indemnified by SFC for six years after the consummation of the Merger. In addition, for a period of four years after the consummation of the merger, Atlantic Bank will cause to be maintained officers' and directors' liability insurance covering the SFC Indemnified Parties provided that only $12,000 annually (150% of the current premium) shall be required to be expended). See "Certain Provisions of the Merger Agreement -- Indemnification" for a description of provisions of the Merger Agreement relating to the indemnification of current and former directors, officers and employees of SFC.

Prepayment of Existing Notes

     A portion of the commercial paper and subordinated debt (22.9% and 13.7%, respectively as at December 31, 1998) issued by SFC has been purchased by officers, directors and affiliates of SFC. Such commercial paper and subordinated debt has been issued at interest rates then prevailing in the commercial paper and subordinated debt markets and on terms customary in such markets. The maturity of such debt ranges from January 1,1999 to September 30, 2001. The maximum aggregate principal amount of commercial paper outstanding held by the officers, members of the Board of Directors and affiliates of SFC at any one time during 1996, 1997 and 1998 was $876,396, $804,957 and $784,761,
respectively. Interest expense incurred in connection with such commercial paper amounted to $60,848, $57,284 and $52,216 in 1996, 1997 and 1998, respectively.
The maximum aggregate principal amount of subordinated debt outstanding held by the officers, members of the Board of Directors and affiliates of SFC at any one time during 1996, 1997 and 1998 was $650,000, $650,000 and $693,000,
respectively. Interest expense incurred in connection with such subordinated debt amounted to $92,805, $91,500 and $96,338 in 1996, 1997 and 1998,
respectively. Pursuant to the terms of the Merger Agreement, all commercial paper and subordinated debt issued by SFC to officers, directors and affiliates of SFC will be prepaid in their entirety at the face amount thereof (plus accrued interest).

Appraisal Rights

     Section 910 of the NYBCL provides that any holder of SFC common stock as of the SFC Record Date who has not voted in favor of the Merger Agreement has the right, as an alternative to receiving the merger consideration set forth in the Merger Agreement, to receive payment of the judicially determined "fair value" of his or her shares as of the date prior to the SFC Meeting, as well as certain other rights and benefits ("Appraisal Rights"), subject to Section 623 of the NYBCL. The shareholders of record of SFC common stock which are eligible to, and do, exercise their Appraisal Rights with respect to the Merger are referred to herein as "SFC Dissenting Shareholders," and the shares of stock with respect to which they exercise Appraisal Rights are referred to herein as "Dissenting Shares." If a SFC shareholder has a beneficial interest in shares of SFC common stock that are held of record in the name of another person, and such shareholder desires to perfect whatever Appraisal Rights such beneficial shareholder may have, such beneficial shareholder must act promptly to cause the shareholder of record timely and properly to follow the steps summarized below.

     Pursuant to the NYBCL, a shareholder of SFC may dissent from the proposed corporate action to approve the Agreement and receive the right to an appraisal of such shareholder's shares. If the Merger is consummated, the SFC Dissenting Shareholders will be entitled, if they strictly comply with the provisions of the NYBCL, to have the fair value of their shares judicially determined and paid to them. The following discussion is not a complete statement of the NYBCL relating to Appraisal Rights, and is qualified in its entirety by reference to Sections 623 and 910 of the NYBCL, copies of which are attached to this Proxy

Statement as Annex C and incorporated herein by reference. This discussion and Sections 623 and 910 of the NY Corporation Law should be reviewed carefully by any shareholder who wishes to exercise statutory Appraisal Rights or wishes to preserve the right to do so, since failure to comply with the required procedures will result in the loss of such rights. A shareholder of SFC who votes for the adoption and approval of the Merger or the Merger Agreement will be deemed to have waived his or her rights to exercise Appraisal Rights with respect to all shares of SFC common stock held by such shareholder. Any holder who is considering dissenting should consult his or her legal advisor.

     1. A shareholder who wishes to assert his or her legal right to dissent must file a written objection to the Merger with SFC either prior to the meeting or at the meeting prior to the vote with respect to the approval of the Merger Agreement. The objection must include a notice of the shareholder's election to dissent with respect to all of his or her shares. A SFC Dissenting Shareholder may not vote for the Merger and retain Appraisal Rights.

     2. Within ten days of shareholder approval of the Merger, SFC must give each SFC Dissenting Shareholder written notice by registered mail of such approval.

     3. A notice of election to dissent may be withdrawn by a SFC Dissenting Shareholder at any time prior to his or her written acceptance of an offer made by SFC or the surviving corporation, as the case may be; but not later than sixty days after the Effective Time of the Merger.

     4. At the time of filing an objection or within one month thereafter, a SFC Dissenting Shareholder must submit the certificates representing the Dissenting Shares to the surviving corporation or its transfer agent. A SFC Dissenting Shareholder who fails to timely submit his or her share certificates may lose Appraisal Rights.

     5. No later than ninety days following the date of the approval of the Merger, the surviving corporation shall make a written offer by registered mail to each SFC Dissenting Shareholder to pay a specified price for Dissenting Shares. Such offer must be accompanied by an advance payment for not less than eighty percent of the value of the offer.

     6. If the SFC Dissenting Shareholder rejects SFC's offer of payment, SFC may, within twenty days of the expiration of any applicable time period, institute a special proceeding in the Supreme Court of the State of New York to determine the rights of SFC Dissenting Shareholders. If SFC does not initiate any such action, any SFC Dissenting Shareholder who has rejected SFC's offer may do so within the thirty days immediately following on behalf of himself and all other SFC Dissenting Shareholders who have rejected SFC's offer. The failure to initiate any such action within the period specified shall be deemed a waiver of all Appraisal Rights.

     7. Normally, the parties must bear their own costs and expenses in connection with a judicial determination of dissenters' rights.

Certain Federal Income Tax Consequences

     The following discussion summarizes the material federal income tax consequences of the Merger to shareholders holding in the aggregate 20% or less of SFC's issued and outstanding common stock. The discussion does not address the federal income tax consequences of the Merger to large shareholders. The discussion does not purport to consider all aspects of federal income taxation which may be relevant to a shareholder, and the tax treatment of a shareholder may vary according to the shareholder's situation. Certain shareholders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. In addition, the discussion does not consider the effect of any foreign, state or local tax laws. The discussion assumes that shareholders hold their common stock as "capital assets" (generally property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Finally, shareholders should be aware that the conclusions set forth in the following discussions could be affected by future legislation, case law, or administrative interpretations, which could be applicable to shareholders.

     The receipt of cash in exchange for common stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. A shareholder will generally recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash received and such shareholder's adjusted tax basis in such shareholder's common stock. Any gain or loss should generally be capital gain or loss.

     Any gain or loss will be a long-term capital gain or loss if the shareholder held the common stock for more than twelve (12) months at the Effective Time of the Merger. In the case of individuals, the maximum long-term capital gains tax rate is 20%. Any capital gain or loss will be short-term capital gain or loss if the shareholder held the common stock for twelve (12) months or less at the Effective Time of the Merger. In the case of individuals, short-term capital gains are taxed at rates up to 39.6%. In the case of corporate stockholders, capital gains and capital losses will be classified as long-term if the holding period exceeds one year.

     In the case of individuals, capital losses are allowed only to the extent of capital gains plus the lesser of (i) $3,000 ($1,500 in the case of a married individual filing a separate tax return) or (ii) the excess of capital losses over such capital gains. Generally, excess capital losses of individual tax payers may be carried forward indefinitely and used each year, subject to the limitation described in the preceding sentence until the loss is exhausted. In the case of corporate stockholders, capital losses are allowed only to the extent of capital gains. Generally, a corporation may carry its excess capital loss back three years or forward five years, subject to certain provisions of the Code.

     The receipt of the merger consideration may be subject, under certain circumstances, to "backup withholding" at a 31% rate. This withholding generally applies only if the shareholder (i) fails to furnish his or her social security or other taxpayer identification number ("TIN") within a reasonable time after the request therefor, (ii) furnishes an incorrect TIN, (iii) is notified by the Internal Revenue Service that he or she has failed to report properly interest or dividends, or (iv) fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is the correct number and that he or she is not subject to backup withholding. Amounts paid as backup withholding (but not any applicable penalties) are creditable against a shareholder's federal income tax liability.

     The foregoing discussion may not apply to shareholders who acquire their common stock pursuant to the exercise of employee stock options or other compensation arrangements with SFC, who hold their common stock as part of a straddle or other hedging transaction or who are otherwise subject to special tax treatment. EACH SHAREHOLDER IS URGED TO CONSULT HIS, HER OR ITS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL OR OTHER TAX LAWS.

Regulatory Approvals


     Transactions such as those contemplated by the Merger Agreement are reviewed under the HSR Act, by the Antitrust Division of the United States Department of Justice (the "DOJ") and the United States Federal Trade Commission

(the "FTC") and by applicable state antitrust authorities to determine whether they comply with applicable antitrust laws. Under the provisions of the HSR Act, the Merger may not be consummated until such time as the applicable waiting period requirements of the HSR Act have expired or been terminated. Each of Atlantic Bank and SFC has filed notification reports with the DOJ and the FTC under the HSR Act and the waiting period with respect to such filings expired on May 12, 1999. SFC also is required to obtain consents to the Merger under the New York State Banking Law and the Massachusetts Banking Law.


Financing the Merger


     Financing the Merger will require approximately $10,150,000 to pay the merger consideration and to pay the fees and expenses in connection with the merger. These funds are expected to be provided by Atlantic Bank from internally available funds.


                   CERTAIN PROVISIONS OF THE MERGER AGREEMENT

     The following is a summary of certain material provisions of the Merger Agreement. The following summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A to this Proxy Statement.

Effective Time


     The Merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of New York. The closing date will occur as soon as practicable (and in any event within two business days) following the approval of the Merger by SFC's shareholders, and the satisfaction or waiver of all other conditions to closing. Assuming all conditions to the Merger are met or waived prior thereto, it is anticipated that the closing date and effective time of the Merger will be on or about June 15, 1999.


Conversion of Shares, Options and Warrants

     At the Effective Time of the Merger, Atlantic Premium will merge with and into SFC and Atlantic Bank will own all of the capital stock of SFC. By virtue of the Merger and without any action on the part of the holders thereof, for shareholders owning 20% or less of SFC outstanding Common Stock each outstanding share of SFC common stock will be converted into the right to receive $3.50 in cash. For SFC shareholders owning more than 20% each share of SFC common stock will be converted into the right to receive $2.97479 per share in cash and $0.52521 in notes, which notes are subject to reduction in certain events. As of the date of the proxy statement only Messrs. Karp and Fisher owned more than 20% of SFC outstanding common stock. Shares of SFC common stock owned by holders who have exercised appraisal rights under New York law will not be converted in the Merger. Each outstanding option or warrant to purchase SFC common stock will be converted into the right to purchase and receive cash equal to $3.50 per option or warrant minus the per share exercise price of such option or warrant and minus any amounts required for Federal and State withholding taxes.


     At or before the Effective Time of the Merger, Atlantic Bank or Atlantic Premium shall make available to American Stock Transfer & Trust Company, as disbursing agent, sufficient funds to satisfy the obligations to holders of shares of SFC common stock. Promptly after the Effective Time, the disbursing agent shall mail to each record holder of shares of SFC common stock, a letter of transmittal and instructions for use in surrendering certificates representing shares of SFC common stock and receiving payment therefor.

Representations and Warranties

     The Merger Agreement contains various customary representations and warranties by SFC concerning (i) organization, good standing and corporate power, (ii) authorization of the Merger Agreement and related transactions,
(iii)  capitalization,  (iv) consents and approvals,  (v) financial  statements,
(vi) the absence of certain changes and events, (vii) no conflicts, (viii) governmental authorization and compliance with applicable laws, (ix) tax matters, (x) title to property, liens and encumbrances, (xi) material contracts,
(xii) litigation, (xiii) intellectual property, (xiv) relations with employees and employee benefit plans, (xv) finders' fees, (xvi) disclosure of agreements, events or occurrences which might have a material adverse effect, (xvii) the absence of material misstatements or omissions in this proxy statement, (xviii) interested party transactions, (xix) use of real property, (xx) accounts receivable, (xxi) compliance with environmental laws, and (xxii) insurance.

     The Merger Agreement contains various customary representations and warranties by Atlantic Bank and Atlantic Premium concerning: (i) organization, good standing and corporate power, (ii) authorization of the Agreement and related transactions, (iii)consents and approvals, (iv) capitalization, (v) no conflicts, (vi) litigation, (vii) finders, (viii) financial ability to perform, and (ix) the absence of material misstatements or omissions in this proxy statement concerning Atlantic Bank.

Covenants, Transactions and Conduct of SFC's Business Pending Merger

Conduct of SFC's Business

     Pursuant to the Merger Agreement, SFC has agreed that until the earlier of the termination of the Merger Agreement or the Effective Time of the Merger, unless Atlantic Bank otherwise agrees in writing: (i) SFC shall conduct its business only in the ordinary course of business consistent with past practice;
(ii) SFC shall use reasonable commercial efforts to preserve substantially intact the business organization of SFC, to keep available the services of the present officers, employees, agents and consultants of SFC and to preserve the present relationships of SFC with governmental agencies, insurance brokers, insurance companies, lenders, customers, suppliers and other persons with which SFC has significant regulatory or business relations. In addition, except as contemplated by the Merger Agreement, or otherwise agreed to in writing by Atlantic Bank, and continuing until the earlier of the termination of the Merger Agreement or the Effective Time of the Merger, SFC shall not directly or indirectly do, or propose to do, the following:

  (a)  amend or otherwise change SFC's certificate of incorporation or bylaws;

  (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in SFC or any of its affiliates (except for the issuance of shares of SFC common stock issuable upon the exercise of outstanding warrants or outstanding stock options under SFC's stock option plans.

  (c) sell, pledge, dispose of or encumber any assets of SFC (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets, and (iii) sales of immaterial assets not in excess of $10,000);

  (d) (i) declare, set aside, make or pay any dividend or other distribution in respect of any of its capital stock; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its securities, including, without limitation, shares of SFC common stock or any option, warrant or right, directly or indirectly, to acquire shares of SFC common stock;

  (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof;
(ii) incur any indebtedness for borrowed money, except for borrowings and reborrowing under SFC's existing credit facilities or issue any debt securities or assume, guarantee (other than guarantees of bank debt of SFC's subsidiaries under existing credit facilities entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except in the ordinary course of business consistent with past practice; (iii) authorize any capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of $50,000; or (iv) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this paragraph (e).

  (f) make any material change in the rate of compensation, commission, bonus or other remuneration payable, or pay or agree or promise to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to any director, officer, employee, salesman, broker or agent of SFC except in the ordinary course of business consistent with prior practice and pursuant to or in accordance with existing plans, or make any increase in or commitment to increase any employee benefits, adopt or make any commitment to adopt any additional employee benefit plan or make any contribution, other than regularly scheduled contributions, to any employee benefit plan;

  (g) take any action to change accounting practices, policies or procedures;

  (h) make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign tax liability or agree to an extension of a statute of limitations, except to the extent the amount of any such settlement has been reserved for in existing financial statements;

  (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) in excess of $10,000 per matter or $50,000 in the aggregate, other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected or reserved against in SFC's existing financial statements or incurred in the ordinary course of business and consistent with past practice; or

  (j) take, or agree in writing or otherwise to take, any of the actions described above or any action which would make any of the representations or warranties of SFC contained in the Merger Agreement untrue or incorrect in any material respect or prevent SFC from performing or cause SFC not to perform its covenants therein.

Covenants

     SFC has also entered into certain additional covenants and agreements, including, but not limited to, the following:

  (a) To cause a meeting of its shareholders to be duly held as soon as reasonably practicable for the purpose of voting on the approval and adoption of the Merger Agreement.

  (b) Until the termination of the Merger Agreement, SFC will not, and will not permit any officer, director, employee, investment banker or other agent to, directly or indirectly, (i) take any action to seek, initiate or solicit any offer from any person, entity or group to acquire any shares of capital stock of SFC, to merge or consolidate with SFC, or to otherwise acquire any significant portion of the assets of SFC (a "Third Party Acquisition Offer"), or (ii) engage in negotiations or discussions concerning a Third Party Acquisition Offer or the business or assets of SFC with, or disclose financial information relating to SFC to, or any confidential or proprietary trade or business information relating to the business of SFC to, or afford access to the properties, books or records of SFC to, any third party that may be considering a Third Party
Acquisition Offer; provided, however, that SFC may enter into any such negotiations or discussions, disclose any such information or afford any such access to any third party, if (A) the Board of SFC is advised by one or more of its financial advisors and concludes in good faith that the third party has the financial resources to consummate a Superior Acquisition, as defined in the Merger Agreement, and the Board of SFC determines in good faith that the third party is likely to submit a bona fide Third Party Acquisition Offer to consummate a Superior Acquisition; (B) SFC has provided Atlantic Bank, as soon as reasonably practicable and in any event prior to such discussions, negotiations, disclosure or access, notice of SFC's intent to enter into such discussions or negotiations to supply information and/or to provide access, the identity of such third party and, as soon as reasonably practicable after such terms are known by SFC, the terms of the Third Party Acquisition Offer; and (C) such third party has signed and delivered to SFC a confidentiality agreement substantially equivalent to the confidentiality agreement signed by Atlantic Bank.

  (c) To give Atlantic Bank and Atlantic Premium, and their respective counsel, financial advisors, auditors and other authorized representatives, full access to the offices, properties, employees, books and records of SFC and its subsidiaries and all reasonable times upon reasonable notice. Atlantic Bank has agreed to keep such information confidential in accordance with the terms of its confidentiality agreement with SFC.

  (d) To cause its existing employee plans to be amended, to the extent, if any, reasonably requested by Atlantic Bank, for the purpose of permitting the employee plans to continue to operate in conformity with ERISA and the Code subsequent to the merger; and

  (e) To cause the committee that administers SFC's equity incentive plan to adopt resolutions providing that each outstanding option shall be converted into the right to receive $3.50 per option minus the per share exercise price of such option.

Expenses

     All fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such expenses. However, while SFC is responsible for the payment of its own expenses, if the Merger is completed, Atlantic Premium and Atlantic Bank will indirectly bear all the expense of SFC incurred in connection with the Merger.

Conditions to The Merger

     The respective obligations of each party to the Merger Agreement to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions: (a) the Merger Agreement shall have been approved and adopted by the requisite vote under applicable law by the shareholders of SFC;
(b) all waiting periods applicable to the consummation of the merger under the HSR Act shall have expired or been terminated and all required consents shall have been obtained; (c) there shall not have been instituted, pending or threatened any suit, action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by or before any governmental authority, administrative agency or court of competent jurisdiction, domestic or foreign, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, or any other legal restraint (i) preventing or seeking to prevent consummation of the Merger, (ii) prohibiting or seeking to prohibit or limiting or seeking to limit Atlantic Bank from exercising all material rights and privileges pertaining to its ownership of SFC or the ownership or operation by Atlantic Bank or any of its subsidiaries of all or a material portion of the business or assets of Atlantic Bank or any of its subsidiaries, or (iii) compelling or seeking to compel Atlantic Bank or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Atlantic Bank or any of its subsidiaries (including SFC), as a result of the Merger or the transactions contemplated by the Merger Agreement; (d)No statute, rule, regulation or order shall have been enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal; (e) SFC shall have received the written opinions of Kramer Levin and James Maxwell, Esq. in satisfactory form and Atlantic Bank and Atlantic Premium have received the written opinion of Blau Kramer in satisfactory form.

     The obligations of Atlantic Bank and Atlantic Premium to effect the Merger are also subject to the following conditions:

  (a) The representations and warranties of SFC contained in the Merger Agreement that are qualified as to materiality shall be true and correct in all respects as if made on and as of the effective time of the Merger and each of the representations and warranties of SFC contained in the Merger Agreement that is not so qualified shall be true and correct in all material respects as if made on and as of the Effective Time of the Merger, except for (i) changes contemplated by the Merger Agreement and (ii) those representations and warranties which address matters only as of a particular date which shall be certified by the chief executive officer and chief financial officer of SFC; (b) SFC shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by it on or prior to the effective time, as certified by the chief executive officer and chief financial officer of SFC; (c) All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made by SFC for the authorization, execution and delivery of the Merger Agreement, the consummation by it of the transactions contemplated by the Merger Agreement and the continuation in full force and effect of any and all material rights, documents, agreements or instruments of SFC, including, without limitation, all such consents required from governmental agencies, shall have been obtained and made by SFC, except where failure to receive such consents, waivers, approvals, authorizations, or orders would not have a material adverse effect on SFC or Atlantic Bank; (d) There shall not have been, since December 31, 1998 (i) any damage, destruction or loss, whether covered by insurance or not, that has had, or will have, a Material Adverse Effect (as defined in the Merger Agreement); (ii) any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting an order, judgment or decree (except those in which Atlantic Bank or Atlantic Premium is a plaintiff directly or derivatively), which in the reasonable judgment of Atlantic Bank, would be reasonably likely, if issued, to have a Material Adverse Effect, or (iii) any other event or condition (financial or otherwise) of any character or any operations or results of operations or results of operations that has had, or is reasonably likely to have, a Material Adverse Effect; (e) The holders of not more than 7.5% of the issued and outstanding SFC common stock shall have taken such action prior to or at the time of the shareholders' vote as is necessary as of that time to entitle them to the statutory dissenters' rights under applicable New York law; (f) in accordance with its Equity Incentive Plan, SFC shall have caused the committee that administers the plan to adopt a resolution providing for the holders to receive $3.50 in cash upon the exercise of, and payment of the exercise price for, any option under such plan; (g) SFC shall have entered into the employment agreements with Alan J. Karp and David E. Fisher in the form annexed as exhibits to the Merger Agreement; (h) As of the last day of the month immediately prior to the month in which the Merger occurs, SFC's net worth, calculated in accordance with GAAP, shall be no less than $7,000,000; (i) As of the last day of the month immediately prior to the month in which Merger occurs, SFC's net contracts receivable, calculated in accordance with GAAP, shall be no less than $40,000,000; (j) The holders of all notes and other forms of indebtedness of SFC (other than certain commercial paper described in the Merger Agreement) shall have agreed to allow Atlantic Bank to prepay or to cause SFC to prepay such notes and other indebtedness.

  The obligation of SFC to effect the Merger is also subject to the following conditions:

  (a) The representations and warranties of Atlantic Bank and Atlantic Premium contained in the Merger Agreement that are qualified as to materiality shall be true and correct in all material respects as if made on and as of the effective time of the Merger and each of the representations and warranties of Atlantic Bank or Atlantic Premium contained in the Merger Agreement that is not so qualified shall be true and correct in all material respects as if made on and as of the Effective Time, except for (i) changes contemplated by the Merger Agreement and (ii) those representations and warranties which address matters only as of a particular date, which shall be certified by the chief executive officer and chief financial officer of Atlantic Bank; (b) Atlantic Bank and Atlantic Premium shall have performed or complied in all material respects with all agreements and covenants required by the Merger Agreement to be performed or complied with by them on or prior to the merger, and SFC shall have received a certificate dated as of the merger date to such effect signed by the president and chief financial officer of Atlantic Bank.

Termination

  The Merger Agreement may be terminated at any time prior to the Effective Date, notwithstanding approval by the shareholders of SFC: (a) by mutual written consent duly authorized by the Boards of Directors of Atlantic Bank and SFC; or
(b) by either Atlantic Bank or SFC if the Merger shall not have been consummated on or before June 1, 1999 (provided that the right to terminate the Merger Agreement shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of or resulted in the failure of the Merger to occur on before such date, and provided further that, in the event the Merger would have occurred on or before such date except that either (i) the condition as to prepayment of indebtedness has not been met by such date, or (ii) the representations as to year 2000 compliance shall not be true and correct in all material respects on such date, Atlantic Bank or SFC shall have the option to extend such date until July 1, 1999; or (c) by either Atlantic Bank or SFC if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission, including, without limitation, the New York State Banking Department, shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that this right to terminate shall not be available to any party who has not complied with its obligations under the Merger Agreement to use its best efforts to ensure that the Merger is consummated and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action; or (d) by either Atlantic Bank or SFC if the requisite vote of the shareholders of SFC shall not have been obtained by May 27, 1999, or if the shareholders of SFC shall not have approved and adopted the Merger and the Merger Agreement at SFC's shareholder's meeting; or (e) by Atlantic Bank or SFC if any representation or warranty of SFC, or Atlantic Bank and Atlantic Premium, respectively, set forth in the representations and warranties of the Merger Agreement for the respective parties, as the case may be, was untrue when made such that the conditions to the other party's obligations under the Merger Agreement would not be satisfied (a "Terminating Misrepresentation"); provided, however, that, if such Terminating Misrepresentation is curable prior to May 27, 1999 by SFC or Atlantic Premium, as the case may be, through the exercise of its commercially reasonable efforts, and for so long as SFC or Atlantic Bank, as the case may be, continues to exercise such commercially reasonable efforts, neither Atlantic Bank nor SFC, respectively, may so terminate the Merger Agreement; or (f) by Atlantic Bank if any representation or warranty of SFC shall have become untrue (a "Company Terminating Change"), or by SFC if any representation or warranty of Atlantic Bank and Atlantic Premium shall have become untrue (a "Parent Terminating Change" and together with a Company Terminating Change, a "Terminating Change"), in either case other than by reason of a Terminating Breach (as hereinafter defined) in either case, such that the conditions to the other party's obligations under the Merger Agreement would not be satisfied; provided, however, that if such Terminating Change is curable prior to May 27, 1999 by SFC or Atlantic Bank, as the case may be, through the exercise of its commercially reasonable efforts, and for so long as SFC or Atlantic Bank, as the case may be, continues to exercise such commercially reasonable efforts, neither Atlantic Bank nor SFC, respectively, may so terminate the Merger Agreement; or (g) by Atlantic Bank or SFC, as the case may be, upon the breach of any covenant or agreement on the part of the other party, set forth in the Merger Agreement, such that the conditions to the terminating party's obligations under the Merger Agreement, would not be satisfied (a "Terminating Breach"); provided, however, that, if such Terminating Breach is curable prior to May 27, 1999 by SFC or Atlantic Bank, as the case may be, through the exercise of its commercially reasonable efforts and for so long as SFC or Atlantic Bank, as the case may be, continues to exercise such commercially reasonable efforts, neither Atlantic Bank nor SFC, respectively, may so terminate the Merger Agreement; or (h) by SFC, if SFC receives a bona fide Third Party Acquisition Offer which constitutes a Superior Acquisition and which Third party Acquisition Offer the Board of Directors of SFC accepts, approves or recommends; or (i) by Atlantic Bank or Atlantic Premium, if the Board of Directors of SFC fails to call or hold a special meeting of shareholders or to conduct the vote to approve and adopt the Merger Agreement and the Merger at the special meeting or any adjournment thereof or if the Board of Directors of SFC fails to recommend the Merger to SFC's shareholders, withdraws or qualifies such recommendation or its approval and adoption of the Merger Agreement once given or takes any position or action that is inconsistent with such recommendation or accepts, recommends or approves a Third Party Acquisition Offer.

Termination Fees

     SFC shall pay Atlantic Bank a fee of $193,200 upon the termination of the Merger Agreement where such termination occurs for any of the following reasons:
(x) by Atlantic Bank pursuant to its termination rights described in clause (i) of the preceding paragraph; (y) by SFC upon acceptance, approval or recommendation of a Third Party Acquisition Offer as described in clause (h) of the preceding paragraph; or (z) by Atlantic Bank or SFC in the event the required vote of SFC's shareholders is not obtained by May 27, 1999 as described in clause (d) of the preceding paragraph.

     Upon termination of the Merger Agreement by either Atlantic Bank or SFC, the respective parties may seek any and all remedies or damages available to them under applicable law.

Indemnification

     All rights to indemnification and exculpation existing in favor of any present or former director, officer or employee of SFC as provided in SFC's certificate of incorporation or by-laws shall survive the Merger for a period of six years with respect to matters occurring at or prior to the Effective Date and no action taken during such six-year period shall be deemed to diminish these obligations. For a period of four years after the Effective Date, SFC also shall be required to maintain directors' and officers' liability insurance in an amount currently maintained by SFC with respect to claims arising from facts or events which occurred before the Effective Date; provided, however, that in no event shall be SFC be required to expend more than an amount per year equal to 150% of the current annual premium (which current annual premium for the policy year ending September 2001 was approximately $8,000 in the aggregate) paid by SFC for such existing insurance coverage.

     Section 722 of the NYBCL provides for the indemnification of directors, officers, employees and agents of a corporation and for persons who serve at its request as directors, officers, employees or agents of another entity, provided that such persons have acted in good faith for a purpose he or she reasonably believed to be in or not opposed to the best interests of the corporation, in addition, had no reasonable cause to believe his or her conduct was unlawful.

     SFC's   Certificate  of  Incorporation   and  Bylaws  include  a  provision
eliminating the personal liability of directors to the extent permitted under New York law.

                            BUSINESS OF ATLANTIC BANK

     Atlantic Bank of New York is a New York State-chartered commercial bank with total assets of over $1.4 billion. Established in 1926, Atlantic ranks among the top 25 banks serving the New York metropolitan area. A full-service commercial bank, Atlantic Bank provides a comprehensive range of financial services to businesses, real estate investors and consumers. It operates ten branch offices in Manhattan, Queens, Brooklyn and Long Island, as well as a branch office in Chicago. Atlantic Bank is a member of the global financial network of the National Bank of Greece, one of the largest banks in Europe, with assets in excess of $50 billion.

                                 BUSINESS OF SFC

General

     SFC, incorporated in New York in 1978, is a financial services company engaged in the business of financing the payment of insurance premiums. SFC offers financing of approximately 75% to 85% of an insurance premium to individual and commercial purchasers of property, casualty and liability insurance who wish to pay their insurance premiums on an installment basis. While many insurance carriers require advance payment of a full year's premium, SFC allows the insured to spread the cost of the insurance policy over time.

     SFC finances insurance premiums without assuming the risk of loss borne by insurance carriers. When the insured buys an insurance policy from an independent insurance agent or broker who offers financing through SFC, the insured generally pays a down payment of approximately 15% to 25% of the total premium and signs a premium finance agreement for the balance. Under the terms of SFC's standard form of financing contract, SFC is given the power to cancel the insurance policy if there is a default in the payment on the finance contract and to collect the unearned portion of the premium from the insurance carrier. The down payment is set at a level designed, in the event of cancellation of a policy, such that the return premium from the insurance carrier is sufficient to cover the loan balance plus interest and other charges due to SFC. To finance its insurance premium loans, SFC relies primarily on proceeds of short-term lines of credit, subordinated debt, the issuance of commercial paper and the sale of equity. SFC derives profit to the extent that interest earned and fees charged generate income exceeding the interest expense for borrowed funds and SFC's operating and selling expenses and provision for possible credit losses.

     SFC is licensed as an insurance premium finance company in 14 states and authorized to transact business in three additional states that only require a Certificate of Authority. SFC is in the process of obtaining a license as an insurance premium financing company in three other states. Management estimates that approximately 98% of SFC's outstanding receivables are commercial accounts and approximately 2% are personal lines. At December 31, 1998, SFC had approximately 18,200 active outstanding accounts.

     SFC's marketing strategy is based on establishing and maintaining relationships with insurance agents by offering a high degree of service. Senior management is directly involved in SFC's marketing efforts which currently focus on commercial accounts. SFC believes that these accounts provide higher returns at lower risk than other sectors of the marketplace. SFC has four marketing sales executives.

Industry Background

     Premium finance companies are licensed to finance property, casualty and liability insurance premiums for corporate and individual insured's that are unable to or do not wish to pay an entire insurance premium in one lump sum. The insured may be able to finance a premium with an affiliated company of the insurance carrier, if any, an independent premium finance company such as SFC, a bank or other lending institution. Customarily, insurance agents utilize the services of premium finance companies to assist in the sale of an insurance policy to their customers. Upon the execution of a finance agreement with the insured, the agent forwards the completed documents to a premium finance company. The premium finance company then pays the premium in full to the insurance carrier, agent, or broker. The premium finance company collects principal and interest from the insured (borrower) in the form of an installment payment. In the event the insured (borrower) defaults, SFC has the right to cancel the insurance policy by mailing a notice of cancellation to the insurance carrier. The insurance carrier is then required by state law to refund the gross unearned premium in full to the finance company for the benefit of the insured.

Insurance Premium Financing Services

     SFC offers financing to qualified purchasers of various types of insurance policies including coverage for property, casualty and liability insurance, of up to approximately 75% to 85% of the entire premium for such policies. SFC's standard form of premium finance agreement discloses to the insured, among other things: the price of the total premium; the amount of the cash down payment made; the amount financed; the amount of the finance charge; the amount which will be paid after the insured has made all payments as scheduled; the applicable annual percentage rate charged; the fact that a late charge is due in the event a payment is late; the insureds entitlement to a refund of part of the finance charge in the event of prepayment by the insured; the grant of a security interest in any and all unearned return premiums which may become payable under the policy; and the insured's appointment of SFC as the attorney-in-fact with authority to cancel the policy and to receive from the insurance carrier the unearned portion of the premium. SFC's agreements generally provide for monthly payments over a period of between seven to nine months on a one-year policy.

     Each insurance broker in SFC's referral network is provided with financing kits. When an insured seeks premium financing, the broker completes (and has the insured sign) SFC's form of premium finance agreement and collects a down payment of approximately 15% to 25% of the total premium. The broker also signs the contract to certify that the insurance policy has been issued and delivered and warrants to the correctness of the information in the premium finance agreement. The broker submits the original and one copy of the executed premium finance agreement to SFC, along with its check or the insured's certified check or money order for the down payment. Upon acceptance of the finance contract, SFC issues a check payable to the insurance carrier, agent, or broker for the total premium. SFC inputs all information into its computer system and sends a payment book to the insured with the first payment due approximately 30 days from the effective date of coverage. SFC gives notice to the carrier of its interest in the policy and informs the carrier that any return premium must be sent to SFC in the event of cancellation of the policy.

     Although the insured is primarily liable on the finance contract, SFC does not look solely to the insured's creditworthiness for payment. Rather, the insured assigns to SFC its interest in any unearned premium in the financed insurance policy as security for the loan and grants to SFC the power to cancel the insurance policy and collect the unearned premium if there is a default in payment on the finance contract. Thus, the unearned premiums held by the insurance company provide a collateral source of payment on a delinquent finance contract.

     SFC endeavors to increase revenues by using its resources to finance as many premiums as is practicable. From the inception of SFC's operations through December 31, 1998, SFC has financed the premiums on more than 176,000 insurance policies. SFC currently does business with more than 700 insurance brokers, more than 500 insurance companies and had, during the year ended December 31, 1998, average amounts originally financed of approximately $4,497 per finance contract.

     In order to minimize losses, SFC will not finance premiums unless the insurance policy provides for the return of unearned premiums upon cancellation. SFC generally requires policyholders to make loan payments sufficient to insure that at all times the unearned premium available for refund will pay the loan balance plus interest and other charges. Advance payment of approximately 15% to

25% of the premium generally ensures such a margin. Any monies paid for insurance coverage for periods after the cancellation date of a policy constitute "unearned premiums" and must, under applicable state statutes, be refunded to the insured. SFC's form of premium finance agreement provides that all such refunds be remitted by the insurance carrier to SFC on behalf of the insured. Before it forwards the refund to the insured (or to the broker on behalf of the insured where state regulations require), SFC deducts all interest earned, service and late charges due. In SFC's experience, the time periods between the cancellation date and receipt of the refund of unearned premiums has averaged between 60 and 120 days. There can be no assurances, however, that SFC will be able to collect, or will not experience increasing delays in collecting, such refunds in the future.

     Upon receipt of the gross return premium from the insurance carrier, and the crediting of this return to the insured's account, debit balances might still be reflected in certain instances. The causes of such a situation include improper disclosure of information to insurance agents on the insured's application for insurance or clerical errors by SFC personnel. SFC uses its in-house collection department in an attempt to collect such balances. If in-house efforts are unsuccessful, the use of external collection attorneys is initiated. Certain transactions are written with recourse against the producing agent, broker or agency and/or offsetting reserves to a few selected insurance producers.

     SFC charges against income a general provision for possible credit losses on finance receivables in such amounts as management deems appropriate. Case-by-case direct write-offs, net of recoveries on finance receivables, are charged to SFC's allowance for possible losses. The amount of such allowance is reviewed periodically in light of economic conditions, the status of the outstanding finance receivables and other factors. The following table sets forth information concerning SFC's allowance for possible credit losses on finance receivables and its loss experience for the years ended December 31, 1998 and 1997.

                                                      Year Ended December 31,
                                                      -----------------------
                                                          1998      1997
                                                          -----     -----
                                                       (Dollars in Thousands)

Allowance for credit losses at beginning of period        $ 310     $ 300
Provision for credit losses during period                   353       572
Charge offs during period                                  (474)     (607)
Amounts recovered during period                             121        45
                                                          -----     -----
Allowance for credit losses at end of period              $ 310     $ 310
                                                          =====     =====
Percentage of allowance for credit losses to
  finance receivables outstanding at end of period         .65%      .72%
Percentage of net credit losses to finance
  receivables liquidated during period                     .32%      .60%

     SFC bears the credit risk of collections from insurance carriers. Upon a carrier becoming insolvent and unable to pay claims to an insured or refund unearned premiums upon cancellation of a policy to a finance company, each state provides a state guaranty fund that will pay such refund, less a per claim deductible in certain states. SFC seeks to diversify its financing activities among a wide range of brokers and insurance carriers.

Sales and Marketing

     SFC generates business through referrals from independent insurance agents and brokers, and through its own sales efforts. Such brokers are associated with various insurance companies. Insurance brokers may refer financing business to an insurance premium financing company because such companies can assist them in servicing their clients, particularly where the insurance carrier does not offer an installment payment option. Since SFC has no contracts with any brokers to continue to refer business to SFC, there can be no assurance that brokers presently directing financing business to SFC will continue to do so, or that SFC will be able to locate and establish relationships with additional brokers.

     SFC believes that it offers more flexibility with regard to late payments and policy cancellations than affiliated companies of insurance carriers, banks and other lending institutions, which generally subject a policy to automatic cancellation on a designated date if a premium payment is late. It is SFC's general policy to notify the broker immediately when any payment is past due, thereby allowing the broker to arrange with the insured for payment and to prevent cancellation of the policy. Under certain circumstances the grace period can be extended, thereby avoiding cancellation of the policy and the loss of part of the broker's commission which may result from such cancellation. No assurances can be given that the affiliated companies of the insurance carriers, banks and other lending institutions will not add greater flexibility to their insurance financing business practices and, in the event this should occur, there may be a material adverse effect on SFC's business operations.

Regulation

     State statutes regulate SFC's operations, and regulations promulgated thereunder, which provide for the licensing, administration and supervision of premium finance companies. Such statutes and regulations impose significant restrictions on the operation of SFC's business.

     SFC is licensed as an insurance premium company in the States of New York, New Jersey, Connecticut, Pennsylvania, Massachusetts, Maine, Delaware, Virginia , Vermont, Illinois, New Hampshire, Maryland and in the District of Columbia. SFC must renew its license to operate as a premium finance company each year in every state except New Jersey which requires renewal every two years. SFC is also subject to periodic examinations and investigations by state regulators.

     State statutes and regulations impose minimum capital requirements, govern the form and content of financing agreements and limit the interest and service charges SFC may impose. The Commonwealth of Pennsylvania requires a minimum net worth of $50,000. The State of New York requires that equity capital be equal to at least 10% of outstanding loans and, in any event, not less than $1,500.

     State statutes also prescribe notice periods prior to the cancellation of policies for non-payment, limit delinquency and collection charges and govern the procedure for cancellation of policies and collection of unearned premiums.

     Changes in the regulation of SFC's activities, such as increased rate regulation, could have an adverse effect on SFC's operations. The statutes do not provide for automatic adjustments in the rates a premium finance company may charge. Consequently, during periods of high prevailing interest rates on institutional indebtedness and fixed statutory ceilings on rates SFC may charge its insured's, SFC's ability to operate profitably could be adversely affected.

     Changes in the regulation of SFC's activities, such as increased rate regulation, could have an adverse effect on SFC's operations. The statutes do not provide for automatic adjustments in the rates a premium finance company may charge. Consequently, during periods of high prevailing interest rates on institutional indebtedness and fixed statutory ceilings on rates SFC may charge its insured's, SFC's ability to operate profitably could be adversely affected.

Competition

     SFC encounters intense competition from numerous other firms, including companies affiliated with insurance carriers, independent insurance brokers who offer premium finance services, banks and other lending institutions. Some of SFC's competitors are larger and have greater financial and other resources and are better known to consumers than SFC. In addition, there are few, if any, barriers to entry in the event other firms, particularly insurance carriers and their affiliates, seek to compete in this market.

     The market for premium finance companies is two-tiered. The first tier is that of national companies that are owned by insurance companies, banks, and commercial finance companies. In this group are five companies that on a combined basis finance over $9 billion per annum of premium finance agreements. Management believes that one of these companies financed over $5 billion in insurance premiums in 1998 and is a major competitor of SFC. The second tier is comprised of smaller local companies and is highly fragmented. SFC believes that it offers better service and more flexibility with regard to late payments and policy cancellations than affiliates of insurance carriers, banks and other lending institutions. SFC competes with these entities by emphasizing a high level of knowledge of the insurance industry, flexibility in structuring financing transactions and the timely purchase of qualifying contracts. SFC believes that its commitment to account service also distinguishes it from its competitors. It is SFC's general policy to notify the insurance agent when an insured is in default and to assist in collection, if requested by the agent. To the extent that affiliates of insurance carriers, banks, and other lending institutions add greater service and flexibility to their financing practices in the future, SFC's operations could be adversely affected. There can be no assurance that SFC will be able to continue to compete successfully in its markets.

Personnel

     As of February 15, 1999, SFC's staff consisted of 33 employees (of whom 31 are full-time employees and two part-time employees), including four executive officers, four sales and marketing representatives and 25 clerical and administrative employees.

Properties

     SFC's offices are located at 335 Crossways Park Drive, Woodbury, New York 11797. SFC leases (from a non-affiliated person) approximately 5,676 square feet of office space at a cost of $8,967 per month under a five-year lease expiring on the 31st day of May 2001.

Legal Proceedings

     SFC is not a party to any material pending legal proceedings.

                       SELECTED HISTORICAL FINANCIAL DATA

     The following selected financial data should be read in conjunction with SFC's Financial Statements and the Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Proxy Statement. The information for the years ended December 31, 1994, 1995, 1996, 1997 and 1998 is derived from the audited financial statements of SFC.

                                                                Year Ended December 31,
                                             ------------------------------------------------------------
     `                                       1994          1995         1996          1997           1998
                                             ----          ----         ----          ----           ----
STATEMENT OF
OPERATIONS DATA:
Net Interest Income
Finance Charge Income                      $3,573,678    $4,830,812   $5,670,276    $6,327,115     $7,110,534
Interest & Other Expenses on
    Borrowing                               1,067,577     1,445,375    1,927,372     2,530,859      2,908,066
   Net Interest Income                      2,506,101     3,385,437    3,742,904     3,796,256      4,202,468

Other Expenses
Operating Expenses                          1,366,949     1,638,429    1,709,674     1,809,713      2,275,797
Selling Expenses                              374,616       464,172      564,956       720,143        803,508
Provision for Possible Credit Losses          161,902       304,740      583,398       572,297        352,835
   Total Other Expenses                     1,903,467     2,407,341    2,858,028     3,102,153      3,432,140
Total Income from Operations                  602,634       778,096      884,876       694,103        770,328
Other Expenses                                275,250             0            0             0              0
Income Before Provision for
   Income Taxes                               327,384       778,096      884,876       694,103        770,328
Provision for Income Taxes                    125,078       349,000      339,800       309,900        354,542
Net Income                                   $202,306      $429,096     $545,076      $384,203        415,786
Per Share Data:
(1)   Net Income (basic+diluted)                $0.10         $0.16        $0.20         $0.14          $0.15
(2)   Weighted Ave. Shares
        Outstanding                         2,118,082     2,760,000    2,760,000     2,760,000      2,760,000
BALANCE SHEET DATA:
Installment Loans Receivable
    (Net)                                 $18,652,120   $23,308,397  $31,828,236   $41,843,567    $46,505,191
Total Assets                               19,119,099    24,801,045   32,634,602    42,938,730     47,634,718
Total Senior Debt                           9,567,815    13,251,225   19,853,668    28,928,398     33,308,424
Total Subordinated Debt                     2,640,000     4,765,000    4,913,000     5,003,000      5,053,000
Shareholders Equity                         5,754,531     6,183,627    6,728,703     7,112,906      7,528,692

OTHER FINANCIAL DATA:
(1)   Gross Number of Contracts
       Booked                                  24,837        26,075       24,897        24,389         25,650
(2)   Average Dollar Amount per
       Contact                                 $2,000         2,480        3,420         4,236          4,497
(3)   Total Installment Loans
       Financed                           $49,632,065   $64,685,837  $84,900,735  $103,320,694   $115,347,014
(4)   Average Installment Loans
       Receivable (net)                   $16,186,000   $20,980,000  $27,578,000   $40,270,000    $47,021,000
(5)   Net Interest Income (Spread)         $2,506,000    $3,185,000   $3,743,000    $3,796,000     $4,202,000
(6)   Percentage of Spread to Average
       Loans Receivable                          15.5%         15.2%        13.6%          9.4%           8.9%
(7)   Percentage of allowance for possible
       credit losses to finance receivables
       outstanding at end of period              0.78%         0.86%        0.91%         0.72%          0.65%
(8)   Percentage of net credit losses to
       finance receivables liquidated
       during period                             0.32%         0.41%        0.62%         0.60%          0.32%


                           FORWARD-LOOKING STATEMENTS

     This proxy statement contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 which involve risks and uncertainties. All statements other than statements of historical fact contained herein are forward looking statements. When used herein, words such as "anticipate," "expect," "believe," and "estimate" as they relate to SFC and its management, identify forward-looking statements. Such forward-looking statements reflect the current views, and are based upon the current beliefs, of SFC's management. Actual results could differ materially from those contained in the forward looking statements as a result of certain factors, including but not limited to, the volume of insurance premiums financed by SFC, changes in legal or regulatory requirements, competitive factors and pricing pressures and general economic conditions.


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS




Results of Operations

     SFC derives profits to the extent that finance rates and fees charged generate income exceeding SFC's cost of funds, operating and selling expenses and provision for possible credit losses. SFC borrows funds from various financial institutions in the wholesale market and from other sources and lends such funds on a secured basis to individual and commercial purchasers of property and casualty insurance. The cost of borrowed funds (interest expense) constitutes by far the largest expense of SFC and to a large degree is beyond the control of SFC. The difference between finance charge income and SFC's cost of funds is sometimes referred to as net interest income or "spread." SFC's "spread" is affected by changes in market interest rates, competitive conditions and other factors. Presently, SFC's revolving credit agreement is on a variable rate basis and all of its commercial paper and subordinated debt is on a fixed rate basis. See "Liquidity and Capital Resources." While SFC's installment loans receivable are all on a fixed rate basis, the rapid rate of turnover of SFC's total loan portfolio, 3.1 times in both 1998 and 1997, and the short term to maturity of its outstanding installment loans, with an average maturity of approximately four months at December 31, 1998, help to reduce SFC's exposure to interest rate fluctuations.

     The following table sets forth the spread that SFC has maintained for the last two fiscal years, based upon average monthly receivable balances:

                                                       Year Ended December 31,
                                                       -----------------------
                                                          1998        1997
                                                          ----        ----
                                                       (Dollars in Thousands)

Average Installment Loans Receivable - net              $47,021     $40,270
Net Interest Income (Spread)                              4,202       3,796
% of Spread to Average Loans Receivable                     8.9         9.4

     SFC is licensed as an insurance premium finance company in 14 states. However, the majority of SFC's business is conducted in five states located in the northeastern section of the United States.

     The following table sets forth certain income statement items as a percentage of total finance charge income:

                                                         Year Ended December 31,
                                                         -----------------------
                                                             1998      1997
                                                             ----      ----
NET INTEREST INCOME:
   Finance charge income and other                           100.0%   100.0%
   Less: Interest and other expenses on borrowings            40.9     40.0
                                                             -----    -----
      Interest income before provision for credit losses      59.1     60.0
      Less: Provision for credit losses                        5.0      9.0
                                                             -----    -----

           Net interest income                                54.1     51.0
                                                             -----    -----
OTHER EXPENSES:
      Operating expenses                                      32.0     28.6
      Selling expenses                                        11.3     11.4
                                                             -----    -----
           Total                                              43.3     40.0
                                                             -----    -----
INCOME BEFORE PROVISION FOR INCOME TAXES                      10.8     11.0
PROVISION FOR INCOME TAXES                                     5.0      4.9
                                                             -----    -----

NET INCOME                                                     5.8%     6.1%
                                                             =====    =====

     Finance charge income increased by 12.38% to $7,110,534 in the year ended December 31, 1998 from $6,327,115 for the year ended December 31, 1997 primarily because of an increase in total installment loans financed. Total installment loans financed increased 11.6% to $115,347,014 from $103,320,694 and the number of contracts representing these loans increased 5.2% to 25,650 from 24,389. SFC's average receivables for the year ended December 31, 1998 increased 16.8% to $47,020,588 from $40,269,644 for the year ended December 31, 1997. Interest expense for the year ended December 31, 1998 increased 14.9% to $2,908,066 from $2,530,859 for the year ended December 31, 1997, an increase of $377,207. This increase in interest expense is due primarily to the increased borrowing due to the increase in average receivables. Operating and selling expenses increased by 21.7% to $3,079,305 in the year ended December 31, 1998 from $2,529,856 in the year ended December 31, 1997. This increase was primarily attributable to increases in salaries, commission, and certain other administrative expenses. Due to the $783,419 increase in finance charge income, compared to only a $377,207 increase in interest expense, there was a 10% increase in the "spread" to $4,202,468 for the year ended December 31, 1998 from $3,796,256 for the year ended December 31, 1997.

     In 1998, SFC had gross write-offs of $473,957, of which $427,036 represented assigned risk automobile policies and $46,921 represented Commercial policies. Management feels that with the curtailment of financing assigned risk business in 1998, we have reduced the likelihood of large assigned risk write-offs for the future. Management believes that's its reserves are sufficient to cover losses inherent in the current portfolio.

     The provision for credit losses decreased by 38.3% to $352,835 for the year ended December 31, 1998 from $572,297 for the year ended December 31, 1997. Past due amounts represent policies that SFC has canceled and is waiting to receive return premiums, and include policies where the insurance carrier has credited the return premium to the broker or agent who originated the policy and who subsequently is required to forward such amount to SFC.

Effective Income Tax Rate

     The effective tax rate for fiscal 1998 was 46.0% compared to 44.6% for fiscal 1997. The tax rate in both years was higher than the federal statutory tax rate primarily as a result of the inclusion of state income taxes and certain nondeductible expenses for income tax purposes.

Liquidity and Capital Resources

     SFC's operations are dependent upon the continued availability of funds on satisfactory terms and rates. SFC uses such funds principally to finance the origination of installment loans under premium finance agreements. SFC obtains required funds from a variety of sources, including internal generation of funds, unsecured borrowings under lines of credit, direct issuance of commercial paper, placement of subordinated debt and the sale of common equity.

     As SFC increases the size of its business, it originates more installment loans receivable than it collects, resulting in a larger outstanding balance of installment loans receivable. For the years ended December 31, 1998 and 1997, SFC originated installment loans receivable of $115,347,014 and $103,320,694 respectively, compared to installment loans collected for each period of $110,332,555 and $93,509,063 respectively. The result was an increase in net outstanding installment loan receivables to $46,505,191 from $41,843,567 respectively, at December 31, 1998 and 1997.

     The growth in SFC's loan portfolio has been the single largest factor influencing SFC's cash flow from operations. The determining factor influencing the growth in the loan portfolio has been the extent to which SFC has been able to leverage its capital into subordinated debt and then into short-term senior debt. For years ended December 31, 1998 and 1997, net cash provided by operating activities was $642,846 and $1,594,716 respectively, which amounts were comprised primarily of net earnings, loss provisions, depreciation and amortization and other changes in assets and liabilities. For the years ended December 31, 1998 and 1997, net cash provided by financing activities was $4,430,026 and $8,388,734 respectively, comprised primarily of proceeds from bank notes and repayment of bank notes, proceeds from sales and repayments of commercial paper, net proceeds of subordinated debt and the sale of accounts receivable participation program.

     SFC has no present plans related to significant capital expenditures but does intend to add marketing locations in order to increase its volume of new business. SFC does not expect that such additional marketing locations will require any significant capital expenditures. SFC is not aware of any pending legislation that would have a material effect on its capital requirements or business prospects.

     SFC is subject to minimum capital requirements imposed by certain of the states in which it is licensed. In addition, SFC is prohibited from declaring or paying any dividends on its capital stock (other than dividends payable solely in shares of Common Stock) pursuant to one of SFC's subordinated debt arrangements which matures on December 27, 2000.

     The sources of funds (other than internal generation of funds) that are presently available or have been utilized by SFC are described below. Management believes that the sources of funds presently available to SFC are adequate for the conduct of its business at its present level for the next twelve months. To the extent that SFC in the future expands its business and increases its total installment receivables outstanding beyond its present levels of funding, which may not be available or, if available, may not be on terms acceptable to SFC.

     Lines of Credit. At December 31, 1998, SFC had a revolving credit agreement with a consortium of banks aggregating $45,000,000, under which $29,900,000 was outstanding. Amounts outstanding under this agreement bear interest at prime or 1.15% over LIBOR. SFC pays commitment fees to the consortium in connection with this agreement. The borrowing is unsecured and there are no compensating balance agreements. This revolving credit agreement expires January 2001, although there can be no assurance that these lines will not be revoked, suspended or reduced at any time. None of the banks in the consortium is contractually obliged to renew any such line. During the years ended December 31, 1998 and 1997, the maximum aggregate amount outstanding under these lines at any time was $32,100,000 and $26,500,000, respectively.

     Commercial Paper. SFC directly issues its own commercial paper with maturities of up to 270 days, which is unsecured and is unrated by commercial paper rating agencies. Commercial paper outstanding at December 31, 1998 bore interest at fixed annual rates ranging from 5.5% to 6.7%. During the years ended December 31, 1998 and 1997, the maximum outstanding commercial paper at any month end was $3,626,650 and $2,481,337, respectively. Such commercial paper is generally sold to officers of SFC and their affiliates and to non-affiliated investors. SFC has obtained no commitments from any purchaser of its commercial paper regarding additional or future purchases. It is SFC's policy to maintain unused short-term bank lines of credit in an amount in excess of the amount of commercial paper outstanding. The interest rate on SFC's commercial paper has been and will continue to be determined by reference to prevailing interest rates in the commercial paper market. SFC does not anticipate any change in the level of financing provided by affiliates of SFC or any changes in the costs of financing provided by such affiliates. There can be no assurance, however, that such levels of financing will be maintained in the future.

     Subordinated Debt. SFC has obtained unsecured senior subordinated debt in the amount of $4,150,000 and unsecured junior subordinated debt of $903,000 from outside investors. The notes bear interest at fixed rates from 10.00 to 14.25% and are due from June 27, 1999 to December 31, 2003. The notes restrict SFC's ability, among other things, to merge, pay dividends and permit its business to be heavily concentrated with a single broker or agency. Several of the underlying agreements also contain various covenants requiring SFC to meet certain financial ratios and other restrictions on acquisitions and investments. SFC may, at its option, prepay the loans in whole or in part. However, with respect to several of the notes, SFC must reimburse the investors for any loss of margin on reemployment of the funds so repaid. SFC does not currently anticipate prepaying or otherwise refinancing its existing senior subordinated debt prior to its maturity. In addition, SFC has obtained unsecured junior subordinated debt from various investors. The interest rates are fixed and vary in term. The following table indicates amounts, rates and maturity dates as at December 31, 1998.

                Rate          Due Date                   Amount
                ----          --------                   ------
               14.25%         06/30/2001             $  810,000
               14.00%         11/01/2000                500,000
               14.00%         06/27/1999                400,000
               14.00%         12/27/1999                400,000
               14.00%         06/27/2000                400,000
               14.00%         12/27/2000              1,000,000
               12.50%         03/31/2001                510,000
               12.00%         02/16/2001                 50,000
               11.25%         09/30/2001                 43,000
               10.95%         12/31/2003                850,000
               10.00%         03/31/2002                 90,000
                                                     ----------
                                                     $5,053,000
                                                     ==========

     Subordinated debt is generally sold to officers and directors of SFC and their affiliates and to non-affiliated investors. SFC has obtained no commitments from any holder of its subordinated debt regarding additional or future purchases.

     Other Sources. In addition to the sources of funds described above, SFC has transferred to banks participating interests in certain receivables under a financing arrangement. The interest in these receivables have been transferred on a pari passu basis without any recourse to SFC. As of December 31, 1998 there was a zero balance with these institutions.

     SFC continually engages in discussions with both current and prospective lenders regarding obtaining increases in, extensions of or additions to, both its short-term lines of credit, its subordinated borrowings and its participation program. SFC is currently engaged in such discussions with several lenders, but can give no assurance as to whether or when such discussions will be favorably consummated.

New Accounting Pronouncements

     Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income", and Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" have no effect on the financial statements of SFC. SFC's management also believes that Statement of Financial Accounting Standards No. 133, "Accounting For Derivative Instruments and Hedging Activities" will have no material effect on the financial statements of SFC at December 31, 1998.

Year 2000 Matters

     The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of SFC's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions invoices, or engage in similar normal business activities.

     In 1997, SFC initiated a conversion from its then existing accounting software to programs that are year 2000 compliant. Management has determined that the year 2000 issue will not pose significant operational problems for its computer systems. SFC will utilize both internal and external resources to reprogram, or replace, and test all of its operating software for Year 2000 modifications. SFC has retained a consulting firm to assist it in the conversion of its operating systems. SFC anticipates completing the Year 2000 project during the second quarter of 1999, which is prior to any anticipated impact on its operating systems. The total cost of the Year 2000 project is estimated at $25,000, of which $9,000 has been spent to date and is being funded through operating cash flows. The total project cost is attributable to the re-engineering of current software and such costs will be expensed as incurred.

     The costs of the project and the date on which SFC believes it will complete the Year 2000 modifications are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources, third party modification plans and other factors. However, there can be no guarantee that these estimates will be achieved, and actual results could differ materially from those anticipated. Specific factors that might cause such material delays or difficulties in implementing the project include, but are not limited to, the availability and cost of personnel trained in this area, the ability to locate and correct all relevant computer codes, and similar uncertainties.

     In the merger agreement with Atlantic Bank, SFC has ensured that any software products or services owned, provided or otherwise developed by SFC, or used in the conduct of its business as presently conducted and as it is expected to be conducted after the date of the merger agreement, will, on the effective date of the merger, provide, among other things, the following functionality:
(i) accurate processing of date-related information before, during and after January 1, 2000, including accepting the date input, providing the date output, and performing calculations on dates or portions of dates; (ii) accurate functioning without interruption before, during and after January 1, 2000, without any change in operation associated with the advent of the new century;
(iii) ability to respond to two-digit input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and (iv) the ability to store and provide output date information in ways that are unambiguous as to the century.

     SFC has initiated formal communications with all of its significant vendors and large customers to determine the extent to which SFC's interface systems are vulnerable to those third parties' failure to remediate their own Year 2000 issues. There can be no guarantee that the systems of other companies on which SFC's systems rely will be timely converted or that the failure to make such a conversion will not have an adverse effect on SFC's systems.

     However, there can be no guarantee that other companies upon which SFC relies will be able to timely address their Year 2000 compliance issues, the effects of which may have an adverse impact on SFC's results of operations. At this stage of the process, SFC believes that it is difficult to specifically identify the cause of the most reasonable worst case Year 2000 scenario.

     A worst case Year 2000 scenario would be the failure of key vendors to have corrected their own Year 2000 issues which could cause disruption of SFC's operations and have a material adverse effect on SFC's financial condition. The impact of such disruption cannot be estimated at this time. In the event SFC believes that any of its key vendors are unlikely to be able to resolve their Year 2000 issues, it will seek alternative sources.

Inflation

     The moderate rate of U.S. inflation during the past two years has not significantly affected SFC.


         MARKET FOR SFC'S COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

     SFC's common stock has been listed on the Nasdaq SmallCap Market under the symbol "SFUN" and has traded publicly since August 9, 1994. The table below sets forth, for the calendar periods indicated, the high and low bid prices per share of common stock, as reported on the Nasdaq SmallCap Market. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

                                                      High                Low
                                                      ----                ----
     1996
     First Quarter                                  $6-1/16              $4-3/4
     Second Quarter                                       5              4-7/16
     Third Quarter                                   4-7/16               3-3/4
     Fourth Quarter                                   4-3/4               3-3/4

     1997
     First Quarter                                        5                   4
     Second Quarter                                   4-3/4               4-1/4
     Third Quarter                                    4-1/2               4-1/4
     Fourth Quarter                                   3-1/8               2-3/8

     1998
     First Quarter                                    2-7/8               2-3/8
     Second Quarter                                   2-7/8               2-3/8
     Third Quarter                                    2-3/4               1-3/8
     Fourth Quarter                                   1-7/8               1-1/8


     1999
     First Quarter                                    3-3/16              1-3/4
     Second Quarter (through May 7, 1999)             3-1/8               2-7/8




     There were approximately 321 shareholders of record of SFC's common stock as of May 7, 1999. SFC has not declared or paid any dividends on its common stock since its inception. It is the present intention of SFC to retain any future earnings to provide funds for the operation and expansion of its business. The prohibited from declaring or paying any dividends on its capital stock (other than dividends payable solely in shares of its common stock) pursuant to one of SFC's subordinated debt arrangements which matures on December 27, 2000.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK


     The following table sets forth as of April 30, 1999, information with respect to (i) each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), known by SFC to be the beneficial owner of more than 5% of SFC's common stock, its only class of voting securities, (ii) the ownership of common stock by each current director, (iii) the ownership of common stock by each executive officer and (iv) the ownership of common stock by all current directors and executive officers of SFC as a group. Except as otherwise provided in the footnotes to the table, the beneficial owners have sole voting and investment powers as to all securities.



Name and Address of           Amount and Nature of             Percentage
Beneficial Owner              Beneficial Ownership (1)         of Class (1)
-------------------           ------------------------         ------------

Alan J. Karp (2)                    623,800 (3)                  22.6% (3)

David E. Fisher (2)                 623,800 (3)                   22.6%(3)

Cambridge Management Corporation    170,000                        6.2%
c/o Bernard G. Palitz
215 E. 68th Street, Apt 8-L
New York, NY 10021

James Faust (2)                       5,000 (3)                      *

Joyce S. Karp (2)                     7,000 (3)                      *

Richard Belz                         13,500 (3)(4)                   *
c/o Redstone Securities, Inc.
101 Fairchild Avenue
Plainview, New York 11803

All Directors and executive
officers as a group (5 persons)   1,264,600                       46.1%
--------------------

*Less than 1 percent.

(1) Except as described in the footnotes below, all of the above shareholders were both the beneficial owners and shareholders of record of the shares listed as of May 7, 1999.
(2) The address for Messrs. Karp, Fisher and Faust and Mrs. Karp is c/o Standard Funding Corp., 335 Crossways Park Drive, Woodbury, New York 11797.
(3) Includes currently exercisable options to purchase 5,000 shares of Common Stock at $4.375 per share under SFC's Equity Incentive Plan.
(4)  Represents shares owned by Kathleen Belz, Richard Belz's wife.



                              AVAILABLE INFORMATION


     SFC is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and at Seven World Trade Center (13th Floor), New York, New York 10048. Copies of such material may be obtained by mail from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval system. This Web site can be accessed at http://www.sec.gov.

                              INDEPENDENT AUDITORS

     Deloitte & Touche LLP serves as SFC's independent auditors. A representative of Deloitte & Touche LLP is expected to be present at the Special Meeting, will have the opportunity to make a statement if he desires to do so, and is expected to be available to respond to appropriate questions by shareholders.

                                  OTHER MATTERS

     The Board of Directors does not intend to bring any other matters before the Special Meeting and as of the date hereof does not know of any other matters that may be brought before the Special Meeting. If any other matters should properly come before the Special Meeting, the persons named in the enclosed proxy as proxy appointees will have discretionary authority to vote the shares of common stock thereby represented in accordance with their best judgment.

                          By Order of the Board of Directors,

                                Thomas Catterson
                                    Secretary

                             STANDARD FUNDING CORP.

                          INDEX TO FINANCIAL STATEMENTS

                                                                        Page
                                                                        ----

Independent Auditors' Report                                             F-2

Balance Sheet at December 31, 1998                                       F-3

Statements of Income for the years ended December 31, 1998 and 1997      F-4

Statements of Shareholders' Equity for the years ended December 31, 1998
and 1997                                                                 F-5

Statements of Cash Flows for the years ended December 31, 1998 and 1997  F-6

Notes to Financial Statements                                            F-7

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Shareholders of Standard Funding Corp.
Woodbury, New York

      We have audited the accompanying balance sheet of Standard Funding Corp. (the "Company") as of December 31, 1998 and the related statements of income, shareholders' equity and cash flows for each of the two years in the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, such financial statements present fairly, in all material respects the financial position of Standard Funding Corp. at December 31, 1998 and the results of its operations and its cash flows for each of the two years in the period then ended in conformity with generally accepted accounting principles.

/s/ DELOITTE & TOUCHE LLP

Jericho, New York
March 5, 1999

                             STANDARD FUNDING CORP.

                                  BALANCE SHEET

                                                                              December 31,
                                                                                  1998
                                                                              ------------
ASSETS
Cash                                                                          $    223,031
                                                                              ------------
Installment loans receivable under premium finance agreements                   47,887,880
Less:  Unearned interest                                                        (1,072,689)
       Allowance for credit losses                                                (310,000)
                                                                              ------------
Installment loans receivable under premium finance agreements - net (Note 2)    46,505,191
Due from officers (Note 3)                                                         146,049
Property and equipment - net (Note 4)                                              228,102
Other assets                                                                       532,345
                                                                              ------------
       Total                                                                  $ 47,634,718
                                                                              ============

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Notes payable to financial institutions (Note 5)                              $ 29,900,000
Commercial paper issued (Note 5)                                                 3,408,424
Amounts due to insurance companies                                               1,166,526
Accrued expenses and other                                                         311,000
Deferred income taxes (Note 7)                                                     267,076
                                                                              ------------
       Total, exclusive of subordinated debt                                    35,053,026
Subordinated debt (Note 6)                                                       5,053,000
                                                                              ------------
       Total Liabilities                                                        40,106,026
                                                                              ============

COMMITMENTS AND CONTINGENCIES (Notes 9 and 10)

SHAREHOLDERS' EQUITY (Note 8):
Preferred Stock, par value $.001 per share;
   1,000,000 authorized, none issued                                                    --
Common Stock, par value $.001 per share; 4,000,000 authorized,
   2,760,000 shares issued and outstanding                                           2,760
Additional paid-in capital                                                       3,991,501
Retained earnings                                                                3,534,431
                                                                              ------------
       Total Shareholders' Equity                                                7,528,692
                                                                              ------------
       Total                                                                  $ 47,634,718
                                                                              ============

                       See notes to financial statements.

                             STANDARD FUNDING CORP.

                              STATEMENTS OF INCOME

                                                                          Year Ended December 31,
                                                                             1998         1997
                                                                             ----         ----
NET INTEREST INCOME:
    Finance charge income and other                                       $7,110,534   $6,327,115
    Less: Interest and other expenses on borrowings (Notes 2, 5, and 6)    2,908,066    2,530,859
                                                                          ----------   ----------
    Interest income before provision for credit losses                     4,202,468    3,796,256
    Provision for credit losses (Note 2)                                     352,835      572,297
                                                                          ----------   ----------
          Net Interest Income                                              3,849,633    3,223,959
                                                                          ----------   ----------
OTHER EXPENSES:
    Operating expenses (Note 10)                                           2,275,797    1,809,713
    Selling expenses                                                         803,508      720,143
                                                                          ----------   ----------
          Total                                                            3,079,305    2,529,856
                                                                          ----------   ----------

INCOME BEFORE PROVISION FOR INCOME TAXES                                     770,328      694,103

PROVISION FOR INCOME TAXES (Note 7)                                          354,542      309,900
                                                                          ----------   ----------

NET INCOME                                                                $  415,786   $  384,203
                                                                          ==========   ==========

NET INCOME PER SHARE :
     BASIC AND DILUTED                                                    $     0.15   $     0.14
                                                                          ==========   ==========

WEIGHTED AVERAGE NUMBER OF SHARES
     OUTSTANDING (Note 1)                                                  2,760,000    2,760,000
                                                                          ==========   ==========

                         See notes to financial statements.

                             STANDARD FUNDING CORP.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                 For the Years Ended December 31, 1998 and 1997

                            Preferred Stock       Common Stock     Additional
                            ---------------  --------------------    Paid in      Retained
                             Shares  Amount    Shares      Amount    Capital      Earnings
                             ------  ------    ------      ------    -------      --------

Balance, January 1, 1997        --      --    2,760,000   $ 2,760   $3,991,501   $2,734,442

Net Income                      --      --           --        --           --      384,203
                             -----   -----   ----------   -------   ----------   ----------

Balance, December 31, 1997      --      --    2,760,000     2,760    3,991,501    3,118,645

Net Income                      --      --           --        --           --      415,786
                             -----   -----   ----------   -------   ----------   ----------

Balance, December 31, 1998      --      --    2,760,000   $ 2,760   $3,991,501   $3,534,431
                             =====   =====   ==========   =======   ==========   ==========

                         See notes to financial statements.

                             STANDARD FUNDING CORP.

                            STATEMENTS OF CASH FLOWS

                                                               Year Ended December 31,
                                                           -------------------------------
                                                                1998             1997
                                                                ----             ----
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income                                                 $     415,786    $     384,203
Adjustments to reconcile net income to net
   cash provided by operating activities:
   Provision for possible credit losses                          352,835          572,297
   Deferred income taxes                                          75,049          (95,701)
   Depreciation and amortization                                 173,426          112,631
   Changes in assets and liabilities:
     Due from officers and other assets                         (149,377)        (229,610)
     Accrued expenses and other amounts
       due to insurance companies                               (224,873)       1,070,877
     Funds due-accounts receivable participation program              --         (219,981)
                                                           -------------    -------------
Net cash provided by operating activities                        642,846        1,594,716
                                                           -------------    -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Installment loans receivable originated                     (115,347,014)    (103,320,694)
Collections of installment loans receivable                  110,332,555       93,509,063
Purchase of equipment                                            (38,396)        (101,368)
                                                           -------------    -------------

Net cash used in investing activities                         (5,052,855)      (9,912,999)
                                                           -------------    -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from accounts receivable participation program               --        4,153,656
Payment of accounts receivable participation program                  --       (4,929,652)
Proceeds from bank notes--net                                  3,400,000        8,900,000
Proceeds of commercial paper issued--net                         980,026          174,730
Proceeds of subordinated debt                                     50,000           90,000
                                                           -------------    -------------

Net cash provided by financing activities                      4,430,026        8,388,734
                                                           -------------    -------------
INCREASE IN CASH                                                  20,017           70,451

CASH AT BEGINNING OF YEAR                                        203,014          132,563
                                                           -------------    -------------

CASH AT END OF YEAR                                        $     223,031    $     203,014
                                                           =============    =============

SUPPLEMENTAL DISCLOSURES OF
CASH FLOWS INFORMATION:
Income taxes paid                                          $     225,416    $     414,921
                                                           =============    =============
Interest paid                                              $   2,818,778    $   2,349,788
                                                           =============    =============

                      See notes to financial statements.

                             STANDARD FUNDING CORP.

                          NOTES TO FINANCIAL STATEMENTS

                 For the years ended December 31, 1998 and 1997

1.    SIGNIFICANT ACCOUNTING POLICIES

      a. Business - Standard Funding Corp. (the "Company") is a financial service Company engaged in the business of financing the payment of insurance premiums. The Company finances substantially all forms of property, casualty and liability insurance premiums on policies, which are written through independent insurance agents, and brokers.

      b. Revenue Recognition - Unearned interest on installment loans receivable under premium finance agreements is recognized as income using a method which approximates the results which would be obtained using the interest method.

            The Company has entered into agreements to transfer, on a non-recourse basis, interests in its installment loans receivable under premium finance agreements to financial institutions. The differential of stated interest to be recorded over the course of the finance period and interest to be paid to the financial institution is recognized as interest expense over the course of the outstanding transfer.

            Loan processing costs incurred are deferred and amortized on the straight-line method, which approximates the interest method, over the term of the related installment loans receivable under premium finance agreements. Cancellation fees and late charges are recognized as income when received.

      c. Allowance for Credit Losses - The balance in the allowance for credit losses are based on management's assessment of risk in the installment loan portfolio. The Company writes off receivables upon determination that no further collections are probable based upon historical activity and an understanding of collectability by type of finance receivable.

      d. Property and Equipment - Property and equipment is stated at cost. Depreciation is provided on the straight-line basis over such assets' estimated useful lives ranging from three to five years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining term of the lease.

      e. Revenue and Credit Concentration - The Company receives substantially all of its revenues from financing arrangements made within New York, New Jersey, Connecticut, Pennsylvania, and Massachusetts. These five states account for in excess of 95% of all revenues. Accordingly, as of December 31, 1998, substantially all of the Company's installment loans outstanding were from this geographic region.

      f. Income Taxes - The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the Company's financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial accounting and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

      g. Stock-based Compensation - The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with APB No. 25, "Accounting for Stock Issued to Employees" ("APB 25").

                             STANDARD FUNDING CORP.

      h. Fair Value of Financial Instruments - The following methods and assumptions were used to estimate the fair value of each class of financial instruments:

            1. Cash and Notes Payable to Financial Institutions - The carrying amount approximates fair value because of the short maturity of these instruments.

            2. Installment Loans Receivable Under Premium Finance Agreements, Due From Officers, Commercial Paper, and Subordinated Debt - The Company estimates the fair value of financial instruments based upon interest rates available to the Company and by comparison to quoted market prices. At December 31, 1998, the fair value of the Company's financial instruments approximated the carrying value.

      i. Pervasiveness of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

      j. Impairment of Long-Lived Assets - In accordance with Statement of Financial Accounting Standards No. 121, "Accounting For the Impairment of Long-Lived Assets and For Long-Lived Assets To Be Disposed Of" ("SFAS No. 121"), the Company reviews its long-lived assets, including property and equipment, and other assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. To determine recoverability of its long-lived assets, the Company evaluates the probability that future undiscounted net cash flows, without interest charges, will be less than the carrying amount of the assets. Impairment is measured at fair value. SFAS No. 121 had no effect on the Company's financial statements.

      k. Earnings Per Share - The Company adopted Financial Accounting Standards No. 128 "Earnings per Share" ("SFAS No. 128") which requires dual presentation of basic and diluted earnings per share on the face of the income statement.

            Basic earnings per share are based on the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share are based on the weighted average number of shares of common stock and common stock equivalents (options and warrants) outstanding during the period, computed in accordance with the treasury stock method. The effect of common stock equivalents was antidilutive for 1998 and 1997, and accordingly, such common stock equivalents were excluded from the weighted average number of common shares for 1998 and 1997. There where 100,000 warrants and 58,525 stock options outstanding at December 31, 1998 and 1997.

      l. New Accounting Pronouncements - Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" and Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" have no effect on the financial statements of the Company. The Company's management believes that Statement of Financial Accounting Standards No. 133, "Accounting For Derivative Instruments and Hedging Activities" will have no material effect on the financial statements of the Company at December 31, 1998.

      m. Other Assets - The Company has capitalized costs associated with issuance of subordinated debt and costs associated with securing a line of credit with a constitution of banks. These deferred financing costs are carried at cost less accumulated amortization and are included in other assets. Amortization is provided on a straight-line method over the life of the respective debt agreements.

2.    INSTALLMENT LOANS RECEIVABLE UNDER PREMIUM FINANCE AGREEMENTS

      Substantially all installment loans receivable under premium finance agreements are repayable in less than one year. In the event of default by a borrower, the Company is entitled to cancel the underlining insurance policy financed and receive a refund for the unused term of such policy from the insurance carrier.

      In October 1996, the Company entered into an agreement with a financial institution to transfer, on a non-recourse basis, a fifty percent interest in certain designated installment loans receivable, not to exceed $1,000,000 at any one point. This agreement was extended to a limit of $2,000,000 in April 1997. The Company entered into similar financing agreements with two additional financial institutions. The aggregate borrowing limit for these agreements was $4,000,000 during 1997. Under terms of these agreements, the Company remitted the financial institution's share in monthly installment loans receivable collections. Interest was payable monthly based upon the average outstanding balance under this agreement at LIBOR (at the time of purchase) plus 200 or 225 basis points as stipulated in these agreements. Installment loans receivable transferred under this agreement were zero for the year ended December 31, 1998.

      During 1997, the Company adopted the provisions of Statement of Financial Accounting Standards No. 125, "Accounting For Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" ("SFAS No. 125"). Installment loans receivable under this agreement were classified as securitized loans payable. As of December 31, 1998 the Company had no outstanding borrowings under these agreements. One of these agreements with aggregate maximum borrowings of $2,000,000 expired on October 1998. The agreements with the other financial institutions do not stipulate a termination date.

      A summary of activity in the allowance for possible credit losses is as follows:

                                                        December 31,
                                                   ----------------------
                                                      1998         1997
                                                      ----         ----
      Balance, beginning of period                 $ 310,000    $ 300,000
      Provision                                      352,835      572,297
      Charge-offs--net of recoveries of $121,122
          and $44,504, respectively                 (352,835)    (562,297)
                                                   ---------    ---------
      Balance, end of period                       $ 310,000    $ 310,000
                                                   =========    =========

3.    DUE FROM OFFICERS

      Amounts due from officers bear interest at the prime lending rate (7.75% at December 31, 1998) and have no specified maturity dates.

4.    PROPERTY AND EQUIPMENT

      Property and equipment - consisted of the following:

                                                              December 31, 1998
                                                              -----------------

      Equipment including computer hardware and software          $ 521,150
      Office furniture and fixtures                                 159,503
      Leasehold improvements                                         43,281
                                                                  ---------
                                                                    723,934
      Less accumulated depreciation and amortization               (495,832)
                                                                  ---------
      Property and equipment                                      $ 228,102
                                                                  =========

5.    NOTES PAYABLE AND COMMERCIAL PAPER ISSUED

      a. Notes Payable to Financial Institutions - At December 31, 1998, the Company had a revolving credit agreement with a consortium of banks which aggregated $45,000,000. Borrowings under the agreement bear interest at prime or the LIBOR rate (5.06% at December 31, 1998) plus 1.15% above such rate and may contain certain commitment fees. Interest rates during 1998 ranged from 6.18 to 8.50%. The outstanding borrowings are unsecured and there are no compensating balance arrangements. This revolving credit agreement expires January 2001.

                             STANDARD FUNDING CORP.

      b. Commercial Paper Issued - The commercial paper issued is privately placed by the Company. The weighted average interest rate in effect for outstanding obligations at December 31, 1998 was 6.24%. At December 31, 1998, commercial paper outstanding held by the principals of the Company and other related parties aggregated approximately $1,774,762.

6.    SUBORDINATED DEBT

      Subordinated debt consists of the following:

                                                    December 31, 1998
                                                    -----------------

         14% senior subordinated note (1)              $2,200,000
         14.25% junior subordinated note (2)              810,000
         12.50% senior subordinated note (3)              510,000
         14% senior subordinated note (3)                 500,000
         10% senior subordinated note (3)                  90,000
         12% junior subordinated note (3)                  50,000
         11.25% junior subordinated note (3)               43,000
         10.95% senior subordinated note (3)              850,000
                                                       ----------
                                                       $5,053,000
                                                       ==========

      (1) The 14% senior subordinated note is payable in semi-annual installments through December 27, 2000 and contains certain covenants which restrict the Company's ability, among other things, to merge, pay dividends and permit its business to be heavily concentrated with a single broker or agency. In connection with the proposed merger discussed in Note 11, the Company has received waivers of default. In the event the prime rate as defined increases to over 11%, the interest rate will increase on a pari passu basis. The underlying agreement also contains various covenants requiring the Company to meet certain financial ratios. Interest on this note is due monthly.

      (2) At December 31, 1998, subordinated debt with an aggregate principal amount of $600,000 was held by the principal shareholders of the Company. Interest on these notes is due semi-annually. There are no covenants relating to this indebtedness.

      (3) Interest on these subordinated notes is payable either monthly, or semi-annually, as designated under the terms of each specific note. There are no covenants relating to this indebtedness.

     Subordinated debt outstanding at December 31, 1998 matures as follows:

            Year Ending December 31,                 Amount
            ------------------------                 ------

                  1999                                800,000
                  2000                              1,900,000
                  2001                              1,413,000
                  2002                                 90,000
                  2003                                850,000
                                                   ----------
                  Total                            $5,053,000
                                                   ==========

                             STANDARD FUNDING CORP.

7.    INCOME TAXES

      The provision for income taxes consisted of the following components:

                                 Years Ended December 31,
                                 ------------------------
                                    1998        1997
                                    ----        ----
              Federal:
                  Current         $ 207,622   $ 282,000
                  Deferred           55,772     (69,800)
                                  ---------   ---------
                                    263,394     212,200
                                  ---------   ---------

              State:
                  Current            71,871     123,600
                  Deferred           19,277     (25,900)
                                  ---------   ---------
                                     91,148      97,700
                                  ---------   ---------
              Total               $ 354,542   $ 309,900
                                  =========   =========

      Deferred income taxes substantially consists of differences in the methods in which the Company accounts for unearned interest and the allowance for possible credit losses for income tax purposes compared with financial reporting purposes.

      The deferred tax assets and liabilities at December 31, 1998 consisted of the following:

         Assets:
         Allowance for possible credit losses                $ 126,944
                                                             ---------

         Liabilities:
         Unearned interest                                    (364,463)
         Other                                                 (28,557)
                                                             ---------
         Total deferred tax liabilities                       (394,020)
                                                             ---------
         Net deferred income tax liability                   $(267,076)
                                                             =========

      A reconciliation of the differences between the federal statutory tax rate of 34% and the Company's effective tax rate is as follows:

                                                      Years Ended December 31,
                                                      ------------------------
                                                           1998    1997
                                                           ----    ----

         Federal statutory income tax rate                 34.0%   34.0%
         State income taxes, net of federal benefit         6.2     6.8
         Permanent differences                              5.1     5.2
         Miscellaneous difference                            .7    (1.4)
                                                           ----    ----
         Effective income tax rate                         46.0%   44.6%
                                                           ====    ====

8.    SHAREHOLDERS' EQUITY

      (a)   Initial Public Offering

      During August and September 1994, the Company consummated an initial public offering of its common stock by selling 1,060,000 shares at $4.25 per share. Cash proceeds to the Company from this offering aggregated approximately $3,593,000, net of aggregate issuance costs of approximately $912,000. In addition, the Company issued 100,000 warrants at a purchase price of $.001 per warrant to purchase common stock at $6.17 per share to the underwriters' representatives. These warrants are exercisable for a period of four years, commencing on August 8, 1995. No warrants have been exercised as of December 31, 1998.

                             STANDARD FUNDING CORP.

      (b)   Stock Option Plan

      The Company has an Equity Incentive Plan (the "Plan") that provides for the grant of up to 250,000 shares of Common Stock in the form of stock options (incentive and nonstatutory), stock appreciation rights, performance shares, restricted stock, stock units and other stock-based awards. Awards under the Plan can be granted to employees, consultants and non-employee directors as determined by the Board of Directors. The exercise price of all "incentive stock options" granted under the Plan must be at least equal to the fair market value of the option shares on the date of grant. The term of any incentive stock option granted under the Plan may not exceed ten years.

      During 1997, 58,525 options were granted to various officers, directors and employees of the Company. These options are exercisable from the date of grant and expire five years from the date of grant. No options were granted under the Plan prior to 1997.

      The weighted average remaining contractual life remaining on options granted under the plan is 3.2 years. The weighted average exercise price and fair value is $4.38. At December 31, 1998, 58,525 options are exercisable. There have been no forfeitures of options to date.

      As discussed in Note 1, the Company continues to account for its stock-based awards using the intrinsic value method in accordance with APB 25 and its related interpretations. Accordingly, no compensation cost has been recognized in the financial statements.

      Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", ("SFAS 123") requires the disclosure of pro forma net income and earnings per share had the Company adopted the fair value method as of the beginning of fiscal 1996. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the Black-Scholes option pricing model with the following weighted average assumptions for 1998: remaining life of three years, stock volatility of 66 percent, risk free interest rate of
      4.7 percent and no dividends during the expected term. The Company's calculations are based on a multiple option valuation approach and forfeitures are recognized as they occur. If compensation cost for the Company's outstanding and vested stock options had been determined consistent with SFAS No. 123, the Company's net income and earnings per share would have been the pro forma amounts indicated below:

                                        Year Ended December 31,
                                        -----------------------
                                           1998          1997
                                           ----          ----
       Net Income:
            As reported                $   415,786   $   384,203
            Pro forma                  $   355,336   $   312,348
       Basic and Diluted EPS:
                As reported                    .15           .14
                Pro forma                      .13           .11

      (c)   Capital Requirements

      The Company is subject to minimum capital requirements imposed by certain of the states in which it is licensed. The Commonwealth of Pennsylvania requires an insurance premium finance company to have and maintain a minimum net worth of $50,000. The State of New York requires that insurance premium finance companies have and maintain equity capital equal to at least 10% of outstanding receivables and, in any event, not less than $1,500. In addition, the Company is prohibited from declaring or paying any dividends on its capital stock (other than dividends payable solely in shares of Common Stock) pursuant to a subordinated debt arrangement.

                             STANDARD FUNDING CORP.

9.    PENSION PLANS

      The Company has a voluntary contribution pension plan which complies with
      Section 401(k) of the Internal Revenue Code. The Plan permits employees to make contributions to a pension trust, with a matching contribution by the Company, at the rate of 20% for every dollar contributed up to 6% of the employee's salary. For the years ended December 31, 1998 and 1997, the Company contributed $52,000 and $44,000, respectively to the plan.

10.   COMMITMENTS AND CONTINGENCIES

      Lease Commitments - The Company is obligated under operating lease commitments for its office facility and automobiles. Future minimum lease payments and other lease related costs are as follows:

            Year Ending December 31,               Amount
            ------------------------               ------
       1999                                       $114,878
       2000                                        107,604
       2001                                         44,835
                                                  --------
       Total                                      $267,317
                                                  ========

      The facility lease requires payment of real estate taxes, insurance and other related costs. Rent expense for the years ended December 31, 1998 and 1997 aggregated approximately $114,738 and $107,799, respectively.

      Employment Agreements - The Company has employment agreements with two officers/shareholders of the Company. Such agreements, as renewed in July 1998, provide for full-time employment to the Company from the officers in return for aggregate officers' salary of $391,600 per year plus bonus and other benefits. These contracts may be renewed on their anniversary date for successive one-year terms. These agreements also contain clauses on termination, severance and covenants not to compete after the date of termination.

      Litigation - The Company is a defendant in lawsuits arising in the ordinary course of business. It is the opinion of management of the Company that it has meritorious defenses against all outstanding claims and that the outcome of such litigation will not have a significant adverse effect on the Company's financial position or results of operations. Further, management intends to vigorously defend all such litigation.

11.   SUBSEQUENT EVENT

      On January 28, 1999, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Atlantic Bank and Atlantic Premium, pursuant to which Atlantic Premium will be merged with the Company. For each share of the Company's common stock, provided it is 20% or less of the Company's issued and outstanding common stock at the time of the Merger Agreement, shareholders will receive $3.50 in cash. Shareholders owning more than 20% of the outstanding common stock at the time of the Merger Agreement will receive $2.97479 per share in cash and a note having a principal amount of $0.52521 per share. After the merger, the Company will be a subsidiary of Atlantic Bank. The merger is subject to shareholder and regulatory approval. The Company expects to consummate the merger during the second quarter of 1999, assuming all of the conditions to the merger, as outlined in the Merger Agreement, are met or waived prior to that date.

                                   * * * * *

                                                                         Annex A

                   AGREEMENT AND PLAN OF MERGER

                           BY AND AMONG

                    ATLANTIC BANK OF NEW YORK

                      ATLANTIC PREMIUM, INC.

                               and

                      STANDARD FUNDING CORP.

















                   Dated as of January 28, 1999

                        TABLE OF CONTENTS


                            ARTICLE  I

                            THE MERGER . . . . . . . . . . . .  1

SECTION 1.1        The Merger. . . . . . . . . . . . . . . . .  1
SECTION 1.2        Effective Time.   . . . . . . . . . . . . .  2
SECTION 1.3        Effect of the Merger. . . . . . . . . . . .  2
SECTION 1.4        Certificate of Incorporation; By-Laws . . .  2
SECTION 1.5        Directors and Officers. . . . . . . . . . .  2
SECTION 1.6        Effect on Capital Stock . . . . . . . . . .  2
SECTION 1.7        Dissenters' Rights. . . . . . . . . . . . .  4
SECTION 1.8        Payment for Shares. . . . . . . . . . . . .  4
SECTION 1.9        No Further Rights or Transfers. . . . . . .  6
SECTION 1.10       Taking of Necessary Action; Further Action.  6
SECTION 1.11       Material Adverse Effect . . . . . . . . . .  7

                            ARTICLE II

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . .  7

SECTION 2.1        Corporate Organization. . . . . . . . . . .  7
SECTION 2.2        Capitalization. . . . . . . . . . . . . . .  7
SECTION 2.3        Subsidiaries. . . . . . . . . . . . . . . .  8
SECTION 2.4        No Commitments to Issue Capital Stock.. . .  8
SECTION 2.5        Authorization; Execution and Delivery.. . .  8
SECTION 2.6        Governmental Approvals and Filings. . . . .  9
SECTION 2.7        No Conflict.. . . . . . . . . . . . . . . .  9
SECTION 2.8        SEC Filings . . . . . . . . . . . . . . . .  9
SECTION 2.9        Financial Statements; Absence of Undisclosed
                   Liabilities; Receivables. . . . . . . . . . 10
SECTION 2.10       [Intentionally Omitted] . . . . . . . . . . 11
SECTION 2.11       Absence of Changes. . . . . . . . . . . . . 11
SECTION 2.12       Tax Matters.. . . . . . . . . . . . . . . . 13
SECTION 2.13       Relations with Employees and Brokers. . . . 14
SECTION 2.14       Employee Benefits . . . . . . . . . . . . . 15
SECTION 2.15       Title to Properties.. . . . . . . . . . . . 19
SECTION 2.16       Compliance with Laws; Legal Proceedings.. . 19
SECTION 2.17       Finders.. . . . . . . . . . . . . . . . . . 20
SECTION 2.18       Intellectual Property . . . . . . . . . . . 20
SECTION 2.19       Insurance.. . . . . . . . . . . . . . . . . 21
SECTION 2.20       Contracts; etc. . . . . . . . . . . . . . . 21
SECTION 2.21       Permits, Authorizations, etc. . . . . . . . 23
SECTION 2.22       Environmental Matters.. . . . . . . . . . . 23
SECTION 2.23       Company Acquisitions. . . . . . . . . . . . 24

SECTION 2.24       Books and Records . . . . . . . . . . . . . 24
SECTION 2.25       Interested Party Transactions . . . . . . . 24
SECTION 2.26       Certain Approvals . . . . . . . . . . . . . 25

                           ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF
                      PARENT AND MERGER SUB. . . . . . . . . . 25

SECTION 3.1        Corporate Organization. . . . . . . . . . . 25
SECTION 3.2        Capitalization. . . . . . . . . . . . . . . 25
SECTION 3.3        Authorization; Execution and Delivery.. . . 25
SECTION 3.4        Governmental Approvals and Filings. . . . . 25
SECTION 3.5        No Conflict.. . . . . . . . . . . . . . . . 26
SECTION 3.6        No Legal Proceedings. . . . . . . . . . . . 26
SECTION 3.7        Finders.. . . . . . . . . . . . . . . . . . 26
SECTION 3.8        Financial Ability to Perform. . . . . . . . 26
SECTION 3.9        Proxy Statement . . . . . . . . . . . . . . 26

                            ARTICLE IV

              COVENANTS, TRANSACTIONS AND CONDUCT OF
                   BUSINESS PENDING THE MERGER . . . . . . . . 27

SECTION 4.1        Conduct of Business by the Company Pending
                   the Merger. . . . . . . . . . . . . . . . . 27
SECTION 4.2        Shareholders' Meeting; Proxy Material . . . 29
SECTION 4.3        No Shopping . . . . . . . . . . . . . . . . 29
SECTION 4.4        Access to Information . . . . . . . . . . . 31
SECTION 4.5        Amendment of Company's Employee Plans . . . 31
SECTION 4.6        Stock Options and Warrants. . . . . . . . . 31
SECTION 4.7        Best Efforts. . . . . . . . . . . . . . . . 31
SECTION 4.8        Consents. . . . . . . . . . . . . . . . . . 31
SECTION 4.9        Public Announcements. . . . . . . . . . . . 32
SECTION 4.10       Notification of Certain Matters . . . . . . 32
SECTION 4.11       Indemnification . . . . . . . . . . . . . . 32
SECTION 4.12       Directors and Officers Liability Insurance. 32
SECTION 4.13       Employment Contracts. . . . . . . . . . . . 33
SECTION 4.14       Conveyance Taxes. . . . . . . . . . . . . . 33
SECTION 4.15       Repayment of Indebtedness . . . . . . . . . 34
SECTION 4.16       Keyman Life Insurance . . . . . . . . . . . 34

                            ARTICLE V

                     CONDITIONS TO THE MERGER. . . . . . . . . 33

SECTION 5.1        Conditions to Obligation of Each Party to
                   Effect the Merger . . . . . . . . . . . . . 33
SECTION 5.2        Additional Conditions to Obligations of Parent
                   and Merger Sub. . . . . . . . . . . . . . . 34

SECTION 5.3        Additional Conditions to Obligation of the
                   Company . . . . . . . . . . . . . . . . . . 36

                            ARTICLE VI

                            TERMINATION. . . . . . . . . . . . 36

 SECTION 6.1        Termination. . . . . . . . . . . . . . . . 36
 SECTION 6.2        Effect of Termination. . . . . . . . . . . 38
 SECTION 6.3        Fees and Expenses and Damages. . . . . . . 38

                           ARTICLE VII

                         GENERAL PROVISIONS. . . . . . . . . . 39

 SECTION 7.1        Effectiveness of Representations,
                    Warranties and Agreements. . . . . . . . . 39
 SECTION 7.2        Notices. . . . . . . . . . . . . . . . . . 39
 SECTION 7.3        Certain Definitions. . . . . . . . . . . . 40
 SECTION 7.4        Amendment. . . . . . . . . . . . . . . . . 41
 SECTION 7.5        Waiver . . . . . . . . . . . . . . . . . . 41
 SECTION 7.6        Headings; Construction . . . . . . . . . . 41
 SECTION 7.7        Severability . . . . . . . . . . . . . . . 41
 SECTION 7.8        Entire Agreement . . . . . . . . . . . . . 42
 SECTION 7.9        Assignment; Merger Sub . . . . . . . . . . 42
 SECTION 7.10       Parties in Interest. . . . . . . . . . . . 42
 SECTION 7.11       Failure or Indulgence Not Waiver; Remedies
                    Cumulative . . . . . . . . . . . . . . . . 42
 SECTION 7.12       Governing Law. . . . . . . . . . . . . . . 42
 SECTION 7.13       Counterparts . . . . . . . . . . . . . . . 42
 SECTION 7.14       WAIVER OF JURY TRIAL . . . . . . . . . . . 43

Exhibit 1.6(b)     Form of Note . . . . . . . . . . . . . . . . .
Exhibit 4.6        Resolutions. . . . . . . . . . . . . . . . . .
Exhibit 5.2(j)     Commercial Paper . . . . . . . . . . . . . . .
Exhibit A          Form of Employment Agreement (Karp). . . . . .
Exhibit B          Form of Employment Agreement (Fisher). . . . .
Exhibit C-1        Form of Kramer Levin Opinion . . . . . . . . .
Exhibit C-2        Form of James Maxwell, Esq. Opinion. . . . . .
Exhibit D          Form of Blau Kramer Opinion. . . . . . . . . .

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

          AGREEMENT AND PLAN OF MERGER, dated as of January 28, 1999 (this "Agreement"), among ATLANTIC BANK OF NEW YORK, a New York corporation
("Parent"), ATLANTIC PREMIUM, INC., a New York corporation and a direct, wholly-owned subsidiary of Parent ("Merger Sub"), and STANDARD FUNDING CORP., a New York corporation (the "Company").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company have each determined that it is advisable and in the best interests of their respective shareholders for Parent to cause Merger Sub to merge with and into the Company upon the terms and subject to the conditions set forth herein;

          WHEREAS, in furtherance of such combination, the Boards of Directors of Parent, Merger Sub and the Company have each approved the merger (the "Merger") of Merger Sub with and into the Company in accordance with the applicable provisions of the New York Business Corporation Law ("NYBCL"), and upon the terms and subject to the conditions set forth herein; and

          WHEREAS, pursuant to the Merger, each outstanding share (a "Share") of the Company's Common Stock, par value $0.001 per share (the "Company Common Stock"), subject to the provisions of Section 1.7, shall be converted into the right to receive the Merger Consideration (as defined in Section 1.6(b)), upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER


          SECTION 1.1 The Merger. (a) Effective Time. At the Effective Time (as defined in Section 1.2), and subject to and upon the terms and conditions of this Agreement and the NYBCL, Merger Sub shall be merged with and into the Company, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation."

          (b) Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section
6.1 and subject to the  satisfaction  or waiver of the  conditions  set forth in
Article V, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Article V at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York, unless another date, time or place is agreed to in writing by the parties hereto.

          SECTION 1.2 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Article V, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger as contemplated by the NYBCL (the "Certificate of Merger"), together with any required related certificates, with the Secretary of State of the State of New York, in such form as required by, and executed in accordance with the relevant provisions of, the NYBCL (the time of such filing being the "Effective Time").

          SECTION 1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the NYBCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (i) the Surviving Corporation shall possess all the rights, privileges, immunities, powers and purposes of Merger Sub and the Company, (ii) all the property, real and personal, including subscriptions to shares, causes of action and every other asset of Merger Sub and the Company shall vest in the Surviving Corporation without further act or deed, and (iii) the Surviving Corporation shall assume and be liable for all the liabilities, obligations and penalties of Merger Sub and the Company.

          SECTION 1.4 Certificate of Incorporation; By-Laws. (a) Certificate of Incorporation. Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time the Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by the NYBCL and such Certificate of Incorporation.

          (b) By-Laws. The By-Laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by the NYBCL, the Certificate of Incorporation of the Surviving Corporation and such By-Laws.

          SECTION 1.5 Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and ByLaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

          SECTION 1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parent, Merger Sub, the Company or the holders of any of the following securities:

          (a) Conversion of Shares Held by Small Holders. Subject to the provisions of Section 1.7, each Share of the Company Common Stock issued and outstanding immediately prior to the Effective Time held by a Person that holds, in the aggregate, shares of the Company Common Stock that represent 20% or less of such issued and outstanding Company Common Stock (a "Small Holder") shall be converted into the right to receive $3.50 in cash (the "Small Holder Cash Consideration").

          (b) Conversion of Shares Held by Large Holders. Subject to the provisions of Section 1.7, each Share of the Company Common Stock issued and outstanding immediately prior to the Effective Time held by a Person that holds, in the aggregate, shares of the Company Common Stock that represent more than 20% of such issued and outstanding Company Common Stock (a "Large Holder") shall be converted into the right to receive (i) $2.97479 in cash (the "Large Holder Cash Consideration"), and (ii) Notes, dated the Effective Date and otherwise in substantially the form set forth on Exhibit 1.6(b) hereto (the "Notes"), having an aggregate principal amount equal to $0.52521 for each Share of the Company Common Stock held by such Large Holder immediately prior to the Effective Time. The Small Holder Cash Consideration, Large Holder Cash Consideration and Notes are collectively referred to herein as the "Merger Consideration."

          (c) Cancellation. Each share of the Company Common Stock held in the treasury of the Company and each share of the Company Common Stock owned by Parent, Merger Sub or any direct or indirect wholly owned subsidiary of the Company or Parent immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

          (d) Warrants and Options.

                    (i) Each warrant (a "Warrant") to purchase shares of the Company Common Stock heretofore granted under any warrant agreement or other arrangement with the Company shall be converted into a right to purchase and receive, upon the basis and upon the terms and conditions specified in such warrant agreement or other arrangement, in lieu of such shares, the Small Holder Cash Consideration with respect to that same number of shares.

                    (ii) Each option (an "Option") to purchase shares of the Company Common Stock heretofore granted under any stock option or compensation plan or other arrangement with the Company shall be converted into a right to purchase and receive, upon the basis and upon the terms and conditions specified in such option or compensation plan or other arrangement, in lieu of such shares, the Small Holder Cash Consideration with respect to that same number of shares.

          (e) No Liability. Neither Parent, Merger Sub nor the Company shall be liable to any holder of Company Common Stock for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (f) Withholding Rights.  Parent or the Disbursing Agent (as defined in
Section  1.8)  shall  be  entitled  to  deduct  and  withhold  from  the  Merger
Consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Parent or the Disbursing Agent is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code") or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Disbursing Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or the Disbursing Agent.

          (g) Capital Stock of Merger Sub. Each share of common stock, $0.01 par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for 27,600 validly issued, fully paid and nonassessable shares of common stock, $0.001 par value, of the Surviving Corporation.

          SECTION 1.7 Dissenters' Rights. Notwithstanding any provision of this Agreement to the contrary, any shares of Company Common Stock outstanding immediately prior to the Effective Time held by a holder who has demanded and perfected the right, if any, for appraisal of those shares in accordance with the provisions of Sections 623 and 910 of the NYBCL and as of the Effective Time has not withdrawn or lost such right to such appraisal ("Dissenting Shares") shall not be converted into or represent a right to receive Merger Consideration pursuant to Section 1.6, but the holder shall only be entitled to such rights as are granted by the NYBCL. If a holder of shares of Company Common Stock who demands appraisal of those shares under the NYBCL shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, those shares shall be converted into and represent only the right to receive the Small Holder Cash Consideration or the Large Holder Cash Consideration and Notes, as the case may be, as provided in Section 1.6, without interest, upon compliance with the provisions, and subject to the limitations, of Section 1.8. The Company shall give Parent (a) prompt notice of any written demands for appraisal of any shares of Company Common Stock, attempted withdrawals of such demands, and any other instruments served pursuant to the NYBCL and received by the Company relating to shareholders' rights of appraisal, and (b) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the NYBCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of Company Common Stock, offer to settle or settle any such demands or approve any withdrawal of any such demands.

          SECTION 1.8 Payment for Shares.

          (a) At or before  the  Effective  Time,  Parent  or  Merger  Sub shall deposit in immediately available funds with any disbursing agent selected by Parent and reasonably acceptable to the Company that is organized under the laws of the United States or any state of the United States with capital, surplus and undivided profits of at least $500,000,000 (the "Disbursing Agent"), an amount equal to the sum (rounded up or down to the nearest whole $.01, with $.005 rounded up to the nearest whole $.01) of (A) the product of (i) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares then held of record by Parent or Merger Sub or any other direct or indirect subsidiary of Parent or the Company or by the Large Holders), and (ii) the Small Holder Cash Consideration and (B) the product of
(x) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time held by the Large Holders, and (y) the Large Holder Cash Consideration (such sum being hereinafter referred to as the "Fund"). Out of the Fund, the Disbursing Agent shall, pursuant to irrevocable instructions from the holders of Company Common Stock, make the payments referred to in Sections 1.6(a) and 1.6(b), subject to the requirements of paragraph (b) of this Section 1.8. At the request of the Surviving Corporation, in its sole discretion at any time, but without any obligation to make any such request, the Disbursing Agent also may make payments, in final discharge of any obligations of the Surviving Corporation pursuant to Sections 623 and 910 of the NYBCL, to holders of Company Common Stock who have exercised dissenters' rights pursuant to Sections 623 and 910 of the NYBCL and have not subsequently withdrawn or lost such rights as long as the payment from the Fund with respect to any Dissenting Share does not exceed the Small Holder Cash Consideration or the Large Holder Cash Consideration, as the case may be. The Disbursing Agent may invest portions of the Fund as Parent or the Surviving Corporation directs, provided that all such investments shall be held as cash or in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Service, Inc. or Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or bankers' acceptances of commercial banks with capital, surplus and undivided profits exceeding $500,000,000 (collectively, "Permitted Investments"), or in money market funds which are invested solely in Permitted Investments. Any net profit resulting from, or interest or income produced by, such investments shall be payable to the Surviving Corporation, and shall be remitted from time to time by the Disbursing Agent upon the request of Parent or the Surviving Corporation. Any amount remaining in the Fund after nine months after the Effective Time may be refunded to the Surviving Corporation at its option; provided, however, that the Surviving Corporation shall be liable for any cash payments required to be made thereafter pursuant to Sections 1.6(a) and 1.6(b).

          (b) As soon as practicable after the Effective Time, the Disbursing Agent shall mail to each holder of record (other than Parent or Merger Sub or any direct or indirect subsidiary of Parent or the Company) of a certificate or certificates (a "Certificate" or "Certificates") which immediately prior to the Effective Time represented issued and outstanding shares of Company Common Stock (other than those holders who have exercised dissenters' rights pursuant to Sections 623 and 910 of the NYBCL and have not subsequently withdrawn or lost such rights), a form letter of transmittal (the "Letter of Transmittal") for return to the Disbursing Agent, and instructions for use in effecting the surrender of Certificates and to receive the Merger Consideration for each of such holder's shares of Company Common Stock pursuant to Sections 1.6(a) and 1.6(b). The Letter of Transmittal shall specify that delivery shall be effected, and risk of loss shall pass, only upon proper delivery of such Certificate or Certificates to the Disbursing Agent. The Disbursing Agent, as soon as practicable following receipt of any such Certificate or Certificates together with the Letter of Transmittal, duly executed, and any other items specified by the Letter of Transmittal, shall (A) pay, by check or draft, to the Small Holders, the sum (rounded up or down to the nearest whole $.01, with $.005 rounded up to the nearest whole $.01) of the amounts determined by multiplying
(i) the number of shares of Company Common Stock represented by the Certificate or Certificates so surrendered and (ii) the Small Holder Cash Consideration and
(B) shall (i) deliver to the Large Holders Notes in aggregate principal amount equal to the product of $0.525 and the number of shares of Company Common Stock represented by the Certificate or Certificates so surrendered, and (ii) pay, by check or draft, to the Large Holders the sum (rounded up or down to the nearest whole $.01, with $.005 rounded up to the nearest whole $.01) of the amounts determined by multiplying (x) the number of shares of Company Common Stock represented by the Certificate or Certificates so surrendered and (y) the Large Holder Cash Consideration. All of the foregoing payments and deliveries shall be subject to any required withholding of taxes by the Surviving Corporation. No interest will be paid or accrued on the cash payable upon the surrender of the Certificate or Certificates. If payment is to be made to a person other than the person in whose name the Certificates surrendered are registered, it shall be a condition of payment that the Certificates so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting the payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificates surrendered or establish to the satisfaction of the Surviving Corporation that the tax has been paid or is not applicable.

          (c) In the event any such Certificate or Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate or Certificates to have been lost, stolen or destroyed, the amount to which such person would have been entitled under
Section 1.8(b) hereof but for failure to deliver such Certificate or Certificates to the Disbursing Agent shall nevertheless be paid to such person, provided that the Surviving Corporation may, in its reasonable discretion and as a condition precedent to such payment, require such person to give the Surviving Corporation a written indemnity agreement in form and substance reasonably satisfactory to the Surviving Corporation and, if reasonably deemed advisable by the Surviving Corporation, a bond in such sum as the Surviving Corporation may direct as indemnity against any claim that may be had against Parent or the Surviving Corporation with respect to the Certificate or Certificates alleged to have been lost, stolen or destroyed.

          SECTION 1.9 No Further Rights or Transfers. At and after the Effective Time, all shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and cease to exist, and each holder of a Certificate or Certificates that represented shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall cease to have any rights as a shareholder of the Company with respect to the shares of Company Common Stock represented by such Certificate or
Certificates, except for the right to surrender such holder's Certificate or Certificates in exchange for the payment provided pursuant to Sections 1.6(a) and 1.6(b) or to perfect such holder's right to receive payment for such holder's shares pursuant to Sections 623 and 910 of the NYBCL and Section 1.7 hereof if such holder has validly exercised and not withdrawn or lost such holder's right to receive payment for such holder's shares pursuant to Section

623 and 910 of the NYBCL, and no transfer of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation.

          SECTION 1.10 Taking of Necessary Action; Further Action. Each of Parent, Merger Sub and the Company will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger in accordance with this Agreement as promptly as possible. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with all the rights, privileges, immunities, powers and purposes, and all the property, real and personal, including subscriptions to shares, causes of action and every other asset of the Company and Merger Sub, the officers and directors of the Company and Merger Sub immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

          SECTION 1.11 Material Adverse Effect. When used in connection with the Company, the term "Material Adverse Effect" means any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, operations, assets (including intangible assets), condition (financial or otherwise), liabilities, or results of operations of the Company. When used in connection with Parent and Parent's Subsidiaries, the term "Material Adverse Effect" means any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, operations, assets (including intangible assets), condition (financial or otherwise), liabilities, or results of operations of Parent and its Subsidiaries.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


          The Company hereby represents and warrants to Parent and Merger Sub that, except as set forth in the written disclosure schedule delivered by the Company to Parent (the "Company Disclosure Schedule"):

          SECTION 2.1 Corporate Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to own, operate and lease its properties and assets as and where the same are owned, operated or leased and to conduct its business as it is now being conducted. The Company is in good standing and duly qualified or licensed as a foreign corporation to do business in those jurisdictions listed in Section 2.1 of the Company Disclosure Schedule, such jurisdictions being the only jurisdictions in which the location of the property and assets owned, operated or leased by the Company or the nature of the business conducted by the Company makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect. The Company has heretofore delivered to Parent complete and correct copies of the Company's Certificate of Incorporation and By-laws, as amended to and as in effect on the date hereof.

          SECTION 2.2 Capitalization. (a) The authorized capital stock of the Company consists of 4,000,000 shares of Company Common Stock and 1,000,000 shares of Preferred Stock, par value $0.001 per share. As of the date hereof, 2,760,000 shares of Company Common Stock and no shares of Preferred Stock are issued and outstanding.

     (b) All outstanding shares of Company Common Stock are validly issued and outstanding, fully paid and nonassessable, and there are no preemptive or similar rights in respect of the Company Common Stock. All shares of Company Common Stock issuable upon the exercise of stock options and the Warrants will, when issued in accordance therewith, be validly issued, fully paid and nonassessable. All outstanding shares of Company Common Stock were issued in compliance with all requirements of all applicable federal and state securities laws.

     (c) Section 2.2 of the Company Disclosure Schedule sets forth a complete and correct list of (i) all stock options, including Stock Options granted under the Company's Stock Option Plan, and (ii) all warrants to purchase any capital stock of the Company, including the Warrants, indicating as to each holder thereof, the number of shares of Company Common Stock or other securities subject thereto and the exercisability, exercise price and termination date therefor.

          SECTION 2.3 Subsidiaries. The Company does not have, and never has had, any Subsidiaries, and except as listed in Section 2.3(a) of the Company Disclosure Schedule, there are no entities 10% or more of whose outstanding voting securities or other equity interests are owned, directly or indirectly through one or more intermediaries, by the Company.

     SECTION 2.4 No Commitments to Issue Capital Stock. Except for the Stock Options and the Warrants and as set forth in Section 2.4 of the Company Disclosure Schedule, there are no outstanding options, warrants, calls, convertible securities or other rights, agreements, commitments or other instruments pursuant to which the Company is or may become obligated to authorize, issue or transfer any shares of its capital stock or any other equity interest. Except as set forth in Section 2.4 of the Company Disclosure Schedule, there are no agreements or understandings in effect among any of the shareholders of the Company or with any other Person and by which the Company is bound with respect to the voting, transfer, disposition or registration under the Securities Act of any shares of capital stock of the Company, except such agreements or understandings that would not have a Material Adverse Effect or will not affect the Company's ability to consummate the Merger or the other transactions contemplated by this Agreement.

          SECTION 2.5 Authorization; Execution and Delivery. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company, except that the Company's shareholders are required to approve and adopt this Agreement. This Agreement has been duly executed and delivered by the Company and, subject to such shareholder approval, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the rights of creditors and subject to general equity principles (the "Exceptions"). The Board of Directors of the Company has unanimously adopted this Agreement and recommended that the shareholders of the Company approve and adopt this Agreement and the Merger.

     SECTION 2.6 Governmental Approvals and Filings. No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing or registration with, any governmental or regulatory authority is required in order (a) to permit the Company to consummate the Merger or perform its obligations under this Agreement, or (b) to prevent the termination of or a material and adverse effect on any governmental right, privilege, authority, franchise, license, permit or certificate of the Company to provide its services or carry on its business ("Governmental Licenses"), or to prevent any material loss or disadvantage to the Company's business, by reason of the Merger, except for (i) filing and recording of the Certificate of Merger as required by the NYBCL, (ii) filings and other required submissions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iii) those filings required by the New York Banking Law that are set forth in Section 2.6 of the Company Disclosure Schedule (iv) those filings required by the
Massachusetts Bank Law that are set forth in Section 2.6 of the Company Disclosure Schedule; (v) those filings with other state regulatory agencies regulating insurance premium finance companies that are set forth in Section 2.6 of the Company Disclosure Schedule, and (vi) as is otherwise set forth in
Section 2.6 of the Company Disclosure Schedule.

          SECTION 2.7 No Conflict. Subject to compliance with the Governmental Licenses described in Section 2.6 of the Company Disclosure Schedule and obtaining the other consents and waivers that are set forth and described in
Section 2.7 of the Company Disclosure Schedule (the "Private Consents"), neither the execution, delivery and performance of this Agreement by the Company, nor the consummation by the Company of the transactions contemplated hereby, will
(i) conflict with, or result in a breach or violation of, any provision of the certificate of incorporation (or similar organizational document) or by-laws of the Company; (ii) conflict with, result in a breach or violation of, give rise to a default, or result in the acceleration of performance, or permit the acceleration of performance, under (whether or not after the giving of notice or lapse of time or both) any mortgages, pledges, claims, liens, security interests or other restrictions or encumbrances of any kind or nature whatsoever ("Encumbrances"), or any note, bond, indenture, guaranty, lease, license, agreement or other instrument, writ, injunction, order, judgment, decree, statute, rule or regulation to which the Company or any of its properties or assets is subject; (iii) give rise to a declaration or imposition of any

Encumbrance upon any of the properties or assets of the Company; or (iv) impair the Company's business or adversely affect any Governmental License necessary to enable the Company to carry on its business as presently conducted, except, in the case of clauses (ii), (iii) or (iv), for any conflict, breach, violation, default, declaration, imposition or impairment that would not have a Material Adverse Effect.

          SECTION 2.8 SEC Filings. (a) The Company has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission (the "SEC") since January 1, 1995 and has made available to Parent (i) its Annual Reports on Form 10-KSB for the fiscal years ended December 31, 1995, 1996 and 1997; (ii) all proxy statements relating to the Company's meetings of shareholders (whether annual or special) held since January 1, 1995; (iii) all other reports or registration statements filed by the Company with the SEC; and
(iv) all amendments and supplements to all such reports and registration statements filed by the Company with the SEC (collectively, the "Company SEC
Reports"). Except as disclosed in Section 2.8 of the Company Disclosure Schedule, the Company SEC Reports (i) were prepared in accordance, and complied as of their respective dates as to form in all material respects, with the applicable requirements of the Securities Act or the Securities Exchange Act of 1934, as amended and the SEC's rules thereunder (the "Exchange Act"), as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has filed with the SEC as exhibits to the Company SEC Reports all agreements, contracts and other documents or instruments required to be so filed, and such exhibits are correct and complete copies of such agreements, contracts and other documents or instruments.

          (b) The Proxy Statement (as defined in Section 4.2(b) hereof) will not, at the time the Proxy Statement is mailed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and will not, at the time of the meeting of shareholders to which the Proxy Statement relates or at the Effective Time omit to state any material fact necessary to correct any statement which has become false or misleading in any earlier communication with respect to the solicitation of any proxy for such meeting; except that no representation is made by the Company with respect to statements made or incorporated by reference into the Proxy Statement based on information furnished in writing to the Company by Parent specifically for use in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act.

          SECTION 2.9 Financial Statements; Absence of Undisclosed Liabilities; Receivables. (a) The Company has heretofore delivered to Parent complete and correct copies of the following financial statements (the "Company Financial Statements"), all of which have been prepared from the books and records of the Company in accordance with generally accepted accounting principles ("GAAP") consistently applied and maintained throughout the periods indicated (except as may be indicated in the notes thereto) and fairly present in all material respects the financial condition of the Company as at their respective dates and the results of their operations and cash flows for the periods covered thereby, except that unaudited interim results were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount:

                              (i) audited balance sheets at December 31, 1995, December 31, 1996 and December 31, 1997 and audited statements of income, cash flows and shareholders' equity of the Company for the fiscal years then ended, audited by Deloitte & Touche LLP, independent certified public accountants; and

                              (ii) unaudited balance sheet (the "Company Interim Balance Sheet") of the Company as at September 30, 1998 (the "Company Interim Balance Sheet Date") and statements of income and cash flows for the three and nine months then ended.

Such statements of income do not contain any items of special or nonrecurring revenue or income or any revenue or income not earned in the ordinary course of business, except as expressly specified therein.

     (b) Except as and to the extent reflected or reserved against on the Company Interim Balance Sheet, and except for liabilities which will not have a Material Adverse Effect, the Company did not have, as of the Company Interim Balance Sheet Date, any liabilities, debts or obligations (whether absolute, accrued, contingent or otherwise) of any nature that would be required as of such date to have been included on a balance sheet prepared in accordance with GAAP. Since the Company Interim Balance Sheet Date, the Company has not incurred or suffered to exist any liability, debt or obligation (whether absolute, accrued, contingent or otherwise), except liabilities, debt and obligations incurred in the ordinary course of business, consistent with past practice, none of which will have a Material Adverse Effect. Since the Company Interim Balance Sheet Date, there has been no material adverse change in the business, operations, assets (including intangible assets), condition (financial or otherwise), liabilities, or results of operations of the Company and no event has occurred which is reasonably likely to cause any such material adverse change.

          (c) All receivables of the Company (including installment loans receivable under premium finance agreements and any other accounts receivable, loans receivable and advances) which are reflected in the Company Interim Balance Sheet, and all such receivables which have arisen thereafter and prior to the Effective Time, have arisen or will have arisen only from bona fide transactions in the ordinary course of business at the aggregate recorded amounts.

          SECTION 2.10  [Intentionally Omitted]

          SECTION 2.11 Absence of Changes. Except as set forth in Section 2.11 of the Company Disclosure Schedule, since September 30, 1998 the Company has conducted its business only in the ordinary course and has not:

          (a) recorded or accrued any item of revenue, except in the ordinary course of business and consistent with prior practice;

          (b) subjected to any Encumbrance or other restriction any of its properties, business or assets except Encumbrances or other restrictions that would not have a Material Adverse Effect;

          (c) discharged or satisfied any Encumbrance, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Company's balance sheet as of December 31, 1997 and current liabilities incurred since that date in the ordinary course of business and consistent with prior practice;

          (d) sold, transferred, leased to others or otherwise disposed of any material properties or assets or purchased, leased from others or otherwise acquired any material properties or assets except in the ordinary course of business;

          (e) cancelled or compromised any debt or claim or waived or released any right of substantial value;

     (f) terminated or received any notice of termination of any contract, lease, license or other agreement or any Governmental License from any state regulatory agency regulating insurance premium finance companies or otherwise, or suffered any damage, destruction or loss (whether or not covered by insurance) that would have a Material Adverse Effect;

     (g) made any change in the rate of compensation, commission, bonus or other remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to any director, officer, employee, salesman, distributor or agent of the Company except in the ordinary course of business consistent with prior practice and pursuant to or in accordance with plans disclosed in Section 2.14(a) of the Company Disclosure Schedule that were in effect as of January 1, 1998;

     (h) made any increase in or commitment to increase any employee benefits, adopted or made any commitment to adopt any additional employee benefit plan or made any contribution, other than regularly scheduled contributions, to any Employee Benefit Plan, as defined in Section 2.14(a);

     (i) lost the employment services of a senior manager or other employee of equal or higher ranking;

     (j) made any loan or advance to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquired any capital stock or other securities of any other corporation or any ownership interest in any other business enterprise;

     (k) instituted, settled or agreed to settle any material litigation, action or proceeding before any court or governmental body relating to the Company or its properties or assets;

     (l) entered into any transaction, contract or commitment other than in the ordinary course of business;

     (m) changed any accounting practices, policies or procedures utilized in the preparation of the Company Financial Statements;

     (n) suffered any change, event or condition that, in any case or in the aggregate, has had or is reasonably likely to result in a Material Adverse Effect; or

     (o) entered into any agreement or made any commitment to take any of the types of action described in subparagraphs (a) through (m) of this Section 2.11.

     SECTION 2.12 Tax Matters. (a) For purposes of this Agreement, "Tax" or "Taxes" shall mean taxes, fees, levies, duties, tariffs, imposts and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation) (i) income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, and (ii) interest, penalties, additional taxes and additions to tax imposed with respect thereto; and "Tax Returns" shall mean returns, reports, and information statements with respect to Taxes required to be filed with the Internal Revenue Service (the "IRS") or any other taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns, including returns required in connection with any Employee Benefit Plan (as defined in Section 2.14(a)).

     (b) The Company hereby represents that, other than as disclosed in Section 2.12(b) of the Company Disclosure Schedule: The Company has timely filed all United States federal income Tax Returns and all other material Tax Returns required to be filed by it. All such Tax Returns are complete and correct in all material respects (except to the extent a reserve has been established as reflected in the Company Interim Balance Sheet). The Company has timely paid and discharged all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and has paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings (to the extent that any such proceedings are required), and there are no other Taxes that would be due if asserted by a taxing authority, except with respect to which the Company is maintaining reserves unless the failure to do so would not have a Material Adverse Effect. Except as does not involve or would not result in liability to the Company that would have a Material Adverse Effect,
(i) there are no tax liens on any assets of the Company; (ii) the Company has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax; (iii) no unpaid (or unreserved) deficiencies for Taxes have been claimed, proposed or assessed by any taxing or other governmental authority with respect to the Company; (iv) there are no pending or threatened audits, investigations or claims for or relating to any liability in respect of Taxes of the Company; and (v) the Company has not requested any extension of time within which to file any currently unfiled Tax Returns. The accruals and reserves for Taxes (including deferred taxes) reflected in the Company Interim Balance Sheet are in all material respects adequate to cover all Taxes accruable through the date thereof (including Taxes being contested) in accordance with GAAP. No written claim has ever been made by a taxing authority in a jurisdiction where the Company does not presently file Tax Returns that the Company is or may be subject to taxation by that jurisdiction.

     (c) The Company on behalf of itself hereby represents that, other than as disclosed in Section 2.12(c) of the Company Disclosure Schedule, and other than with respect to items the inaccuracy of which would not have a Material Adverse
Effect: (i) the Company is not obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for federal or state income tax purposes could be affected by the transactions contemplated hereunder; (ii) the Company is not, or has not been, a United States real property holding corporation (as defined in section 897(c)(2) of the Code) during the applicable period specified in section 897(c)(1)(A)(ii) of the Code; (iii) the Company has not filed or been included in a combined, consolidated or unitary return (or substantial equivalent thereof) of any Person other than the Company; (iv) the Company is not liable for Taxes of any Person other than the Company, or currently under any contractual obligation to indemnify any Person with respect to Taxes, or a party to any tax sharing agreement or any other agreement providing for payments by the Company or any of its Subsidiaries with respect to Taxes; (v) except entities the beneficial ownership of which is wholly owned by the Company, the Company is not a party to any joint venture, partnership or other arrangement or contract which could be treated as a partnership for United States federal income tax purposes; (vi) the Company is not a party to any agreement, contract, arrangement or plan that would result (taking into account the transactions contemplated by this Agreement), separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of section 280G of the Code or would give rise to an excise tax under Sector 4999 of the Code (or any corresponding provision of state, local or foreign tax law); (vii) the Company is not a "consenting corporation" under section 341(f) of the Code or any corresponding provision of state, local or foreign law;
(viii) the Company has not made an election or is not required to treat any of its assets as owned by another Person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of section 168 of the Code (or any corresponding provision of state, local or foreign law); (ix) the Company is not an investment company within the meaning of section 368(a)(2)(F)(iii) of the Code; (x) the Company has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts owing to any employee, independent contractor, creditor, shareholder or other party; (xi) the Company has not agreed or is not required, as a result of a change in method of accounting or otherwise, to include in taxable income any material adjustment under Section 481 of the Code or any corresponding provision of state, local or foreign law; and (xii) there are no private letter rulings in respect of any Tax pending between the Company and any taxing authority.

     SECTION 2.13 Relations with Employees and Brokers. (a) Except as set forth in Section 2.13(a) of the Company Disclosure Schedule:

     (i) The Company has satisfactory relationships with its employees and with the insurance brokers that introduce policyholders to the Company ("Brokers").

     (ii) The Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and the Company is not engaged in any unfair labor practices.

     (iii) No collective bargaining agreement with respect to the business of the Company is currently in effect or being negotiated. The Company has no obligation to negotiate any such collective bargaining agreement, and to the knowledge of the Company there is no indication that the employees of the Company desire to be covered by a collective bargaining agreement.

     (iv) There are no strikes, slowdowns or work stoppages pending or, to the Company's knowledge, threatened with respect to the employees of the Company, nor has any such strike, slowdown or work stoppage occurred or, to the best of the Company's knowledge, been threatened since January 1, 1996. There is no representation claim or petition or complaint pending before the National Labor Relations Board or any state or local labor agency and, to the best of the Company's knowledge, no question concerning representation has been raised or threatened since January 1, 1996 respecting the employees of the Company.

     (v) There are no complaints or charges against the Company pending before the National Labor Relations Board or any state or local labor agency and, to the best of the Company's knowledge, no person or entity has threatened since January 1, 1995 to file any complaint or charge against the Company or any of its Subsidiaries with any such board or agency.

     (vi) To the Company's knowledge, no charges with respect to or relating to the business of the Company are pending before the Equal Employment Opportunity Commission, or any state or local agency responsible for the prevention of unlawful employment practices.

     (vii) Since January 1, 1996, the Company has not received notice of the intent of any federal, state, local, or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation of the Company, and to the Company's knowledge, no such investigation is in progress.

     (viii) The Company has not made any statements or representations or distributed any written material to any of its employees regarding continued employment of such employees subsequent to the date hereof or the Closing Date.

     (b) Section 2.13(b) of the Company Disclosure Schedule contains a complete and correct list of all employment, management or other consulting agreements with any Persons employed or retained by the Company (including independent consultants and commission agents), complete and correct copies of which have been delivered to Parent.

          SECTION 2.14 Employee Benefits. (a) Section 2.14(a) of the Company Disclosure Schedule sets forth each employee benefit plan, policy, program, practice, agreement, understanding, arrangement or commitment providing compensation, benefits or perquisites of any kind to any current or former officer, employee or consultant (or to any dependent or beneficiary thereof) of the Company, which are now, or were within the past six years, maintained by, contributed to by or with respect to which an obligation to contribute exists on the part of the Company or any other trade or business, whether or not incorporated, which, together with the Company, is treated as a single employer under section 414 of the Code (such other trades or business, collectively, "Related Persons") or with respect to which the Company or the Related Persons has or may have any liability (whether direct, indirect, contingent or otherwise, including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar agreement) including, without limitation, all material employment or consulting agreements, incentive, bonus, deferred compensation, pension, profit sharing, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements and any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), whether or not subject to ERISA (each, an "Employee Benefit Plan" and together, the "Employee Benefit Plans").

     (b) Seller has provided to Parent or its counsel prior to the date hereof true and complete copies of (i) any employment agreements and any procedures and policies relating to the employment of employees of the Company and the use of temporary employees, independent contractors or leased employees by the Company (including summaries of any material procedures and policies that are unwritten), (ii) plan instruments and amendments thereto for all Employee Benefit Plans and related trust agreements, insurance and other contracts and funding arrangements, summary plan descriptions, written descriptions of any unwritten Employee Benefit Plans and summaries of material modifications, and material communications distributed, or otherwise communicated, to the participants of each Employee Benefit Plan or sent to or received (whether orally or in writing) from any governmental authority (including, without limitation, the Internal Revenue Service), (iii) the three most recent annual reports on Form 5500 required to be filed with respect to any Employee Benefit Plan (including all schedules thereto), (iv) where applicable, the most recent
(A) opinion or determination letter as to the qualification under Applicable Benefits Law (including any special provisions relating to registered or qualified plans including Sections 401 and 501 of the Code) of any Employee Benefit Plan (and the latest IRS form 5300 or 5307, whichever is applicable, filed with the IRS for each such Employee Benefit Plan), (B) audited financial statements and (C) actuarial valuation reports. "Applicable Benefits Law" refers to the legal requirements imposed by the United States, any political subdivision thereof or any other jurisdiction that may apply to employee benefit plans (including any requirements enforced by the IRS with respect to employee benefit plans intended to confer tax benefits on the Company or any of its employees).

     (c) No Employee Benefit Plan is, a "defined benefit plan" within the meaning of section 3(35) of ERISA and the Company has no liability with respect to any such plan. Neither the Company nor any of its Related Persons has ever contributed to, or with drawn in a complete or partial withdrawal from, any multiemployer plan (within the meaning of Subtitle E of Title IV of ERISA) or incurred contingent liability under section 4204 of ERISA.

     (d) No Employee Benefit Plan provides for benefits, including, without limitation, medical or health benefits (through insurance or otherwise) or provides for the continuation of such benefits or coverage for any participant or any dependent or beneficiary of any participant after such participant's retirement or other termination of employment (except (i) as may be required by Applicable Benefits Law, (ii) retirement or death benefits under any employee pension plan, (iii) disability benefits under any employee welfare plan that have been fully provided for by insurance or otherwise, (iv) deferred compensation benefits accrued as liabilities on the books of the Company; or (v) benefits in the nature of severance pay). There has been no communication to any employee that could reasonably be expected to promise or guarantee any such employee any such benefits.

     (e) Each Employee Benefit Plan (and each related trust, insurance contract and fund) is in compliance in all material respects in form and in operation with all applicable requirements of Applicable Benefits Law (including ERISA and the Code), and is being administered in accordance with all relevant plan documents to the extent consistent with Applicable Benefits Law, including, without limitation, any special provisions relating to registered or qualified plans with which any Employee Benefit Plan is intended to qualify (including, without limitation, Sections 401 and 501 of the Code), and no condition exists as a result of which the Parent, the Company or the Related Persons or any fiduciary could be subject to any liability under any Applicable Benefits Law in connection with any Employee Benefit Plan (including, without limitation, Section 4972, 4975 or 4976 of the Code and Section 406, 502(i) and 502(l) of ERISA). No Employee Benefit Plan is under investigation or audit by the Department of Labor or Internal Revenue Service other than as part of a routine tax audit of the Company. The Company is not aware of any actions, claims (other than routine claims for benefits), lawsuits or arbitrations pending or, to the knowledge of the Company, threatened with respect to any Employee Benefit Plan (including against any fiduciary of any Employee Benefit Plan) and the Company has no knowledge of any facts that could reasonably be expected to give rise to any such actions, claims, lawsuits or arbitrations that could, individually or in the aggregate, cause the Company to incur any material liability There has been full compliance in all material respects with the notice and continuation requirements of section 4980B of the Code and with sections 9801 through 9833 of the Code and section 713 of ERISA applicable to any Employee Benefit Plan.

     (f) No provision of any Employee Benefit Plan becomes effective in the event of a change in control of the employer maintaining such Employee Benefit Plan. The consummation of the Merger or any other transaction contemplated by this Agreement will not result in (i) any payment (including, without limitation, severance, unemployment compensation, golden parachute or bonus payments or otherwise) becoming due to any current or former director, officer, employee or consultant of the Company, (ii) any increase in the amount of compensation or benefits payable in respect of any current or former director, officer, employee or consultant of the Company, or (iii) the acceleration of vesting or time of payment of any material benefits or compensation payable in respect of any current or former director, officer, employee or consultant of the Company and the transactions contemplated by this Agreement will not result in any payment or series of payments by the Company of a "parachute payment" within the meaning of Section 280G of the Code. No employee or former employee of the Company will be entitled to any severance benefits under the terms of any Employee Benefit Plan solely by reason of the consummation of the Merger or any other transaction contemplated by this Agreement.

     (g) The Company has not communicated to employees or agreed to the creation of any new employee benefit plan or, with respect to any existing Employee Benefit Plan, any increase in benefits or new benefits or change in employee coverage which would increase the expense of maintaining such Employee Benefit Plan. No provision of any Employee Benefit Plan prohibits the employer maintaining it from amending or terminating such Employee Benefit Plan at any time and to the fullest extent that law permits.

     (h) At no time since the organization of the Company has any entity (other than the Company) been an "ERISA Affiliate" of the Company. "ERISA Affiliate" means any trade or business, whether or not incorporated, which together with the Company, is or was at any time during such period treated as a "single employer" within the meaning of section 414(b), (c), (m) or (o) of the Code or a part of the same "controlled group" as the Company within the meaning of section 4001 of ERISA. No leased employee (within the meaning of section 414(n) or (o) of the Code) performs any services for the Company.

     (i) All actions required to be taken on behalf of any Employee Benefit Plan that is a stockholder of the Company, in order to effectuate the Merger or the other transactions contemplated by this Agreement, shall have been duly authorized by the appropriate fiduciaries of such Employee Benefit Plan, and shall comply with the terms of such Employee Benefit Plan, ERISA and other applicable laws.

     (j) The fair market value of the assets of each funded Employee Benefit Plan (or the insurance coverage of each Employee Benefit Plan funded through insurance) equals or exceeds the accrued benefits thereunder through the Effective Time according to the actuarial assumptions and valuations most recently used to determine employer contributions to any such Employee Benefit Plan and specified on Section 2.14(j) of the Company Disclosure Schedule. With respect to each such Employee Benefit Plan, all payments due from the Company to date have been made when due and all amounts properly accrued to date or as of the Effective Time as liabilities of the Company which have not been paid have been properly recorded on the books of the appropriate entity. With respect to each Employee Benefit Plan that is funded wholly or partially through an insurance policy, all premiums required to have been paid to date under the insurance policy have been paid, all premiums required to be paid under the insurance policy through the Effective Time will have been paid on or before the Effective Time and, as of the Effective Time, there will be no liability of the Company under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.

     (k) There are no complaints, charges or claims against the Company pending or to the Company's knowledge threatened to be brought by or filed with any governmental authority based on, arising out of, in connection with or otherwise relating to the employment by the Company of any individual, including individuals classified by the Company as independent contractors or "leased employees" (within the meaning of section 414(n) of the Code), or the failure to employ any individual, including any claim relating to employment discrimination, equal pay, employee safety and health, immigration, wages and hours or workers' compensation.

     (l) The Company is in compliance in all material respects with all laws (including any legal obligation to engage in affirmative action) relating to the employment of former, current, and prospective employees, independent contractors and "leased employees" (within the meaning of section 414(n) of the Code) including all such laws relating to wages, hours, collective bargaining, employment discrimination, immigration, disability, civil rights, safety and health, workers' compensation and pay equity and has timely prepared and filed all appropriate forms (including Immigration and Naturalization Service Form I-9) required by any relevant governmental authority.

     (m) Except as set forth on Section 2.14(m) of the Company Disclosure Schedule, the Company is not a contractor or subcontractor with obligations under any federal, state or local government contracts as result of any business engaged in by the Business.

     (n) No fact or condition exists as a result of which the Company may have any material liability, whether absolute or contingent, including any obligations under any Employee Plans, as a result of or related to any misclassification of a person performing services for the Company as an independent contractor rather than as an employee.

     (o) There are no material liabilities, whether absolute or contingent, to any employees relating to workers compensation benefits that are not fully insured against by a bona fide third-party insurance carrier. With respect to each workers' compensation arrangement that is funded wholly or partially through an insurance policy or public or private fund, all premiums required to have been paid to date under the insurance policy or fund have been paid, all premiums required to be paid under the insurance policy or fund through the Closing Date will have been paid on or before the Closing Date and, as of the Closing Date, there will be no material Liability of the Company under any such insurance policy, fund or ancillary agreement with respect to such insurance policy or fund in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

     (p) No Employee Benefit Plan is a plan, agreement or arrangement providing for benefits in the nature of severance benefits, and the Company does not have outstanding any liabilities with respect to any severance benefits available under any Employee Benefit Plan.

     (q) Except as set forth on Section 2.14(q) of the Company Disclosure Schedule, no Business employee participates in any Employee Benefit Plan, program or arrangement that provides any benefits or provides for payments based on or measured by the value of any equity security of or interest in the Company.

     SECTION 2.15 Title to Properties. Except as set forth in Section 2.15 of the Company Disclosure Schedule, the Company has good and indefeasible title to all of its properties and assets, free and clear of all Encumbrances, except liens for taxes not yet due and payable and such Encumbrances or other imperfections of title, if any, as do not materially detract from the value of or interfere with the present use of the property affected thereby or which would not have a Material Adverse Effect, and except for Encumbrances which secure indebtedness reflected in the Company Interim Balance Sheet.

     SECTION 2.16 Compliance with Laws; Legal Proceedings. (a) The Company is not in violation of, or in default with respect to, any applicable statute, regulation, ordinance, writ, injunction, order, judgment, decree or any Governmental License, except where such violation or default does not have and cannot reasonably be expected to have, a Material Adverse Effect.

     (b) Except as set forth in Section 2.16(b) of the Company Disclosure Schedule, there is no order, writ, injunction, judgment or decree outstanding and no legal, administrative, arbitration or other governmental proceeding or investigation pending or, to the best of the Company's knowledge, threatened, and there are no claims (including unasserted claims of which the Company is aware) against or relating to the Company or any of its properties, assets or businesses or any of its officers, employees or directors that, (i) individually or in the aggregate could have a Material Adverse Effect, or (ii) could have an adverse affect on the Company's ability to perform its obligations under this Agreement or any documents or agreements contemplated hereby.

     SECTION 2.17 Finders. Except for Ladenburg Thalmann & Co. Inc. (whose fees shall be paid by the Company and shall in the aggregate not exceed the amount set forth in Section 2.17 of the Company Disclosure Schedule), no broker, finder or investment advisor acted directly or indirectly for the Company in connection with this Agreement or the Merger, and no broker, finder, investment advisor or other Person is entitled to any fee or other commission, or other remuneration, in respect thereof based in any way on any action, agreement, arrangement or understanding taken or made by or on behalf of the Company.

     SECTION 2.18 Intellectual Property. (a) The Company owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, trade secrets, computer software programs or applications and tangible or intangible proprietary information or material and other intellectual property rights that are used in the business of the Company as currently conducted, except where the failure to do so would not have a Material Adverse Effect.

     (b) Except as disclosed in Section 2.18(b) of the Company Disclosure Schedule, or where such event does not and cannot reasonably be expected to have a Material Adverse Effect: (i) the Company is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which the Company is a party and pursuant to which the Company is authorized to use any patents, trademarks, service marks or copyrights or other intellectual property rights owned by others ("Company Third-Party Intellectual Property Rights"); (ii) no claims with respect to the patents, registered and unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor or other intellectual property rights owned by the Company (the "Company Intellectual Property Rights"), any trade secret material to the Company, or Company Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of Company Third Party Intellectual Property Rights by or through the Company, are currently pending or, to the Company's knowledge, have been threatened by any Person; and (iii) the Company does not know of any valid grounds for any bona fide claims (1) to the effect that the sale, licensing or use of any product or service as now sold, licensed or used, or proposed for sale, license or use by the Company infringes on any intellectual property rights of a third-party including copyright, patent, trademark, service mark or trade secret; (2) against the use by the Company of any intellectual property including trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company as currently conducted or as proposed to be conducted; (3)
challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company; or
(4) challenging the license or legally enforceable right to use of Company Third Party Intellectual Rights by the Company.

     (c) To the Company's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company.

     (d) Set forth in Section 2.18(d) of the Company Disclosure Schedule is a complete and accurate list of (i) all patents and patent applications owned by the Company worldwide; (ii) all trademark and service mark registrations and all trademark and service mark applications and all trade names owned by the Company worldwide; (iii) all copyright registrations and copyright applications owned by the Company worldwide; and (iv) all licenses owned by the Company in which the Company is (A) a licensor with respect to any of the patents, trademarks, service marks, trade names or copyrights listed in the Disclosure Schedule, or
(B) a licensee of any other person's patents, trade names, trademarks, service marks or copyrights. The Company has made all necessary filings and recordations to protect and maintain its interest in the patents, patent applications, trademark and service mark registrations, trademark and service mark applications, trade names, copyright registrations and copyright applications and licenses set forth in the Disclosure Schedule, except where such failure to file or record has not and could not reasonably be expected to have a Material Adverse Effect.

     (e) The Company shall ensure that any software products or services owned, provided or otherwise developed by the Company, or used in the conduct of the

Company's business as presently conducted and as it is expected to be conducted after the date of this Agreement, whether in whole or in part, by or for the Company, which incorporate any date- related information or otherwise process any date-related information, will, on the Effective Date, provide, among other things, the following functionality: (i) accurate processing of date- related information before, during and after January 1, 2000, including accepting the date input, providing the date output, and performing calculations on dates or portions of dates; (ii) accurate functioning without interruption before, during and after January 1, 2000 without any change in operation associated with the advent of the new century; (iii) ability to respond to two-digit input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and (iv) the ability to store and provide output date information in ways that are unambiguous as to the century.

     SECTION 2.19 Insurance. Except as set forth in Section 2.19 of the Company Disclosure Schedule, all material fire and casualty, general liability, business interruption, product liability and other insurance policies maintained by the Company is with reputable insurers, provide adequate coverage for all normal risks incident to the Company's assets, properties and business operations and are in character and amount at least equivalent to that carried by Persons engaged in a business subject to the same or similar perils or hazards. The Company has not since January 1, 1995 been denied or had revoked or rescinded any policy of insurance.

     SECTION 2.20 Contracts; etc. (a) Set forth on Section 2.20 of the Company Disclosure Schedule is a complete and correct list of each of the following agreements, leases and other instruments to which the Company is a party or by which Company or any of its properties or assets are bound:

               (i) each service or other similar type of agreement under which services are provided by any other Person to the Company which is material to the business of the Company;

               (ii) each agreement that restricts the operation of the business of the Company or the ability of the Company to retain employees or brokers or to solicit customers or employees;

               (iii) each operating lease (as lessor, lessee, sublessor or sublessee) that is material to the Company taken as a whole of any real or tangible personal property or assets;

               (iv) each agreement under which services are provided by the Company to any material customer;

               (v) each agreement (including capital leases) under which any money has been or may be borrowed or loaned or any note, bond, indenture or other evidence of indebtedness has been issued or assumed (other than those under which there remain no ongoing obligations of the Company), and each guaranty of any evidence of indebtedness or other obligation, or of the net worth, of any Person (other than endorsements for the purpose of collection in the ordinary course of business);

               (vi) each partnership, joint venture or similar agreement;

               (vii) each agreement containing restrictions with respect to the payment of dividends or other distributions in respect of the Company's capital stock; and

               (viii) each agreement to make unpaid capital expenditures in excess of $50,000.

A complete and correct copy of each written agreement, lease or other type of document required to be disclosed pursuant to this Section 2.20(a) has been delivered to Parent.

     (b) Each agreement, lease or other type of document required to be disclosed pursuant to Section 2.13, 2.14 or 2.20(a) or filed as an exhibit to the Company's SEC Reports to which the Company is a party or by which the Company or its properties or assets are bound (collectively, the "Company Contracts"), except for Company Contracts, the loss of which would not have a Material Adverse Effect, is valid, binding and in full force and effect and is enforceable by the Company or such Subsidiary in accordance with its terms except for the Exceptions. The Company is not (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of the Company Contracts, and, to the Company's knowledge, no other party to any of the Company Contracts is (with or without the lapse of time or the giving of notice, or both) in breach of or in default under any of the Company Contracts. No existing or completed agreement to which the Company is a party is subject to renegotiation with any governmental body.

     SECTION 2.21 Permits, Authorizations, etc. Section 2.21 of the Company Disclosure Schedule sets forth all Governmental Licenses and each other material approval, authorization, consent, license, including the New York State Banking Authority, order or other permit of all governmental agencies, whether federal, state, local or foreign, necessary to enable the Company to own, operate and lease its properties and assets as and where such properties and assets are owned, leased or operated and to provide and carry on its business as presently provided and conducted (collectively, the "Company Permits") or required to permit the continued conduct of such business following the Merger in the manner conducted on the date of this Agreement (and indicates in each case whether or not the consent of any Person is required for the consummation of the transactions contemplated hereby). The Company has all necessary Company Permits of all governmental agencies, whether federal, state, local or foreign, all of which are valid and in good standing with the issuing agencies and not subject to any proceedings for suspension, modification or revocation, except to the extent such failure to maintain such permits or be in good standing, or such proceedings, would not have a Material Adverse Effect.

     SECTION 2.22 Environmental Matters. (a) For purposes of this Agreement, the capitalized terms defined below shall have the meanings ascribed to them below.

               (i) "Environmental Law(s)" means all federal, state or local law (including common law), statute, ordinance, rule, regulation, code, or other requirement relating to the environment, natural resources, or public or employee health and safety and includes, but is not limited to the

     Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., the Hazardous Materials
     Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 33 U.S.C. Section 2601 et seq., the Toxic Substances Control Act, 15 U.S.C.
     Section 2601 et seq., the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq., and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., as such laws have been amended or supplemented, and the regulations promulgated pursuant thereto, and all analogous state or local statutes and any applicable transfer statutes.

               (ii) "Environmental Permits" means all approvals, authorizations, consents, permits, licenses, registrations and certificates required by any applicable Environmental Law.

               (iii) "Hazardous Substance(s)" means, without limitation, any flammable explosives, radioactive materials, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products (including but not limited to waste petroleum and petroleum products), methane, hazardous materials, hazardous wastes, pollutants, contaminants and hazardous or toxic substances, as defined in or regulated under any applicable Environmental Laws.

               (iv) "Release" means any past or present spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping,
     leaching,   dumping  or  disposing  of  a  Hazardous   Substance  into  the
     Environment.

          (b) Except for violations that do not and will not cause a Material Adverse Effect, the Company has obtained all Environmental Permits that are required for the lawful operation of its business. The Company (i) is in compliance in all material respects with all terms and conditions of their Environmental Permits and of any applicable Environmental Law, and (ii) has not received written notice of any material violation by or claim against the Company under any Environmental Law.

          (c) There have been no Releases, or threatened Releases of any Hazardous Substances into, on or under any of the properties owned or operated (or formerly owned or operated) by the Company (including the costs of investigation and remediation) under any applicable Environmental Law that would have a Material Adverse Effect.

          (d) The Company has not received any written notice of possible liability as a potentially responsible party at any federal or state National Priority List ("Superfund") site.

          SECTION 2.23 Company Acquisitions. Section 2.23 of the Company Disclosure Schedule hereto contains a complete and correct list of all agreements ("Acquisition Agreements") since January 1, 1995, executed by the Company pursuant to which the Company has acquired or agreed to acquire all or any part of the stock or assets (including any customer list) of any Person. A complete and correct copy of each of the Acquisition Agreements has been delivered to Parent. The Company has no further obligation or liability under any of the Acquisition Agreements or as a result of the transactions provided for therein, except as described in reasonable detail in Section 2.23 of the Company Disclosure Schedule.

          SECTION 2.24 Books and Records. All accounts, books, ledgers and official and other records prepared and kept by the Company are complete in all material respects, and there are no material inaccuracies or discrepancies contained or reflected therein.

          SECTION 2.25  Interested  Party  Transactions.  Except as set forth in
Section 2.25 of the Company Disclosure Schedule or the Company SEC Reports, since January 1, 1997 no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

          SECTION 2.26 Certain Approvals. The Company's Board of Directors has taken any and all necessary and appropriate action to render inapplicable to the Merger and the other transactions contemplated by this Agreement Section 9.12 of the NYBCL. No other state takeover statute or similar domestic or foreign statute or regulation applies or purports to apply to the Merger or the other transactions contemplated by this Agreement.


                                   ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF
                              PARENT AND MERGER SUB


     Each of Parent and Merger Sub hereby represents and warrants to the Company that, except as set forth in the written disclosure schedule delivered by Parent to the Company (the "Parent Disclosure Schedule"):

     SECTION 3.1 Corporate Organization. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite corporate power and authority to own, operate and lease its properties and assets as and where the same are owned, operated or leased and to conduct its business as it is now being conducted. Each of Parent and Merger Sub is in good standing and duly qualified or licensed as a foreign corporation to do business in those jurisdictions in which the location of the property and assets owned, operated or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect. Each of Parent and Merger Sub has heretofore delivered to the Company complete and correct copies of its Certificate of Incorporation and By-laws, as amended to and as in effect on the date hereof.

     SECTION 3.2 Capitalization. The authorized capital stock of Merger Sub as of the date hereof consists of 100 shares of common stock, par value $.01 per share (the "Merger Sub Common Stock"). All 100 shares of the Merger Sub Common Stock are issued and outstanding and owned beneficially and of record by Parent as of the date hereof. Merger Sub has no subsidiaries, no material assets or liabilities (except pursuant to this Agreement) and was formed solely to facilitate the Merger.

     SECTION 3.3 Authorization; Execution and Delivery. Each of Parent and Merger Sub has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by Parent or Merger Sub of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Parent and Merger Sub. This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except for the Exceptions.

     SECTION 3.4 Governmental Approvals and Filings. No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing or registration with, any governmental or regulatory authority that currently regulates Parent or Merger Sub is required in order to permit Parent or Merger Sub to consummate the Merger or perform its obligations under this Agreement, except for (i) filing and recording of the Certificate of Merger as required by the NYBCL, (ii) filings and other required submissions under the HSR Act, (iii) the filings required pursuant to the New York Banking Law that are set forth in Section 3.4 of the Parent Disclosure Schedule, (iv) approval of the Bank of Greece, and (v) as is otherwise set forth in Section 3.4 of the Parent Disclosure Schedule.

     SECTION 3.5 No Conflict. Subject to compliance with any Governmental Licenses described in Section 3.4 of the Parent Disclosure Schedule and obtaining the consents and waivers that are set forth and described in Section
3.5 of the Parent Disclosure Schedule (the "Private Consents"), neither the execution, delivery and performance of this Agreement by Parent or Merger Sub, nor the consummation by Parent or Merger Sub of the transactions contemplated hereby, will (i) conflict with, or result in a breach or violation of, any provision of the certificate of incorporation (or similar organizational document) or by-laws of Parent or Merger Sub; (ii) conflict with, result in a breach or violation of, give rise to a default, or result in the acceleration of performance, or permit the acceleration of performance, under (whether or not after the giving of notice or lapse of time or both) any Encumbrance, note, bond, indenture, guaranty, lease, license, agreement or other instrument, writ, injunction, order, judgment, decree, statute, rule or regulation to which Parent or Merger Sub or any of their respective properties or assets is subject; (iii) give rise to a declaration or imposition of any Encumbrance upon any of the properties or assets of Parent or Merger Sub; or (iv) impair Parent's business or adversely affect any Governmental License necessary to enable Parent and Merger Sub to carry on their business as presently conducted, except, in the cases of clauses (ii), (iii) or (iv), for any conflict, breach, violation, default, declaration, imposition or impairment that would not have a Material Adverse Effect.

     SECTION 3.6 No Legal Proceedings. Neither the execution and delivery of this Agreement by Parent or Merger Sub, nor the consummation by Parent or Merger Sub of the transactions contemplated hereby, are being challenged by or are the subject of any pending or, to the knowledge of Parent or Merger Sub, threatened litigation or governmental investigation or proceeding as of the date of this Agreement.

     SECTION 3.7 Finders. Except for Keefe Bruyette & Woods, Inc., no broker, finder or investment advisor acted directly or indirectly as such for Parent, any Subsidiary of Parent or any stockholder of Parent in connection with this Agreement or the Merger, and no broker, finder, investment advisor or other Person is entitled to any fee or other commission, or other remuneration, in respect thereof based in any way on any action, agreement, arrangement or understanding taken or made by or on behalf of Parent, any Subsidiary of Parent or any stockholder of the Parent.

     SECTION 3.8 Financial Ability to Perform. Parent has or will at the time of the consummation of the Merger have cash funds available sufficient to make all cash payments required to be made for the Company Common Stock under this Agreement and pay all fees and expenses related to the transaction contemplated by the Agreement.

     SECTION 3.9 Proxy Statement. None of the information supplied or to be supplied in writing by Parent or Merger Sub specifically for inclusion in the Proxy Statement will, at the time the Proxy Statement is mailed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and will not, at the time of the meeting of shareholders to which the Proxy Statement relates or at the Effective Time omit to state any material fact necessary to correct any statement which has become false or misleading in any earlier communication with respect to the solicitation of any proxy for such meeting.


                                   ARTICLE IV

                     COVENANTS, TRANSACTIONS AND CONDUCT OF
                           BUSINESS PENDING THE MERGER


     SECTION 4.1 Conduct of Business by the Company Pending the Merger. The Company covenants and agrees that during the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, unless Parent shall otherwise agree in writing, (i) the Company shall conduct its business only in the ordinary course of business consistent with past practice; (ii) that the Company shall use reasonable commercial efforts to preserve substantially intact the business organization of the Company, to keep available the services of the present officers, employees, agents and consultants of the Company and to preserve the present relationships of the Company with governmental agencies, insurance brokers, insurance companies, lenders, customers, suppliers and other Persons with which the
Company has significant regulatory or business relations. By way of amplification and not limitation, except as contemplated by this Agreement, the Company shall not, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, directly or indirectly do, or propose to do, any of the following:

          (a)  amend  or  otherwise   change  the   Company's   Certificate   of
     Incorporation or By-Laws;

          (b) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company or any of its Affiliates (except for the issuance of shares of Company Common Stock issuable upon the exercise of the Warrants pursuant to the Warrant Agreements or Stock Options under the Company Stock Option Plans, which Warrants and Stock Options are outstanding on the date hereof);

          (c) sell, pledge, dispose of or encumber any assets of the Company (except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets, and (iii) sales of immaterial assets not in excess of $10,000);

          (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, any of its securities, including, without limitation, shares of Company Common Stock or any option, warrant or right, directly or indirectly, to acquire shares of Company Common Stock;

          (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money, except for borrowings and reborrowing under the Company's existing credit facilities or issue any debt securities or assume, guarantee (other than guarantees of bank debt of the Company's subsidiaries under existing credit facilities entered into in the ordinary course of business) or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, except in the ordinary course of business consistent with past practice; (iii) authorize any capital expenditures or purchases of fixed assets which are, in the aggregate, in excess of $50,000; or (iv) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this
     Section 4.1(e);

          (f) make any material change in the rate of compensation, commission, bonus or other remuneration payable, or pay or agree or promise to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to any director, officer, employee, salesman, broker or agent of the Company except in the ordinary course of business consistent with prior practice and pursuant to or in accordance with plans disclosed in Section 2.14(a) of the Company Disclosure Schedule that were in effect as of January 1, 1998, or make any increase in or commitment to increase any employee benefits, adopt or make any commitment to adopt any additional employee benefit plan or make any contribution, other than regularly scheduled contributions, to any Employee Benefit Plan;

          (g) take any action to change accounting practices, policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable or collection of accounts receivable);

          (h) make any material tax election inconsistent with past practice or settle or compromise any material federal, state, local or foreign Tax liability or agree to an extension of a statute of limitations, except to the extent the amount of any such settlement has been reserved for in the financial statements contained in the Company SEC Reports filed with the SEC prior to the date of this Agreement;

          (i) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) in excess of $10,000 per matter or $50,000 in the aggregate, other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the Company Financial Statements or incurred in the ordinary course of business and consistent with past practice; or

          (j) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (i) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect in any material respect or prevent the Company from performing or cause the Company not to perform its covenants herein.

          SECTION 4.2  Shareholders' Meeting; Proxy Material.

     (a) The Company shall cause a meeting of its shareholders to be duly called and held as soon as reasonably practicable after the execution of this Agreement for the purpose of voting on the adoption of this Agreement (the "Company Shareholder Meeting"). The Board of Directors of the Company shall recommend approval and adoption of this Agreement and the Merger by the Company's shareholders. The Company shall use its best efforts consistent with applicable legal requirements to solicit proxies in connection with the Company Shareholder Meeting called pursuant to this Section 4.2(a) and shall solicit such proxies in favor of such approval and adoption and take all other action reasonably necessary to attempt to secure the shareholder approval required to effect the Merger under applicable law.

     (b) The Company will prepare, and file with the SEC, a proxy statement, together with a form of proxy, with respect to the shareholders meeting described in Section 4.2(a) (such proxy statement, together with any amendments thereof or supplements thereto, being herein called the "Proxy Statement"). The Company (i) will use its best efforts to have the Proxy Statement cleared by the

SEC as soon as reasonably practicable, if such clearance is required, (ii) will as soon as reasonably practicable thereafter mail the Proxy Statement to shareholders of the Company and (iii) will otherwise comply in all material respects with all applicable legal requirements in respect of such meeting. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company and its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. Prior to filing the Proxy Statement with the SEC, the Company shall provide reasonable opportunity for Parent to review and comment upon the contents of the Proxy Statement and shall not include therein any information to which counsel to Parent shall reasonably object (unless counsel to the Company shall reasonably determine that such information should be included consistent with applicable legal principles) or omit therefrom any information which counsel to Parent shall reasonably request. If at any time prior to the meeting of the shareholders of the Company contemplated by this Section 4.2, any event relating to the Company or any of its subsidiaries, officers or directors is discovered by the Company which should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly so inform Parent. The Proxy Statement shall contain the recommendation of the Board of Directors of the Company in favor of the Merger and that the shareholders vote for and adopt the Merger and this Agreement.

          SECTION 4.3 No Shopping.

     (a) From the date hereof until the termination of this Agreement, the Company will not, and will not permit any officer, director, employee, investment banker or other agent to, directly or indirectly (i) take any action to seek, initiate or solicit any offer from any person, entity or group to acquire any shares of capital stock of the Company or its subsidiaries, to merge or consolidate with the Company or its subsidiaries, or to otherwise acquire any significant portion of the assets of the Company and its subsidiaries, taken as a whole (a "Third Party Acquisition Offer"), or (ii) engage in negotiations or discussions concerning a Third Party Acquisition Offer or the business or assets of the Company or its subsidiaries with, or disclose financial information relating to the Company or its subsidiaries, or any confidential or proprietary trade or business information relating to the business of the Company or its subsidiaries to, or afford access to the properties, books or records of the Company or its subsidiaries to, any third party that may be considering a Third Party Acquisition Offer; provided, however, that the Company may enter into any such negotiations or discussions, disclose any such information or afford any such access to any third party, if (A) the Board of Directors of the Company is advised by one or more of its financial advisors and concludes in good faith that the third party has the financial resources to consummate a Superior Acquisition, as defined in paragraph (c) below, and the Board of Directors of the Company determines in good faith that the third party is likely to submit a bona fide Third Party Acquisition Offer to consummate a Superior Acquisition;
(B) the Company has provided Parent, as soon as reasonably practicable and in any event prior to such discussions, negotiations, disclosure or access, notice of the Company's intent to enter into such discussions or negotiations, to supply information and/or to provide access, the identity of such third party and, as soon as reasonably practicable after such terms are known by the Company, the terms of the Third Party Acquisition Offer; and (C) such third party has signed and delivered to the Company a confidentiality agreement substantially equivalent to the Confidentiality Agreement in Section 4.4. The

Company  will  immediately   cease  or  cause  to  be  terminated  any  existing
activities, discussions or negotiations with any parties conducted with respect to any of the foregoing.

     (b) The Company will orally notify Parent immediately, followed by prompt written notice, of the receipt and the terms of any Third Party Acquisition Offer from any person, entity or group, or of any request for information or access, with respect to any Third Party Acquisition Offer, or any indication from any person, entity or group that it or another person, entity or group is considering making a Third Party Acquisition Offer or such a request, which notice shall include the identity of the third party and will promptly update the Company with respect to any developments with respect to such Third Party Acquisition Offer.

     (c) For purposes of this Agreement, a "Superior Acquisition" is a transaction pursuant to which a tender offer is made to acquire all of the outstanding Company Stock, or a merger, consolidation or a sale of substantially all of the assets of the Company (to be followed by a complete liquidation of the Company) occurs, which the Board of Directors of the Company concludes in good faith (after consultation with its financial advisors and legal counsel), taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, (i) would, if consummated, result in a transaction that is more favorable to the Company's shareholders (in their capacities as shareholders), from a financial point of view, than the transactions contemplated by this Agreement and (ii) is reasonably capable of being completed.

     SECTION 4.4 Access to Information. The Company will give Parent and Merger Sub, and their respective counsel, financial advisors, auditors and other authorized representatives, full access to the offices (including a work area for the use of Parent and Merger Sub and their authorized representatives), properties, employees, books and records of the Company and its subsidiaries at all reasonable times upon reasonable notice, and will instruct the employees, counsel, financial advisors and auditors of the Company and its subsidiaries to cooperate in all reasonable respects with Parent and Merger Sub and each such representative in its investigation of the business of the Company and its subsidiaries, provided that no investigation pursuant to this Section 4.4 shall affect any representation or warranty given by the Company to Parent or Merger Sub hereunder. The Company will confer from time to time with Parent at Parent's request to discuss the status of the operations of the Company and its subsidiaries. Parent shall keep such information confidential in accordance with the terms of the confidentiality letter, dated June 23, 1998 (the "Confidentiality Letter"), between Parent and the Company.

     SECTION 4.5 Amendment of Company's Employee Plans. The Company will, effective at or immediately prior to the Effective Time, cause any Employee Plans (as hereinafter defined) which it may have to be amended, to the extent, if any, reasonably requested by Parent, for the purpose of permitting the Employee Plans to continue to operate in conformity with ERISA and the Code subsequent to the Merger.

     SECTION 4.6 Stock Options and Warrants. In accordance with the Company's Equity Incentive Plan (the "Plan"), the Company will, as soon as practicable after the execution of this Agreement, but in any event no later than March 1, 1999, cause the Committee that administers the Plan to adopt the resolutions set forth on Exhibit 4.6 hereto pursuant to Section 12(g) of the Plan (the "Resolutions").

     SECTION 4.7 Best Efforts. Subject to the terms and conditions herein provided, each of the Company, Parent and Merger Sub agrees to use its commercially reasonable efforts consistent with applicable legal requirements to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary or proper and advisable under applicable laws and regulations to ensure that the conditions set forth in Article V are satisfied and to consummate and make effective, in the most expeditious manner reasonably practicable, the Merger and the other transactions contemplated by this Agreement.

     SECTION 4.8 Consents. Parent and the Company each shall use their respective commercially reasonable efforts to obtain all material consents of third parties and governmental authorities, and to make all governmental filings, necessary for the consummation of the transactions contemplated by this Agreement. Parent and the Company each shall as soon as practicable file (i) a Pre-Merger Notification and Report Form under the Hart Scott Rodino Antitrusts Improvements Act (the "HSR Act") with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division"), (ii) all filings required by the New York State Banking Law with the New York State Banking Department, (iii) those filings required by the Massachusetts Bank Law and shall use their respective best efforts to respond as promptly as reasonably practicable to all inquiries received from the FTC or the Antitrust Division, or from the New York State Banking Department, the Massachusetts banking authorities, or any other relevant regulatory authority for additional information or documentation.

     SECTION 4.9 Public  Announcements.  Except as hereinafter  provided in this
Section 4.9, Parent and the Company will consult with each other before issuing any press release or otherwise making any public statements prior to the Effective Time with respect to the Merger or the other transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to receiving the consent of the other party, which consent will not be unreasonably withheld or delayed. Nothing stated herein shall prohibit any party from making a press release or other statement required by law or by obligations pursuant to any listing agreement with any automated interdealer quotation system if the party making the disclosure has first consulted with the other parties hereto.

     SECTION 4.10 Notification of Certain Matters. The Company will give prompt notice, as soon as reasonably practicable, to Parent and Merger Sub of the occurrence or non-occurrence of any event (i) which has had or is reasonably likely to have a Material Adverse Effect, (ii) which has caused any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect or (iii) which has caused any failure of the Company to comply in all material respects with or satisfy in all material respects any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that the delivery of any notice pursuant to this Section 4.10 will not limit or otherwise affect the remedies available under this Agreement to Parent or limit the rights of the Company under this Agreement.

     SECTION 4.11 Indemnification. All rights to indemnification and exculpation existing in favor of any present or former director, officer or employee of the Company or any of its subsidiaries (an "Indemnified Party") as provided in the Company's Certificate of Incorporation or By-Laws or the certificate or articles of incorporation, by-laws or similar organizational documents or by-laws of any of its subsidiaries as in effect on the date hereof shall survive the Merger for a period of six years with respect to matters occurring at or prior to the Effective Time and no action taken during such six-year period shall be deemed to diminish the obligations set forth in this Section 4.11.

     SECTION 4.12 Directors and Officers Liability Insurance. For a period of four years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect either (i) the current policy of directors' and officers' liability insurance maintained by the Company (provided that Parent or the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous in any material respects to the indemnified parties thereunder) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 4.12 more than an amount per year equal to 150% of the current annual premium (which current annual premium for the policy year ending September 2001 the Company represents and warrants to be approximately $8,000 in the aggregate) paid by the Company for such existing insurance coverage (the "Cap"); and provided, further, that if equivalent coverage cannot be obtained, or can be obtained only by paying an annual premium in excess of the Cap, the Surviving Corporation shall only be required to obtain as much coverage as can be obtained by paying an annual premium equal to the Cap, or (ii) a run-off (i.e., "tail") policy or endorsement with respect to the current policy of directors' and officers' liability insurance covering claims asserted within three years after the Effective Time arising from facts or events which occurred before the Effective Time.

     SECTION 4.13 Employment Contracts. At the Effective Time, the Company shall terminate, and cause Alan J. Karp and David E. Fisher to terminate, the existing employment agreements of Alan J. Karp and David E. Fisher with the Company, and the Company shall enter into the Employment Agreements with Alan J. Karp and David E. Fisher substantially in the forms of Exhibits A and B hereto, respectively (the "Employment Agreements).

     SECTION 4.14 Conveyance Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time and the Surviving Corporation shall be responsible for the payment of all such taxes and fees.

     SECTION 4.15 Prepayment of Indebtedness. At the Effective Time, the Parent shall prepay or cause the Surviving Corporation to prepay, including any prepayment penalties in connection therewith, each of the notes and other forms of indebtedness of the Company that is then prepayable.

     SECTION 4.16 Keyman Life Insurance. The Company shall obtain and maintain, at its expense, "keyman" life insurance coverage on the lives of Alan J. Karp and David E. Fisher, with either the Company or Parent as sole beneficiary, in the amount of $1,000,000 for each such person, which insurance shall be issued by an insurance company rated A minus or better by A. M. Best Co. Inc.


                                    ARTICLE V

                            CONDITIONS TO THE MERGER


     SECTION 5.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a) Shareholder Approval. The Merger and this Agreement shall have been approved and adopted by the requisite vote of the shareholders of the Company;

          (b) HSR Act; etc. All waiting periods applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated; all consents required to be obtained under the New York State Banking Law and the Massachusetts Bank Law, and from the Bank of Greece shall have been obtained, and any waiting periods applicable to the consummation of the Merger under such law shall have expired or been terminated.

          (c) Governmental Actions. There shall not have been instituted, pending or threatened any suit, action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by or before any governmental authority, administrative agency or court of competent jurisdiction, domestic or foreign, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, or any other legal restraint (i) preventing or seeking to prevent consummation of the Merger, (ii) prohibiting or seeking to prohibit or limiting or seeking to limit Parent from exercising all material rights and privileges pertaining to its ownership of the Surviving Corporation or the ownership or operation by Parent or any of its Subsidiaries of all or a material portion of the business or assets of Parent or any of its Subsidiaries, or (iii) compelling or seeking to compel Parent or any of its Subsidiaries to dispose of or hold separate all or any material portion of the business or assets of Parent or any of its Subsidiaries (including the Surviving Corporation), as a result of the Merger or the transactions contemplated by this Agreement;

          (d) Illegality. No statute, rule, regulation or order shall be enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal;

          (e) Opinions of Counsel. The Company shall have received the written opinions of Kramer Levin Naftalis & Frankel LLP and James Maxwell, Esq., in the forms attached hereto as Exhibits C-1 and C-2, respectively. Parent and Merger Sub shall have received the written opinion of Blau, Kramer, Wactler & Lieberman, P.C. in the form attached hereto as Exhibit D.

     SECTION 5.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement (including the Company Disclosure Schedule) that are qualified as to materiality shall be true and correct in all respects on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time and each of the representations and warranties of the Company contained in this Agreement (including the Company Disclosure Schedule) that is not so qualified shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date and Parent and Merger Sub shall have received a certificate to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company;

          (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate dated as of the Effective Time to such effect signed by the Chief Executive Officer and Chief Financial Officer of the Company;

          (c) Consents Obtained. All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement, the consummation by it of the transactions contemplated hereby and the continuation in full force and effect of any and all material rights, documents, agreements or instruments of the Company, including, without limitation, all such consents required from governmental agencies, shall have been obtained and made by the Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders would not have a Material Adverse Effect on the Company or Parent;

          (d) Absence of Material Adverse Effect. There shall not have been, since December 31, 1997 (i) any damage, destruction or loss, whether covered by insurance or not, that has had, or will have, a Material Adverse Effect; (ii) any suit, action, investigation, inquiry or other proceeding by or before any court or governmental or other regulatory or administrative agency or commission requesting an order, judgment or decree (except those in which Parent or Merger Sub is a plaintiff directly or derivatively) which, in the reasonable judgment of Parent, would be reasonably likely, if issued, to have a Material Adverse Effect; or (iii) any other event or condition (financial or otherwise) of any character or any operations or results of operations that has had, or is reasonably likely to have, a Material Adverse Effect.

          (e) Dissenting Shares. The holders of not more than 7.5% of the issued and outstanding Company Common Stock shall have taken such action prior to or at the time of the shareholders' vote as is necessary as of that time to entitle them to the statutory dissenters' rights referred to in Section 1.7 hereof.

          (f) Options and Warrants. In accordance with the Plan, the Company shall have caused the Committee that administers the Plan to take action, pursuant to Section 12(g) of the Plan to adopt the Resolutions.

          (g) Employment Agreements. The Company and Alan J. Karp and David E. Fisher shall have entered into the Employment Agreements.

          (h) Company Net Worth. As of the last day of the month immediately prior to the month in which the Effective Time occurs, the Company's net worth, calculated in accordance with GAAP, shall be no less than $7,000,000.

          (i) Contracts Receivable. As of the last day of the month immediately prior to the month in which Effective Time occurs, the Company's net Contracts Receivable, calculated in accordance with GAAP, shall be no less than $40,000,000.

          (j) Prepayable Indebtedness. The holders of all notes and other forms of indebtedness of the Company (other than the commercial paper set forth on Schedule 5.2(j) hereto, any refundings of such commercial paper and any other commercial paper having similar terms and conditions that may be issued by the Company between the date of this Agreement and the Effective Date pursuant to the terms of this Agreement (the "Commercial Paper")) shall have agreed to allow Parent to prepay or to cause the Surviving Corporation to prepay such notes and other indebtedness.

     SECTION 5.3 Additional Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement (including the Parent Disclosure Schedule) that are qualified as to materiality shall be true and correct in all respects on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time and each of the representations and warranties of Parent or Merger Sub contained in this Agreement (including the Parent Disclosure Schedule) that is not so qualified shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as if made on and as of the Effective Time, except for (i) changes contemplated by this Agreement and (ii) those representations and warranties which address matters only as of a particular date and the Company shall have received a certificate to such effect signed by the Chief Executive Officer and the Chief Financial Officer of Parent; and

          (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate dated as of the Effective Time to such effect signed by the President and Chief Financial Officer of Parent.


                                   ARTICLE VI

                                   TERMINATION


     SECTION 6.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of the Company or Parent:

          (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company; or

          (b) by either Parent or the Company if the Merger shall not have been consummated on or before June 1, 1999 (provided that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date, and provided further that, in the event that the Merger would have occurred on or before such date except that either (i) the condition set forth in Section 5.2(j) hereof has not been met by such date, or (ii) the representations set forth in Section 2.18(e) shall not be true and correct in all material respects on such date, Parent or the Company shall have the option to extend such date until July 1, 1999); or

          (c) by either Parent or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission, including, without limitation, the New York State Banking Department, shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger (provided that the right to terminate this Agreement under this Section 6.1(c) shall not be available to any party who has not complied with its obligations under Section 4.7 and such noncompliance materially contributed to the issuance of any such order, decree or ruling or the taking of such action); or

          (d) by either Parent or the Company if the requisite vote of the shareholders of the Company shall not have been obtained by May 27, 1999, or if the shareholders of the Company shall not have approved and adopted the Merger and this Agreement at the Company Shareholders Meeting; or

          (e) by Parent or the Company if any representation or warranty of the Company, or Parent and Merger Sub, respectively, set forth in this Agreement shall be untrue when made, such that the conditions set forth in
     Section 5.2(a) or 5.3(a), as the case may be, would not be satisfied (a "Terminating Misrepresentation"); provided, however, that, if such Terminating Misrepresentation is curable prior to May 27, 1999 by the Company or Parent, as the case may be, through the exercise of its commercially reasonable efforts and for so long as the Company or Parent, as the case may be, continues to exercise such reasonable efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 6.1(e); or

          (f) by Parent if any representation or warranty of the Company shall have become untrue such that the condition set forth in Section 5.2(a) would not be satisfied (a "Company Terminating Change"), or by the Company if any representation or warranty of Parent and Merger Sub shall have become untrue such that the condition set forth in Section 5.3(a) would not be satisfied (a "Parent Terminating Change" and together with a Company Terminating Change, a "Terminating Change"), in either case other than by reason of a Terminating Breach (as hereinafter defined); provided, however, that if any such Terminating Change is curable prior to May 27, 1999 by the Company or Parent, as the case may be, through the exercise of its commercially reasonable efforts, and for so long as the Company or Parent, as the case may be, continues to exercise such commercially reasonable efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 6.1(f); or

          (g) by Parent or the Company upon a breach of any covenant or agreement on the part of the Company or Parent, respectively, set forth in this Agreement, such that the conditions set forth in Sections 5.2(b) or 5.3(b), as the case may be, would not be satisfied (a "Terminating Breach"); provided, however, that, if such Terminating Breach is curable prior to May 27, 1999 by the Company or Parent, as the case may be, through the exercise of its commercially reasonable efforts and for so long as the Company or Parent, as the case may be, continues to exercise such commercially reasonable efforts, neither Parent nor the Company, respectively, may terminate this Agreement under this Section 6.1(g); or

          (h) by the Company, if the Company receives a bona fide Third Party Acquisition Offer which constitutes a Superior Acquisition and which Third Party Acquisition Offer the Board of Directors of the Company accepts, approves or recommends; or

          (i) by Parent or Merger Sub, if the Board of Directors of the Company fails to call or hold a special meeting of shareholders or to conduct the vote to approve and adopt this Agreement and the Merger at the special meeting or any adjournment thereof or if the Board of Directors of the Company fails to recommend the Merger to the Company's shareholders, withdraws or qualifies such recommendation or its approval of this

     Agreement or the Merger once given or takes any position or action that is inconsistent with such recommendation or accepts, recommends or approves a Third Party Acquisition Offer.

     SECTION 6.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or of any of its Affiliates, directors, officers or shareholders except (i) as set forth in
Section 6.3 and Section 7.1, and (ii) nothing herein shall relieve any party from liability for any breach hereof.

     SECTION 6.3 Fees and Expenses and Damages.  (a) Except as set forth in this
Section 6.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

     (b) The Company shall pay Parent a fee of $193,200 upon the termination of this Agreement where such termination occurs for any of the following reasons:
(x) by Parent pursuant to Section 6.1(i);  (y) by Company pursuant to 6.1(h); or
(z) by Parent or the Company pursuant to Section 6.1(d).

     (c) Upon termination of this Agreement by either Parent or the Company, the respective parties hereto may seek any and all remedies or damages available to it under applicable law.

     (d) The fee payable pursuant to Section 6.3(b) shall be paid within one business day after a written demand for payment following the occurrence of any of the events described in Section 6.3(b).


                                   ARTICLE VII

                               GENERAL PROVISIONS


     SECTION 7.1  Effectiveness of  Representations,  Warranties and Agreements.
(a) Except as otherwise provided in this Section 7.1, the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors or representatives, whether prior to or after the execution of this Agreement. The representations, warranties, covenants and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 6.1, as the case may be, except that the covenants and agreements set forth in Article I and Sections
4.11 and 4.12 shall  survive the  Effective  Time and those set forth in Section
6.3 shall survive such termination. The Confidentiality Letter shall survive termination of this Agreement as provided therein.

          (b) Any disclosure made with reference to one or more Sections of the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided that such relevance is reasonably apparent. Disclosure of any matter in the Company Disclosure Schedule or the Parent Disclosure Schedule shall not be deemed an admission that such matter is material.

          SECTION 7.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

          (a)  If to Parent or Merger Sub:

               Atlantic Bank of New York
               960 Avenue of the Americas
               New York, NY  10001
               Attention:  George Jarvis
               Telecopier No.:  (212) 695-6907
               Telephone No.:  (212) 714-7389

               and

               James Maxwell, Esq.
               Telecopier No.:  (212) 967-2557
               Telephone No.:  (212) 714-7312

          With a copy to:

               Kramer Levin Naftalis & Frankel LLP
               919 Third Avenue
               New York, NY  10022
               Telecopier No.:  (212) 715-8000
               Telephone No.:  (212) 715-9100
               Attention:  Peter S. Kolevzon, Esq.

          (b) If to the Company:

               Standard Funding Corp.
               335 Crossways  Park Drive
               Woodbury, NY 11797
               Telecopier No.:  (516) 364-8497
               Telephone No.:  (516) 364-0200
               Attention:  Alan Karp, President

               With a copy to:

               Blau, Kramer, Wactlar & Lieberman, P.C.
               100 Jericho Quadrangle
               Jericho, New York 11753
               Telecopier No.:  (516) 822-4824
               Telephone No.:  (516) 822-4820
               Attention:  Edward I. Kramer, Esq.

     SECTION 7.3 Certain Definitions. For purposes of this Agreement, the term:

          (a) "Affiliate" means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person;

          (b) "Business Day" means any day other than a day on which banks in New York are required or authorized to be closed;

          (c) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

          (d) "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization other entity or group (as defined in Section 13(d)(3) of the Exchange Act); and

          (e) "Subsidiary" or "Subsidiaries" of any Person means any corporation, partnership, limited liability company, or other legal entity of which such Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

     SECTION 7.4 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after approval and adoption of the Merger and this Agreement by the shareholders of the Company, no amendment may be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

     SECTION 7.5 Waiver. At any time prior to the Effective Time, any party hereto may with respect to any other party hereto (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

     SECTION 7.6 Headings; Construction. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement (a) words denoting the singular include the plural and vice versa, (b) "it" or "its" or words denoting any gender include all genders, (c) the word "including" shall mean "including without limitation," whether or not expressed, (d) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Effective Time, as applicable, unless otherwise expressly provided, (e) any reference herein to a Section, Article, Schedule or Exhibit refers to a Section or Article of or a Schedule or Exhibit to this Agreement, unless otherwise stated, (f) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a Business Day, then the period shall end on the next day which is a Business Day, and (g) any reference to a party's "best efforts" or "reasonable efforts" shall not include any obligation of such party to pay, or guarantee the payment of, money or other consideration to any third party or to agree to the imposition on such party or its Affiliates of any condition reasonably considered by such party to be materially burdensome to such party or its Affiliates.

     SECTION 7.7 Severability. (a) If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent reasonably possible.

     (b) The Company and Parent agree that the fees provided in Section 6.3(b) are fair and reasonable in the circumstances. If a court of competent jurisdiction shall nonetheless, by a final, non-appealable judgment, determine that the amount of any such fee exceeds the maximum amount permitted by law, then the amount of such fee shall be reduced to the maximum amount permitted by law in the circumstances, as determined by such court of competent jurisdiction.

          SECTION 7.8 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Letter), both written and oral, among the parties, or any of them, with respect to the subject matter hereof, except as otherwise expressly provided herein.

     SECTION 7.9 Assignment; Merger Sub. This Agreement shall not be assigned by operation of law or otherwise, except that all or any of the rights of Merger Sub hereunder may be assigned to any direct, wholly-owned Subsidiary of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder.

     SECTION 7.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, other than Sections 4.11 and 4.12 (which are intended to be for the benefit of the Indemnified Parties and may be enforced by such Indemnified Parties).

     SECTION 7.11 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     SECTION 7.12 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts executed and fully performed within the State of New York.

     SECTION 7.13 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 7.14 WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.


                     [This space intentionally left blank.]

          IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                   ATLANTIC BANK OF NEW YORK


                                   By   /s/
                                         ----------------------------------
                                      Name:  Thomas K. Sipple
                                      Title: Executive Vice President & CFO



                                   ATLANTIC PREMIUM, INC.


                                   By   /s/
                                         ----------------------------------
                                      Name:  Thomas K. Sipple
                                      Title: President



                                   STANDARD FUNDING CORP.


                                   By   /s/
                                         ----------------------------------
                                      Name:  Alan J. Karp
                                      Title: President

                                                                       Exhibit A


                              EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT (this "Agreement") is made as of the ___ day of ___________, 1999, by and between Standard Funding Corp., a New York corporation (the "Company"), and Alan J. Karp (the "Employee").


                              W I T N E S S E T H :


     WHEREAS, immediately subsequent to the execution of this Agreement a wholly-owned acquisition subsidiary ("Merger Sub") of Atlantic Bank of New York, a New York banking corporation (the "Parent") is being merged (the "Merger") with and into the Company, pursuant to an Agreement and Plan of Merger dated January 28, 1999 (the "Merger Agreement"); and


     WHEREAS, immediately prior to the consummation of the Merger, Employee is employed as President of the Company and holds an approximately 22.4% interest in the Company; and


     WHEREAS, Employee's interest in the Company is being transferred to Parent as a result of the Merger Agreement; and


     WHEREAS, the Company wishes to ensure that it will continue to have the benefits of Employee's services after the Merger on the terms and conditions hereinafter set forth; and


     WHEREAS, the Company and Employee acknowledge and agree that the retention of Employee's services and Employee's agreement to enter into and adhere to the noncompetition, nonsolicitation, and nondisclosure of proprietary information provisions contained in this Agreement are critical reasons Parent, Merger Sub and the Company entered into the Merger Agreement; and


     WHEREAS, Employee desires to work for the Company on the terms and conditions hereinafter set forth.


     NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto agree as follows:

          1. Employment; Term. The Company hereby employs Employee, and Employee hereby accepts employment with the Company, in accordance with and subject to the terms and conditions set forth herein. The term of this Agreement shall commence on the date hereof (the "Effective Date") and, unless earlier terminated in accordance with Paragraph 5 hereof, shall terminate on _________________, 2002 (the "Term"). The Company and Employee each warrant and represent that they are free to enter into this Agreement and that by doing so they will not breach or otherwise impair any other agreement with any person or entity.

          2.   Employment

               (a) During the Term, Employee shall serve as President of the Company.

               (b) Employee shall have such duties and responsibilities as are customary for Employee's position and any other duties or responsibilities he may reasonably be assigned by the Board of Directors of the Company.

               (c) During the period Employee is employed by the Company, Employee shall devote his full business time and best efforts to the business and affairs of the Company, except as otherwise specifically permitted by the Company.

          3.   Compensation

               (a) The Company shall pay Employee a base salary (the "Base Salary") of $250,000 per annum, payable monthly in accordance with the Company's payroll practices or in such other manner as shall be agreeable to the Company and Employee and subject to all legally required or customary withholdings.

               (b) Employee shall be eligible to receive an annual bonus ranging between -$50,000 and $200,000 for the calendar years 1999, 2000, and 2001 (prorated as to any partial years). The amount of Employee's bonus, if any, shall be based on performance targets, as set forth in Schedule A. If Employee's annual bonus is a positive amount, it shall be paid in accordance with the Company's policies for its senior executives and at such times as annual bonuses are generally paid to employees of the Company. Such amounts shall be subject to all legally required or customary withholdings. If Employee's annual bonus is a negative amount, the amount owed to the Company shall be deducted from the principal amount then outstanding of that certain Adjustable Principal Promissory Note issued on the date hereof by Parent to Employee in connection with the Merger as partial consideration for Employee's interest in the Company (the "Note"); provided, however, if a negative bonus is earned by Employee for year 1999 and/or 2000 pursuant to this paragraph, the amount deducted from the principal amount then outstanding of the Note as payment of the negative bonus shall be added back to the principal amount then outstanding of the Note if the performance target of the Company, as set forth in Schedule A, for the calendar year immediately following the year for which a negative bonus was earned is exceeded by 15% or more.

               (c) Employee shall be entitled to a special bonus of $250,000 if:
(i) the performance of the Company has exceeded the cumulative target, as set forth in Schedule A, by 15% or more; and (ii) in each of the calendar years 1999, 2000, and 2001, the Company's performance has been at least 100% of the target for that year, as set forth in Schedule A. If Employee is entitled to a special bonus under this paragraph 3(c), it shall be paid in accordance with the Company's policies for its senior executives and at such times as annual bonuses for the year 2001 are generally paid to employees of the Company. Such bonus shall be subject to all legally required or customary withholdings.

          4.   Benefits

               (a) The Company agrees to pay Employee a car allowance of $800 per month, which will be considered taxable income, less legally required and/or customary withholdings. The Company shall not be responsible for any additional car- related expenses, including but not limited to insurance, mileage, maintenance or repairs, and fuel expenses.

               (b) It is contemplated that during the period of employment, Employee may incur out-of-pocket expenses in connection with the performance of his services hereunder, including customary and regular expenses incurred for travel and entertainment related to the business of the Company. Accordingly, the Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in the performance of his duties hereunder upon submission of reasonable documentation therefore in accordance with the Company's policies.

               (c) Employee shall be entitled to participate in any and all medical insurance, group health, disability insurance, pension, and other benefit plans which are made generally available by the Company to its senior executives; provided, however, that Employee shall not be entitled to participate in any cash bonus or incentive compensation plan other than those described in paragraph 3 hereof. The Company, in its sole discretion, may at any time amend or terminate its benefit plans or programs, but such amendment or termination shall not discriminate against Employee as compared to other senior executives.

               (d) Employee shall be entitled to receive four weeks of annual paid vacation in accordance with the Company's vacation policy for its senior executives. Employee shall be entitled to all paid holidays the Company makes available to its employees.

     5. Termination. Employee's employment hereunder may be terminated prior to the end of the Term under the following circumstances:

               (a) Death. Employee's employment hereunder shall terminate upon Employee's death.

               (b) Total Disability. The Company may terminate Employee's employment hereunder at any time after Employee becomes "Totally Disabled." For purposes of this Agreement, Employee shall be "Totally Disabled" as of the earlier of (i) the date Employee becomes entitled to receive long-term disability benefits under the Company's long-term disability plan and (ii) Employee's inability to perform the duties and responsibilities contemplated under this Agreement for a period of more than 180 consecutive days due to physical or mental incapacity. Such termination shall become effective five days after the Company gives notice of such termination to Employee, or to his spouse or legal representative, in accordance with Paragraph 9 hereof.

               (c) Termination by the Company for Cause. The Company may terminate Employee's employment hereunder for Cause at any time after providing written notice to Employee. For purposes of this Agreement, the term "Cause" shall mean any of the following: (i) the neglect or failure or refusal of Employee to perform Employee's material duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness); (ii) the willful and substantial engaging by Employee in misconduct which is injurious to the Company, monetarily or otherwise; (iii) perpetration of an intentional and knowing fraud against or affecting the Company or any customer, client, agent, or employee thereof; (iv) conviction (including conviction on a nolo contendere plea) of a felony or any crime involving, in the good faith judgment of the Company, fraud, dishonesty or moral turpitude; (v) the willful breach of a covenant set forth in Paragraph 7 hereof; or (vi) any material breach of this Agreement; provided however that a termination pursuant to clauses (i), (ii), or
(vi) hereof shall not become effective unless such neglect, failure, misconduct, or breach is capable of being cured and Employee fails to cure such neglect, failure, misconduct, or breach within 30 days after written Notice from the Company.

          Notwithstanding the foregoing, a termination for Cause shall not be deemed effective unless and until the Employee has first received written notice specifying in reasonable detail the reasons for the Company's intention to terminate him for Cause, and has been afforded ten (10) days to submit a written response to the Company's Board of Directors. Upon receipt of a timely response from the Employee, the Board, within seven (7) days of receipt of the response, will determine if there is a sufficient basis for a termination for Cause. The foregoing is a procedural requirement only and the determination of the Board may be challenged by the Employee in an appropriate forum.

               (d) Termination by the Company Without Cause. The Company may terminate Employee's employment hereunder at any time for any reason or no reason.

               (e) Termination by Employee for Good Reason. Employee may terminate his employment hereunder if (i) the Company effects a material diminution of Employee's duties or changes his title, as specified in Section 2 of this Agreement, (ii) the Company requires that Employee's office be located outside a 10- mile radius of Woodbury, New York at any time prior to May 31, 2001, unless muutally agreeable; or the Company requires that the Employee's office be located in any area other than Manhattan, Queens or Long Island at any time after May 31, 2001; or (iii) the Company materially breaches this Agreement, including, but not limited to, failure to pay the compensation or provide the medical benefits required by Paragraph 3 of this Agreement, and such breach is injurious to Employee; provided however that a termination pursuant to clauses (i) or (iii) hereof shall not become effective unless the Company fails to cure such breach or material diminution within 30 days after Employee gives the Company written Notice of such breach or material diminution.

          6. Compensation Following Termination Prior to the End of the Term. In the event that Employee's employment hereunder is terminated prior to the end of the Term, Employee shall be entitled only to the following compensation and benefits upon such termination:

               (a) Termination by Reason of Death or Total Disability, by the Company for Cause, or by Employee Without Good Reason. In the event that Employee's employment is terminated prior to the expiration of the Term by reason of Employee's death or Total Disability or for Cause pursuant to Paragraph 5(a), 5(b), or 5(c) hereof, respectively, or by Employee without Good Reason, as defined in Paragraph 5(e) hereof, the Company shall pay the following amounts to Employee (or Employee's spouse or estate, as the case may be):

               i. any accrued but unpaid Base Salary (as determined  pursuant to
          Paragraph   3(a)  hereof)  for  services   rendered  to  the  date  of
          termination;

               ii. any accrued but unpaid expenses required to be reimbursed pursuant to Paragraph 4(b) hereof; and

               iii. any vacation accrued to the date of termination.

The benefits to which Employee and/or his family may be entitled upon termination pursuant to the plans, programs, and arrangements referred to in Paragraph 4(c) hereof shall be determined and paid in accordance with the terms of such plans, programs, and arrangements.

               (b) Termination by the Company Without Cause or Termination by Employee for Good Reason. In the event that Employee's employment is terminated by the Company without Cause or by Employee for Good Reason pursuant to Paragraph 5(d) or 5(e) hereof, the Company shall pay the following amounts to
Employee:

          i. any accrued and unpaid Base Salary (as determined pursuant to Paragraph 3(a) hereof) for services rendered to the date of termination;

          ii. any accrued but unpaid expenses required to be reimbursed pursuant to Paragraph 4(b) hereof;

          iii. any vacation accrued to the date of termination;

          iv. lump sum payment equal to the total amount of Base Salary Employee would have earned from the date of termination until the expiration of the Term (as determined under Paragraph 3(a) hereof); and

          v. a prorated bonus, based on the number of days the employee worked during the year in which the Employee is terminated and the Company's performance in that year, and paid at such time as the Employee would have been paid but for such termination. In addition, within ten (10) days of such termination the Employee shall be paid an amount equal to $75,000 divided by 12 ($6,250) multiplied by the number of months remaining on the initial Term of the Agreement. For example, if the Employee commenced employment on April 1, 1999 and was terminated on September 30, 1999 (6 months), and the Company's performance warrants a $100,000 bonus for 1999, the Employee would be entitled to a bonus based on the Company's performance in 1999 of $50,000. In addition, since 30 months would remain on the Agreement, within ten (10) days of his termination the Employee would be entitled to $187,500 ($75,000 o 12 x 30).

The benefits to which Employee and/or his family may be entitled upon termination pursuant to the plans, programs, and arrangements referred to in Paragraph 4(c) hereof shall be determined and paid in accordance with the terms of such plans, programs, and arrangements, except that the Company shall, with respect to any major medical and all other health, accident, and disability plans for which Employee, or his spouse or legal representative, elects continuation in accordance with COBRA, reimburse Employee for payment of premiums related to the maintenance of such plans for a period of three months following termination. The Company's obligation to pay such premiums, however, shall cease upon Employee's employment by any individual or entity.

               (c) Termination of Employment -- Effect on Note.

                    i. If Employee's employment is terminated by the Company for Cause or by Employee without Good Reason less than one year after the Effective Date, the Company shall not be obligated to make any payment of principal of the Note and all unpaid and future interest shall be waived. If Employee's employment is terminated by the Company for Cause or by Employee without Good Reason less than two years but one or more years after the Effective Date, the Company shall be obligated to pay only 33.3% of the principal of the Note and all unpaid and future interest shall be waived. If Employee's employment is terminated by the Company for Cause or by Employee without Good Reason two or more years after the Effective Date but before the expiration of the Term, the Company shall be obligated to pay only 66.7% of the principal of the Note and all unpaid and future interest shall be waived.

                    ii. If Employee's employment is terminated by the Company without Cause or by Employee for Good Reason, the Company shall immediately pay all monies, including principal and interest, that are due and owing on the Note.

                    iii. If Employee's employment terminates due to Death or Total Disability, the Company shall remain obligated to pay the principal of the Note and neither unpaid nor future interest shall be waived.

               (d) No Other Benefits or Compensation. Except as may be provided under this Agreement or under the terms of any incentive compensation, employee benefit, or fringe benefit plan applicable to Employee at the time of the termination of Employee's employment prior to the end of the Term, Employee shall have no right to receive any other compensation, or to participate in any other plan, arrangement, or benefit, with respect to any future period after such termination.

     7.  Noncompetition  and   nonsolicitation;   Nondisclosure  of  Proprietary
Information; Surrender of Records

               7.1  Noncompetition; Nonsolicitation.

                    Employee acknowledges and recognizes the highly competitive nature of the Company's business and that access to the Company's confidential records and proprietary information renders him special and unique within the Company's industry. In consideration of the payment by the Company to Employee of amounts that may hereafter be paid to Employee pursuant to this Agreement (including, without limitation, pursuant to Paragraph 3 hereof) and of the payments to Employee in connection with the sale of his interest in the Company pursuant to the Merger Agreement, Employee agrees that during the Term and during the Covered Time, Employee will not compete with any business the Company conducted at any time during Employee's employment with the Company and will not engage, directly or indirectly, in any business that engages in the insurance premium finance business in any of the states in which the Company does business at the time Employee seeks to engage in such business.

                    If the Employee is terminated without Cause or terminates his employment for Good Reason, the foregoing paragraph will only prohibit the Employee from competing with the Company in states in which the Company conducted business at the time of his termination.

                    In further consideration of the payment by the Company to Employee of amounts that may hereafter be paid to Employee pursuant to this Agreement (including, without limitation, pursuant to Paragraph 3 hereof) and of the payments to Employee in connection with the sale of his interest in the Company pursuant to the Merger Agreement, Employee agrees that during the Term and during the Covered Time he shall not (i) directly or indirectly solicit or attempt to solicit any of the employees, brokers, agents, consultants or representatives of the Company to terminate his, her, or its relationship with the Company; (ii) directly or indirectly solicit or attempt to solicit any of the employees, brokers, agents, consultants or representatives of the Company to become employees, brokers, agents, representatives or consultants of any other person or entity; or (iii) directly or indirectly solicit or attempt to solicit any customer, vendor or distributor of the Company, or any insurance broker with which the Company does or has done business during the Covered Time, with respect to any product or service being furnished, made, sold or leased by the Company.

                    During the Term and during the Covered Time, Employee agrees that upon the earlier of Employee's (a) negotiating with any Competitor (as defined below) concerning the possible employment of Employee by the Competitor,
(b) receiving an offer of employment from a Competitor, or (c) becoming employed by a Competitor, Employee will (x) immediately provide notice to the Company of such circumstances and (y) provide copies of Paragraph 7 hereof to the Competitor. Employee further agrees that the Company may provide notice to a Competitor of Employee's obligations under this Agreement, including without limitation Employee's obligations pursuant to Paragraph 7 hereof. For purposes of this Agreement, "Competitor" shall mean any entity (other than the Company) that engages, directly or indirectly, in the insurance premium finance business in any state in which the Company does business at the time employee seeks to engage in such business.

                    Employee  understands  that the provisions of this Paragraph
7.1 may limit his ability to earn a livelihood in a business similar to the business of the Company but nevertheless agrees and hereby acknowledges that the consideration provided under this Agreement, including any amounts or benefits provided under Paragraph 3 hereof and the Merger Agreement, is sufficient to justify the restrictions contained in such provisions. In consideration thereof and in light of Employee's education, skills and abilities, Employee agrees that he will not assert in any forum that such provisions prevent him from earning a living or otherwise are void or unenforceable or should be held void or unenforceable.

                    For purposes of paragraph 7 or this paragraph 7.1 hereof, the "Covered Time" shall mean the twenty-four month period immediately following the expiration of the Term or the twenty-four month period immediately following the date Employee's employment with the Company terminates for whatever reason, whichever is later. Notwithstanding the foregoing, if the Employee's employment is terminated without Cause or the Employee terminates his employment for Good Reason, the "Covered Time" shall mean the twelve month period immediately following the expiration of the Term or the twelve month period immediately following the date Employee's employment with the Company terminates, whichever is later.

     7.2 Proprietary Information. Employee acknowledges that during the course of his employment with the Company he will necessarily have access to and make use of proprietary information and confidential records of the Company. Employee covenants that he shall not during the Term or at any time thereafter, directly or indirectly, use for his own purpose or for the benefit of any person or entity other than the Company, nor otherwise disclose, any proprietary information to any individual or entity, unless such disclosure has been authorized in writing by the Company or is otherwise required by law. Employee acknowledges and understands that the term "proprietary information" includes, but is not limited to: (a) the software products, programs, applications, and processes utilized by the Company; (b) the name and/or address of any customer, vendor, or affiliate of the Company or any information concerning the transactions or relations of any customer, vendor, or affiliate of the Company with the Company or any of its partners, shareholders, principals, directors, officers, employees, or agents; (c) any information concerning any product, technology, or procedure employed by the Company but not generally known to its customers, vendors, or competitors, or under development by or being tested by the Company but not at the time offered generally to customers or vendors; (d) any information relating to the Company's computer software, computer systems, pricing or marketing methods, sales margins, cost of goods, cost of material, capital structure, operating results, borrowing arrangements, or business plans;
(e) any information which is generally regarded as confidential or proprietary in any line of business engaged in by the Company; (f) any business plans, budgets, or advertising or marketing plans; (g) any information contained in any of the Company's written or oral policies and procedures or manuals; (h) any information belonging to customers, vendors, or affiliates of the Company or any other person or entity which the Company has agreed to hold in confidence; and
(i) all written, graphic, and other material relating to any of the foregoing. Employee acknowledges and understands that information that is not novel or copyrighted or patented may nonetheless be proprietary information. The term "proprietary information" shall not include information generally available to and known by the public or information that is or becomes available to Employee on a non-confidential basis from a source other than the Company or the Company's partners, shareholders, principals, directors, officers, employees, or agents (other than as a result of a breach of any obligation of confidentiality).

     7.3 Confidentiality and Surrender of Records. Employee shall not during the Term or at any time thereafter (irrespective of the circumstances under which Employee's employment by the Company terminates), except as required by law or as is necessary for the performance of Employee's duties, directly or indirectly publish, make known, or in any fashion disclose any confidential records to, or permit any inspection or copying of confidential records by any individual or entity, nor shall he retain, and will deliver promptly to the Company, any of the same following termination of his employment hereunder for any reason or upon request by the Company. For purposes of this paragraph 7, "confidential records" means all correspondence, memoranda, files, manuals, books, lists, financial, operating, or marketing records, magnetic tape, or electronic or other media or equipment of any kind which may be in Employee's possession or under his control or accessible to him which contain any proprietary information. All confidential records shall be and remain the sole property of the Company during the Term and thereafter.

     7.4 No Other Obligations. Employee represents that he is not precluded or limited in his ability to undertake or perform the duties described herein by any contract, agreement, or restrictive covenant. Employee covenants that he shall not employ the trade secrets or proprietary information of any other person in connection with his employment by the Company.

     7.5 Confidentiality. Employee agrees to keep confidential the terms of this Agreement. This provision does not prohibit Employee from providing this information to his attorneys or accountants for purposes of obtaining legal or tax advice or as otherwise required by law. The Company shall not disclose the terms of this Agreement except as necessary in the ordinary course of its business or as required by law.

     7.6 Enforcement. Employee acknowledges and agrees that, by virtue of his position, his services, and access to and use of confidential records and proprietary information, any violation by him of any of the undertakings contained in this Paragraph 7 would cause the Company immediate, substantial, and irreparable injury for which it has no adequate remedy at law. Accordingly,

Employee agrees and consents to the entry of an injunction or other equitable relief by a court of competent jurisdiction restraining any violation or threatened violation of any undertaking contained in this Paragraph 7 without any requirement that the Company prove damages or post any bond. Rights and remedies provided for in this Paragraph 7 are cumulative and shall be in addition to rights and remedies otherwise available to the parties hereunder or under any other agreement or applicable law.

          8. Key Man Insurance. Employee recognizes and acknowledges that the Company or its affiliates may seek and purchase one or more policies providing key man life insurance with respect to Employee, the proceeds of which would be payable to the Company or such affiliate. Employee hereby consents to the Company or its affiliates seeking and purchasing such insurance and will provide such information, undergo such medical examinations (at the Company's expense), execute such documents, and otherwise take any and all actions reasonably necessary or desirable in order for the Company or its affiliates to seek, purchase, and maintain in full force and effect such policy or policies.

          9. Notices. Any notice, consent, request, or other communication made or given in accordance with this Agreement shall be in writing and shall be deemed to have been duly given when actually received, or, if mailed, three days after mailing by registered or certified mail, return receipt requested, to those listed below at their following respective addresses or at such other address or person's attention as each may specify by notice to the others:

          To the Company:

                    Atlantic Bank of New York
                    960 Avenue of the Americas
                    New York, NY 10001
                    Attention: Michael Protono
                               (212) 714-7565
                               James Maxwell, Esq.
                               (212) 714-7312

          With a copy to:

                    Kramer Levin Naftalis & Frankel LLP
                    919 Third Avenue
                    New York, NY 10022
                    (212) 715-9100
                    Attention: Kevin B. Leblang, Esq.

          To Employee:

                    Standard Funding Corp.
                    335 Crossways Park Drive
                    Woodbury, NY 11797
                    (212) 364-0200
                    Attention: Alan J. Karp

          With a copy to:

                    Blau, Kramer, Wactlar & Lieberman, P.C.
                    100 Jericho Quadrangle
                    Jericho, New York 1175
                    (516) 822-4820

     10. Assignability; Binding Effect. This Agreement is a personal contract calling for the provision of unique services by Employee, and Employee's rights and obligations hereunder may not be sold, transferred, assigned, pledged, or hypothecated. In the event of any attempted assignment or transfer of rights hereunder by Employee contrary to the provisions hereof (other than as may be required by law), the Company will have no further liability for payments hereunder. The rights and obligations of the Company hereunder will be binding upon and run in favor of the successors and assigns of the Company.

     11. Complete Understanding; Amendment; Waiver. This Agreement constitutes the complete understanding between the parties with respect to the employment of Employee and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and no statement, representation, warranty, or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement shall not be altered, modified, amended, or terminated except by a written instrument signed by each of the parties hereto. Any waiver of any term or provision hereof, or of the application of any such term or provision to any circumstances, shall be in writing signed by the party charged with giving such waiver. Waiver by either party hereto of any breach hereunder by the other party shall not operate as a waiver of any other breach, whether similar to or different from the breach waived. No delay on the part of the Company or Employee in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Employee of any such right or remedy shall preclude other or further exercise thereof.

     12. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. To the extent that a court of competent jurisdiction determines that Employee breached any undertaking in Paragraph 7, the Company's obligations to make payments hereunder shall immediately cease, provided that the Company shall be liable for such payments in the event that the determination of such court is overturned or reversed by any higher court. If the final judgment of a court of competent jurisdiction declares that any item or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power, and is hereby requested, to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

          13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, and unless clearly inapplicable, all references herein to the Company shall be deemed to include any successors. In addition, this Agreement shall be binding upon and inure to the benefit of the Employee and his heirs, executors, legal representatives and assigns; provided, however, that the obligations of Employee hereunder may not be delegated without the prior written approval of the Board of Directors of the Company.

          14. Successor Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform as if no such succession had taken place.

          15. Survivability. The provisions of this Agreement which by their terms call for performance subsequent to termination of Employee's employment hereunder, or of this Agreement, shall so survive such termination.

          16. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed within that State, without regard to its conflict of laws provisions. Any action to enforce this Agreement must be brought in a court situated in the City of New York and the parties hereby consent to the jurisdiction of courts situated in New York.

          17. Counterparts. This Agreement may be executed in two counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          18. Titles and Captions. All paragraph titles or captions in this Agreement are for convenience only and in no way define, limit, extend, or describe the scope or intent of any provision hereof.

          19. Governing Law; Consent to Jurisdiction; Jury Trial Waiver; Attorneys' Fees. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed within that State, without regard to its conflict of laws provisions.

          20. Arbitration; Jury Trial Waiver. Any dispute, controversy or claim arising out of or in connection with this Agreement or the employment of Employee by the Company shall be determined and settled by expedited arbitration in Nassau County or New York County, in the State of New York, conducted by the American Arbitration Association (the "AAA") in accordance with the then existing rules, regulations, practices and procedures of the AAA. Any decision in such arbitration shall be final, conclusive and binding upon the parties to the arbitration and may be enforced by the judgment and order of the Supreme Court of the State of New York for New York County or for Nassau County, and the parties hereto waive any objection to such jurisdiction or venue in any such proceeding commenced in such court. This provision does not prevent or prohibit the Company from seeking injunctive relief from a court of competent jurisdiction in an action to enforce any of the provisions of paragraph 7 of this Agreement.

          Without limiting the effect or enforceability of the foregoing paragraph, the parties expressly and knowingly waive any right to a jury trial in the event any action arising under or in connection with this Agreement or Employee's employment with the Company is litigated or heard in any court.


                     [Remainder of Page Intentionally Blank]

          IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first above written.


                              STANDARD FUNDING CORP.



                              By:________________________________
                                   Name:
                                   Title:



                              -----------------------------------
                                        Alan J. Karp

Schedule A to Employment Agreement

                             INCENTIVE COMPENSATION
                             ----------------------
                                     ($000)


                                   1999       2000          2001           2002
                                   ----       ----          ----           ----

Incentive                               Earnings Before Taxes and
Compensation     Percentage               Goodwill Performance
------------     ----------             -------------------------
                    75%
-50                                1,002     2,052          3,034          3,034
                    85%
-25                                1,136     2,326          3,439          3,439
                    90%
-12.5                              1,203     2,463          3,641          3,641
                    95%
-0-                                1,270     2,600          3,843          3,843
--------------------------------------------------------------------------------
                   100%
40        Target Performance       1,337     2,737          4,046          4,046
--------------------------------------------------------------------------------
                   107.5%
70                                 1,437     2,942          4,349          4,349
                   115%
125                                1,537     3,148          4,653          4,653
                   120%
169                                1,604     3,284          4,855          4,855
                   125%
200                                1,671     3,421          5,057          5,057

Incentive Compensation will be pro-rated in 1999 and in 2002. Performance will be inclusive of all accruals for Base Salary, Incentive Compensation, and Special Bonus (see Section 3(a), 3(b) and 3(c)). Earnings Before Taxes and Goodwill for 1999 shall not include:

          (i)  the following one-time merger-related charges:

               (a) pre-payment penalties,
               (b) write-off of deferred financing costs,
               (c) fee to Ladenberg Thalmann & Co., Inc., as disclosed on the Company Disclosure Schedule to the Merger Agreement (the "Company Disclosure Schedule"),
               (d) up to $135M of fees (plus out of pocket disbursements) of Blau, Kramer, Wactlar & Lieberman, P.C. in connection with the Merger,
               (e) other items not to exceed $150M;

          (ii) intra-corporate management fees and similar charges for services provided except that intra-corporate management fees and similar charges for services provided up to $25M shall be so included.

Earnings Before Taxes and Goodwill for 2000, 2001 and 2002 shall not include intra-corporate management fees and similar charges for services rendered except that intra-corporate management fees and similar charges for services provided up to $35M, $50M and $50M, respectively, shall be so included.

In computing Earnings Before Taxes and Goodwill, (i) the Company shall be operated in substantially the same manner as prior to the date of this Agreement with respect to pricing, purchasing and marketing, and such computation shall include additional costs incurred to implement additional operations, programs, products or services, or changes to current operations, programs, products or services (collectively, "Additional Operations") only if Parent in good faith shall deem such Additional Operations to be in the best interests of the Company and the President of the Company shall consent to such Additional Operations, which consent shall not be unreasonably withheld, and (ii) funding rates for loans made by Atlantic Bank of New York to the Company shall be at LIBOR plus 50bp.

For purposes of this Agreement, the phrase "intra-corporate management fees and similar charges" shall not include accounting, legal, regulatory and other management services that the Company currently obtains from third parties to the extent they are provided by the Bank at rates not materially higher than those that could be obtained on an arms-length basis in the open market.

Employee agrees that his Incentive Compensation shall be reduced, equally with that of David E. Fisher, up to a total of $30,000 for the two of them combined, to the extent of any fees, disbursements and other expenses actually incurred by Parent or the Company by reason of the failure of the representations in Section 2.14(e) of the Merger Agreement to be true and complete as of the date of the Merger Agreement or the date hereof.

                                                                       Exhibit B


                              EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT (this "Agreement") is made as of the ___ day of ___________, 1999, by and between Standard Funding Corp., a New York corporation (the "Company"), and David E. Fisher (the "Employee").


                              W I T N E S S E T H :


     WHEREAS, immediately subsequent to the execution of this Agreement a wholly-owned acquisition subsidiary ("Merger Sub") of Atlantic Bank of New York, a New York banking corporation (the "Parent") is being merged (the "Merger") with and into the Company, pursuant to an Agreement and Plan of Merger dated January 28, 1999 (the "Merger Agreement"); and


     WHEREAS, immediately prior to the consummation of the Merger, Employee is employed as Executive Vice President of the Company and holds an approximately 22.4% interest in the Company; and


     WHEREAS, Employee's interest in the Company is being transferred to Parent as a result of the Merger Agreement; and


     WHEREAS, the Company wishes to ensure that it will continue to have the benefits of Employee's services after the Merger on the terms and conditions hereinafter set forth; and


     WHEREAS, the Company and Employee acknowledge and agree that the retention of Employee's services and Employee's agreement to enter into and adhere to the noncompetition, nonsolicitation, and nondisclosure of proprietary information provisions contained in this Agreement are critical reasons Parent, Merger Sub and the Company entered into the Merger Agreement; and


     WHEREAS, Employee desires to work for the Company on the terms and conditions hereinafter set forth.


     NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the parties hereto agree as follows:

          1. Employment; Term. The Company hereby employs Employee, and Employee hereby accepts employment with the Company, in accordance with and subject to the terms and conditions set forth herein. The term of this Agreement shall commence on the date hereof (the "Effective Date") and, unless earlier terminated in accordance with Paragraph 5 hereof, shall terminate on _________________, 2002 (the "Term"). The Company and Employee each warrant and represent that they are free to enter into this Agreement and that by doing so they will not breach or otherwise impair any other agreement with any person or entity.

          2.   Employment

               (a) During the Term, Employee shall serve as Executive Vice President of the Company.

               (b) Employee shall have such duties and responsibilities as are customary for Employee's position and any other duties or responsibilities he may reasonably be assigned by the Board of Directors of the Company.

               (c) During the period Employee is employed by the Company, Employee shall devote his full business time and best efforts to the business and affairs of the Company, except as otherwise specifically permitted by the Company.

          3.   Compensation

               (a) The Company shall pay Employee a base salary (the "Base Salary") of $250,000 per annum, payable monthly in accordance with the Company's payroll practices or in such other manner as shall be agreeable to the Company and Employee and subject to all legally required or customary withholdings.

               (b) Employee shall be eligible to receive an annual bonus ranging between -$50,000 and $200,000 for the calendar years 1999, 2000, and 2001 (prorated as to any partial years). The amount of Employee's bonus, if any, shall be based on performance targets, as set forth in Schedule A. If Employee's annual bonus is a positive amount, it shall be paid in accordance with the Company's policies for its senior executives and at such times as annual bonuses are generally paid to employees of the Company. Such amounts shall be subject to all legally required or customary withholdings. If Employee's annual bonus is a negative amount, the amount owed to the Company shall be deducted from the principal amount then outstanding of that certain Adjustable Principal Promissory Note issued on the date hereof by Parent to Employee in connection with the Merger as partial consideration for Employee's interest in the Company (the "Note"); provided, however, if a negative bonus is earned by Employee for year 1999 and/or 2000 pursuant to this paragraph, the amount deducted from the principal amount then outstanding of the Note as payment of the negative bonus shall be added back to the principal amount then outstanding of the Note if the performance target of the Company, as set forth in Schedule A, for the calendar year immediately following the year for which a negative bonus was earned is exceeded by 15% or more.

               (c) Employee shall be entitled to a special bonus of $250,000 if:
(i) the performance of the Company has exceeded the cumulative target, as set forth in Schedule A, by 15% or more; and (ii) in each of the calendar years 1999, 2000, and 2001, the Company's performance has been at least 100% of the target for that year, as set forth in Schedule A. If Employee is entitled to a special bonus under this paragraph 3(c), it shall be paid in accordance with the Company's policies for its senior executives and at such times as annual bonuses for the year 2001 are generally paid to employees of the Company. Such bonus shall be subject to all legally required or customary withholdings.

          4.   Benefits

               (a) The Company agrees to pay Employee a car allowance of $800 per month, which will be considered taxable income, less legally required and/or customary withholdings. The Company shall not be responsible for any additional car- related expenses, including but not limited to insurance, mileage, maintenance or repairs, and fuel expenses.

               (b) It is contemplated that during the period of employment, Employee may incur out-of-pocket expenses in connection with the performance of his services hereunder, including customary and regular expenses incurred for travel and entertainment related to the business of the Company. Accordingly, the Company shall reimburse Employee for all reasonable out-of-pocket expenses incurred by Employee in the performance of his duties hereunder upon submission of reasonable documentation therefore in accordance with the Company's policies.

               (c) Employee shall be entitled to participate in any and all medical insurance, group health, disability insurance, pension, and other benefit plans which are made generally available by the Company to its senior executives; provided, however, that Employee shall not be entitled to participate in any cash bonus or incentive compensation plan other than those described in paragraph 3 hereof. The Company, in its sole discretion, may at any time amend or terminate its benefit plans or programs, but such amendment or termination shall not discriminate against Employee as compared to other senior executives.

               (d) Employee shall be entitled to receive four weeks of annual paid vacation in accordance with the Company's vacation policy for its senior executives. Employee shall be entitled to all paid holidays the Company makes available to its employees.

     5. Termination. Employee's employment hereunder may be terminated prior to the end of the Term under the following circumstances:

               (a) Death. Employee's employment hereunder shall terminate upon Employee's death.

               (b) Total Disability. The Company may terminate Employee's employment hereunder at any time after Employee becomes "Totally Disabled." For purposes of this Agreement, Employee shall be "Totally Disabled" as of the earlier of (i) the date Employee becomes entitled to receive long-term disability benefits under the Company's long-term disability plan and (ii) Employee's inability to perform the duties and responsibilities contemplated under this Agreement for a period of more than 180 consecutive days due to physical or mental incapacity. Such termination shall become effective five days after the Company gives notice of such termination to Employee, or to his spouse or legal representative, in accordance with Paragraph 9 hereof.

               (c) Termination by the Company for Cause. The Company may terminate Employee's employment hereunder for Cause at any time after providing written notice to Employee. For purposes of this Agreement, the term "Cause" shall mean any of the following: (i) the neglect or failure or refusal of Employee to perform Employee's material duties hereunder (other than as a result of total or partial incapacity due to physical or mental illness); (ii) the willful and substantial engaging by Employee in misconduct which is injurious to the Company, monetarily or otherwise; (iii) perpetration of an intentional and knowing fraud against or affecting the Company or any customer, client, agent, or employee thereof; (iv) conviction (including conviction on a nolo contendere plea) of a felony or any crime involving, in the good faith judgment of the Company, fraud, dishonesty or moral turpitude; (v) the willful breach of a covenant set forth in Paragraph 7 hereof; or (vi) any material breach of this Agreement; provided however that a termination pursuant to clauses (i), (ii), or
(vi) hereof shall not become effective unless such neglect, failure, misconduct, or breach is capable of being cured and Employee fails to cure such neglect, failure, misconduct, or breach within 30 days after written Notice from the Company.

          Notwithstanding the foregoing, a termination for Cause shall not be deemed effective unless and until the Employee has first received written notice specifying in reasonable detail the reasons for the Company's intention to terminate him for Cause, and has been afforded ten (10) days to submit a written response to the Company's Board of Directors. Upon receipt of a timely response from the Employee, the Board, within seven (7) days of receipt of the response, will determine if there is a sufficient basis for a termination for Cause. The foregoing is a procedural requirement only and the determination of the Board may be challenged by the Employee in an appropriate forum.

               (d) Termination by the Company Without Cause. The Company may terminate Employee's employment hereunder at any time for any reason or no reason.

               (e) Termination by Employee for Good Reason. Employee may terminate his employment hereunder if (i) the Company effects a material diminution of Employee's duties or changes his title, as specified in Section 2 of this Agreement, (ii) the Company requires that Employee's office be located outside a 10- mile radius of Woodbury, New York at any time prior to May 31, 2001, unless muutally agreeable; or the Company requires that the Employee's office be located in any area other than Manhattan, Queens or Long Island at any time after May 31, 2001; or (iii) the Company materially breaches this Agreement, including, but not limited to, failure to pay the compensation or provide the medical benefits required by Paragraph 3 of this Agreement, and such breach is injurious to Employee; provided however that a termination pursuant to clauses (i) or (iii) hereof shall not become effective unless the Company fails to cure such breach or material diminution within 30 days after Employee gives the Company written Notice of such breach or material diminution.

          6. Compensation Following Termination Prior to the End of the Term. In the event that Employee's employment hereunder is terminated prior to the end of the Term, Employee shall be entitled only to the following compensation and benefits upon such termination:

               (a) Termination by Reason of Death or Total Disability, by the Company for Cause, or by Employee Without Good Reason. In the event that Employee's employment is terminated prior to the expiration of the Term by reason of Employee's death or Total Disability or for Cause pursuant to Paragraph 5(a), 5(b), or 5(c) hereof, respectively, or by Employee without Good Reason, as defined in Paragraph 5(e) hereof, the Company shall pay the following amounts to Employee (or Employee's spouse or estate, as the case may be):

          i. any accrued but unpaid Base Salary (as determined pursuant to Paragraph 3(a) hereof) for services rendered to the date of termination;

          ii. any accrued but unpaid expenses required to be reimbursed pursuant to Paragraph 4(b) hereof; and

          iii. any vacation accrued to the date of termination.

The benefits to which Employee and/or his family may be entitled upon termination pursuant to the plans, programs, and arrangements referred to in

Paragraph 4(c) hereof shall be determined and paid in accordance with the terms of such plans, programs, and arrangements.

               (b) Termination by the Company Without Cause or Termination by Employee for Good Reason. In the event that Employee's employment is terminated by the Company without Cause or by Employee for Good Reason pursuant to Paragraph 5(d) or 5(e) hereof, the Company shall pay the following amounts to
Employee:

          i. any accrued and unpaid Base Salary (as determined pursuant to Paragraph 3(a) hereof) for services rendered to the date of termination;

          ii. any accrued but unpaid expenses required to be reimbursed pursuant to Paragraph 4(b) hereof;

          iii. any vacation accrued to the date of termination;

          iv. lump sum payment equal to the total amount of Base Salary Employee would have earned from the date of termination until the expiration of the Term (as determined under Paragraph 3(a) hereof); and

          v. a prorated bonus, based on the number of days the employee worked during the year in which the Employee is terminated and the Company's performance in that year, and paid at such time as the Employee would have been paid but for such termination. In addition, within ten (10) days of such termination the Employee shall be paid an amount equal to $75,000 divided by 12 ($6,250) multiplied by the number of months remaining on the initial Term of the Agreement. For example, if the Employee commenced employment on April 1, 1999 and was terminated on September 30, 1999 (6 months), and the Company's performance warrants a $100,000 bonus for 1999, the Employee would be entitled to a bonus based on the Company's performance in 1999 of $50,000. In addition, since 30 months would remain on the Agreement, within ten (10) days of his termination the Employee would be entitled to $187,500 ($75,000 o 12 x 30).

The benefits to which Employee and/or his family may be entitled upon termination pursuant to the plans, programs, and arrangements referred to in Paragraph 4(c) hereof shall be determined and paid in accordance with the terms of such plans, programs, and arrangements, except that the Company shall, with respect to any major medical and all other health, accident, and disability plans for which Employee, or his spouse or legal representative, elects continuation in accordance with COBRA, reimburse Employee for payment of premiums related to the maintenance of such plans for a period of three months following termination. The Company's obligation to pay such premiums, however, shall cease upon Employee's employment by any individual or entity.

               (c) Termination of Employment -- Effect on Note.

                    i. If Employee's employment is terminated by the Company for Cause or by Employee without Good Reason less than one year after the Effective Date, the Company shall not be obligated to make any payment of principal of the Note and all unpaid and future interest shall be waived. If Employee's employment is terminated by the Company for Cause or by Employee without Good Reason less than two years but one or more years after the Effective Date, the Company shall be obligated to pay only 33.3% of the principal of the Note and all unpaid and future interest shall be waived. If Employee's employment is terminated by the Company for Cause or by Employee without Good Reason two or more years after the Effective Date but before the expiration of the Term, the Company shall be obligated to pay only 66.7% of the principal of the Note and all unpaid and future interest shall be waived.

                    ii. If Employee's employment is terminated by the Company without Cause or by Employee for Good Reason, the Company shall immediately pay all monies, including principal and interest, that are due and owing on the Note.

                    iii. If Employee's employment terminates due to Death or Total Disability, the Company shall remain obligated to pay the principal of the Note and neither unpaid nor future interest shall be waived.

               (d) No Other Benefits or Compensation. Except as may be provided under this Agreement or under the terms of any incentive compensation, employee benefit, or fringe benefit plan applicable to Employee at the time of the termination of Employee's employment prior to the end of the Term, Employee shall have no right to receive any other compensation, or to participate in any other plan, arrangement, or benefit, with respect to any future period after such termination.

     7.  Noncompetition  and   nonsolicitation;   Nondisclosure  of  Proprietary
Information; Surrender of Records

               7.1  Noncompetition; Nonsolicitation.

                    Employee acknowledges and recognizes the highly competitive nature of the Company's business and that access to the Company's confidential records and proprietary information renders him special and unique within the Company's industry. In consideration of the payment by the Company to Employee of amounts that may hereafter be paid to Employee pursuant to this Agreement (including, without limitation, pursuant to Paragraph 3 hereof) and of the payments to Employee in connection with the sale of his interest in the Company pursuant to the Merger Agreement, Employee agrees that during the Term and during the Covered Time, Employee will not compete with any business the Company conducted at any time during Employee's employment with the Company and will not engage, directly or indirectly, in any business that engages in the insurance premium finance business in any of the states in which the Company does business at the time Employee seeks to engage in such business.

                    If the Employee is terminated without Cause or terminates his employment for Good Reason, the foregoing paragraph will only prohibit the Employee from competing with the Company in states in which the Company conducted business at the time of his termination.

                    In further consideration of the payment by the Company to Employee of amounts that may hereafter be paid to Employee pursuant to this Agreement (including, without limitation, pursuant to Paragraph 3 hereof) and of the payments to Employee in connection with the sale of his interest in the Company pursuant to the Merger Agreement, Employee agrees that during the Term and during the Covered Time he shall not (i) directly or indirectly solicit or attempt to solicit any of the employees, brokers, agents, consultants or representatives of the Company to terminate his, her, or its relationship with the Company; (ii) directly or indirectly solicit or attempt to solicit any of the employees, brokers, agents, consultants or representatives of the Company to become employees, brokers, agents, representatives or consultants of any other person or entity; or (iii) directly or indirectly solicit or attempt to solicit any customer, vendor or distributor of the Company, or any insurance broker with which the Company does or has done business during the Covered Time, with respect to any product or service being furnished, made, sold or leased by the Company.

                    During the Term and during the Covered Time, Employee agrees that upon the earlier of Employee's (a) negotiating with any Competitor (as defined below) concerning the possible employment of Employee by the Competitor,
(b) receiving an offer of employment from a Competitor, or (c) becoming employed by a Competitor, Employee will (x) immediately provide notice to the Company of such circumstances and (y) provide copies of Paragraph 7 hereof to the Competitor. Employee further agrees that the Company may provide notice to a Competitor of Employee's obligations under this Agreement, including without limitation Employee's obligations pursuant to Paragraph 7 hereof. For purposes of this Agreement, "Competitor" shall mean any entity (other than the Company) that engages, directly or indirectly, in the insurance premium finance business in any state in which the Company does business at the time employee seeks to engage in such business.

                    Employee  understands  that the provisions of this Paragraph
7.1 may limit his ability to earn a livelihood in a business similar to the business of the Company but nevertheless agrees and hereby acknowledges that the consideration provided under this Agreement, including any amounts or benefits provided under Paragraph 3 hereof and the Merger Agreement, is sufficient to justify the restrictions contained in such provisions. In consideration thereof and in light of Employee's education, skills and abilities, Employee agrees that he will not assert in any forum that such provisions prevent him from earning a living or otherwise are void or unenforceable or should be held void or unenforceable.

                    For purposes of paragraph 7 or this paragraph 7.1 hereof, the "Covered Time" shall mean the twenty-four month period immediately following the expiration of the Term or the twenty-four month period immediately following the date Employee's employment with the Company terminates for whatever reason, whichever is later. Notwithstanding the foregoing, if the Employee's employment is terminated without Cause or the Employee terminates his employment for Good Reason, the "Covered Time" shall mean the twelve month period immediately following the expiration of the Term or the twelve month period immediately following the date Employee's employment with the Company terminates, whichever is later.

     7.2 Proprietary Information. Employee acknowledges that during the course of his employment with the Company he will necessarily have access to and make use of proprietary information and confidential records of the Company. Employee covenants that he shall not during the Term or at any time thereafter, directly or indirectly, use for his own purpose or for the benefit of any person or entity other than the Company, nor otherwise disclose, any proprietary information to any individual or entity, unless such disclosure has been authorized in writing by the Company or is otherwise required by law. Employee acknowledges and understands that the term "proprietary information" includes, but is not limited to: (a) the software products, programs, applications, and processes utilized by the Company; (b) the name and/or address of any customer, vendor, or affiliate of the Company or any information concerning the transactions or relations of any customer, vendor, or affiliate of the Company with the Company or any of its partners, shareholders, principals, directors, officers, employees, or agents; (c) any information concerning any product, technology, or procedure employed by the Company but not generally known to its customers, vendors, or competitors, or under development by or being tested by the Company but not at the time offered generally to customers or vendors; (d) any information relating to the Company's computer software, computer systems, pricing or marketing methods, sales margins, cost of goods, cost of material, capital structure, operating results, borrowing arrangements, or business plans;
(e) any information which is generally regarded as confidential or proprietary in any line of business engaged in by the Company; (f) any business plans, budgets, or advertising or marketing plans; (g) any information contained in any of the Company's written or oral policies and procedures or manuals; (h) any information belonging to customers, vendors, or affiliates of the Company or any other person or entity which the Company has agreed to hold in confidence; and
(i) all written, graphic, and other material relating to any of the foregoing. Employee acknowledges and understands that information that is not novel or copyrighted or patented may nonetheless be proprietary information. The term "proprietary information" shall not include information generally available to and known by the public or information that is or becomes available to Employee on a non-confidential basis from a source other than the Company or the Company's partners, shareholders, principals, directors, officers, employees, or agents (other than as a result of a breach of any obligation of confidentiality).

     7.3 Confidentiality and Surrender of Records. Employee shall not during the Term or at any time thereafter (irrespective of the circumstances under which Employee's employment by the Company terminates), except as required by law or as is necessary for the performance of Employee's duties, directly or indirectly publish, make known, or in any fashion disclose any confidential records to, or permit any inspection or copying of confidential records by any individual or entity, nor shall he retain, and will deliver promptly to the Company, any of the same following termination of his employment hereunder for any reason or upon request by the Company. For purposes of this paragraph 7, "confidential records" means all correspondence, memoranda, files, manuals, books, lists, financial, operating, or marketing records, magnetic tape, or electronic or other media or equipment of any kind which may be in Employee's possession or under his control or accessible to him which contain any proprietary information. All confidential records shall be and remain the sole property of the Company during the Term and thereafter.

     7.4 No Other Obligations. Employee represents that he is not precluded or limited in his ability to undertake or perform the duties described herein by any contract, agreement, or restrictive covenant. Employee covenants that he shall not employ the trade secrets or proprietary information of any other person in connection with his employment by the Company.

     7.5 Confidentiality. Employee agrees to keep confidential the terms of this Agreement. This provision does not prohibit Employee from providing this information to his attorneys or accountants for purposes of obtaining legal or tax advice or as otherwise required by law. The Company shall not disclose the terms of this Agreement except as necessary in the ordinary course of its business or as required by law.

     7.6 Enforcement. Employee acknowledges and agrees that, by virtue of his position, his services, and access to and use of confidential records and proprietary information, any violation by him of any of the undertakings contained in this Paragraph 7 would cause the Company immediate, substantial, and irreparable injury for which it has no adequate remedy at law. Accordingly, Employee agrees and consents to the entry of an injunction or other equitable relief by a court of competent jurisdiction restraining any violation or threatened violation of any undertaking contained in this Paragraph 7 without any requirement that the Company prove damages or post any bond. Rights and remedies provided for in this Paragraph 7 are cumulative and shall be in addition to rights and remedies otherwise available to the parties hereunder or under any other agreement or applicable law.

          8. Key Man Insurance. Employee recognizes and acknowledges that the Company or its affiliates may seek and purchase one or more policies providing key man life insurance with respect to Employee, the proceeds of which would be payable to the Company or such affiliate. Employee hereby consents to the Company or its affiliates seeking and purchasing such insurance and will provide such information, undergo such medical examinations (at the Company's expense), execute such documents, and otherwise take any and all actions reasonably necessary or desirable in order for the Company or its affiliates to seek, purchase, and maintain in full force and effect such policy or policies.

          9. Notices. Any notice, consent, request, or other communication made or given in accordance with this Agreement shall be in writing and shall be deemed to have been duly given when actually received, or, if mailed, three days after mailing by registered or certified mail, return receipt requested, to those listed below at their following respective addresses or at such other address or person's attention as each may specify by notice to the others:

          To the Company:

                    Atlantic Bank of New York
                    960 Avenue of the Americas
                    New York, NY 10001
                    Attention: Michael Protono
                               (212) 714-7565
                               James Maxwell, Esq.
                               (212) 714-7312

          With a copy to:

                    Kramer Levin Naftalis & Frankel LLP
                    919 Third Avenue
                    New York, NY 10022
                    (212) 715-9100
                    Attention: Kevin B. Leblang, Esq.

          To Employee:

                    Standard Funding Corp.
                    335 Crossways Park Drive
                    Woodbury, NY 11797
                    (212) 364-0200
                    Attention: David E. Fisher

          With a copy to:

                    Blau, Kramer, Wactlar & Lieberman, P.C.
                    100 Jericho Quadrangle
                    Jericho, New York 1175
                    (516) 822-4820

     10. Assignability; Binding Effect. This Agreement is a personal contract calling for the provision of unique services by Employee, and Employee's rights and obligations hereunder may not be sold, transferred, assigned, pledged, or hypothecated. In the event of any attempted assignment or transfer of rights hereunder by Employee contrary to the provisions hereof (other than as may be required by law), the Company will have no further liability for payments hereunder. The rights and obligations of the Company hereunder will be binding upon and run in favor of the successors and assigns of the Company.

     11. Complete Understanding; Amendment; Waiver. This Agreement constitutes the complete understanding between the parties with respect to the employment of Employee and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and no statement, representation, warranty, or covenant has been made by either party with respect thereto except as expressly set forth herein. This Agreement shall not be altered, modified, amended, or terminated except by a written instrument signed by each of the parties hereto. Any waiver of any term or provision hereof, or of the application of any such term or provision to any circumstances, shall be in writing signed by the party charged with giving such waiver. Waiver by either party hereto of any breach hereunder by the other party shall not operate as a waiver of any other breach, whether similar to or different from the breach waived. No delay on the part of the Company or Employee in the exercise of any of their respective rights or remedies shall operate as a waiver thereof, and no single or partial exercise by the Company or Employee of any such right or remedy shall preclude other or further exercise thereof.

     12. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. To the extent that a court of competent jurisdiction determines that Employee breached any undertaking in Paragraph 7, the Company's obligations to make payments hereunder shall immediately cease, provided that the Company shall be liable for such payments in the event that the determination of such court is overturned or reversed by any higher court. If the final judgment of a court of competent jurisdiction declares that any item or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power, and is hereby requested, to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     13. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company, and unless clearly inapplicable, all references herein to the Company shall be deemed to include any successors. In addition, this Agreement shall be binding upon and inure to the benefit of the Employee and his heirs, executors, legal representatives and assigns; provided, however, that the obligations of Employee hereunder may not be delegated without the prior written approval of the Board of Directors of the Company.

     14. Successor Company. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform as if no such succession had taken place.

     15.  Survivability.  The provisions of this Agreement  which by their terms
call  for  performance   subsequent  to  termination  of  Employee's  employment
hereunder, or of this Agreement, shall so survive such termination.

     16. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed within that State, without regard to its conflict of laws provisions. Any action to enforce this Agreement must be brought in a court situated in the City of New York and the parties hereby consent to the jurisdiction of courts situated in New York.

          17. Counterparts. This Agreement may be executed in two counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          18. Titles and Captions. All paragraph titles or captions in this Agreement are for convenience only and in no way define, limit, extend, or describe the scope or intent of any provision hereof.

          19. Governing Law; Consent to Jurisdiction; Jury Trial Waiver; Attorneys' Fees. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be wholly performed within that State, without regard to its conflict of laws provisions.

          20. Arbitration; Jury Trial Waiver. Any dispute, controversy or claim arising out of or in connection with this Agreement or the employment of Employee by the Company shall be determined and settled by expedited arbitration in Nassau County or New York County, in the State of New York, conducted by the American Arbitration Association (the "AAA") in accordance with the then existing rules, regulations, practices and procedures of the AAA. Any decision in such arbitration shall be final, conclusive and binding upon the parties to the arbitration and may be enforced by the judgment and order of the Supreme Court of the State of New York for New York County or for Nassau County, and the parties hereto waive any objection to such jurisdiction or venue in any such proceeding commenced in such court. This provision does not prevent or prohibit the Company from seeking injunctive relief from a court of competent jurisdiction in an action to enforce any of the provisions of paragraph 7 of this Agreement.

          Without limiting the effect or enforceability of the foregoing paragraph, the parties expressly and knowingly waive any right to a jury trial in the event any action arising under or in connection with this Agreement or Employee's employment with the Company is litigated or heard in any court.


                     [Remainder of Page Intentionally Blank]

          IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first above written.


                              STANDARD FUNDING CORP.



                              By:________________________________
                                   Name:
                                   Title:



                              -----------------------------------
                                        David E. Fisher

Schedule A to Employment Agreement

                             INCENTIVE COMPENSATION
                             ----------------------
                                     ($000)


                                   1999       2000          2001           2002
                                   ----       ----          ----           ----

Incentive                               Earnings Before Taxes and
Compensation     Percentage               Goodwill Performance
------------     ----------             -------------------------
                    75%
-50                                1,002     2,052          3,034          3,034
                    85%
-25                                1,136     2,326          3,439          3,439
                    90%
-12.5                              1,203     2,463          3,641          3,641
                    95%
-0-                                1,270     2,600          3,843          3,843
--------------------------------------------------------------------------------
                   100%
40        Target Performance       1,337     2,737          4,046          4,046
--------------------------------------------------------------------------------
                   107.5%
70                                 1,437     2,942          4,349          4,349
                   115%
125                                1,537     3,148          4,653          4,653
                   120%
169                                1,604     3,284          4,855          4,855
                   125%
200                                1,671     3,421          5,057          5,057

Incentive Compensation will be pro-rated in 1999 and in 2002. Performance will be inclusive of all accruals for Base Salary, Incentive Compensation, and Special Bonus (see Section 3(a), 3(b) and 3(c)). Earnings Before Taxes and Goodwill for 1999 shall not include:

          (i)  the following one-time merger-related charges:

               (a) pre-payment penalties,
               (b) write-off of deferred financing costs,
               (c) fee to Ladenberg Thalmann & Co., Inc., as disclosed on the Company Disclosure Schedule to the Merger Agreement (the "Company Disclosure Schedule"),
               (d) up to $135M of fees (plus out of pocket disbursements) of Blau, Kramer, Wactlar & Lieberman, P.C. in connection with the Merger,
               (e) other items not to exceed $150M;

          (ii) intra-corporate management fees and similar charges for services provided except that intra-corporate management fees and similar charges for services provided up to $25M shall be so included.

Earnings Before Taxes and Goodwill for 2000, 2001 and 2002 shall not include intra-corporate management fees and similar charges for services rendered except that intra-corporate management fees and similar charges for services provided up to $35M, $50M and $50M, respectively, shall be so included.

In computing Earnings Before Taxes and Goodwill, (i) the Company shall be operated in substantially the same manner as prior to the date of this Agreement with respect to pricing, purchasing and marketing, and such computation shall include additional costs incurred to implement additional operations, programs, products or services, or changes to current operations, programs, products or services (collectively, "Additional Operations") only if Parent in good faith shall deem such Additional Operations to be in the best interests of the Company and the President of the Company shall consent to such Additional Operations, which consent shall not be unreasonably withheld, and (ii) funding rates for loans made by Atlantic Bank of New York to the Company shall be at LIBOR plus 50bp.

For purposes of this Agreement, the phrase "intra-corporate management fees and similar charges" shall not include accounting, legal, regulatory and other management services that the Company currently obtains from third parties to the extent they are provided by the Bank at rates not materially higher than those that could be obtained on an arms-length basis in the open market.

Employee agrees that his Incentive Compensation shall be reduced, equally with that of David E. Fisher, up to a total of $30,000 for the two of them combined, to the extent of any fees, disbursements and other expenses actually incurred by Parent or the Company by reason of the failure of the representations in Section 2.14(e) of the Merger Agreement to be true and complete as of the date of the Merger Agreement and the date hereof.

                                VOTING AGREEMENT
                                ----------------

          This  Voting  Agreement  (this  "Agreement"),  dated as of January 28,
1999, by and between Atlantic Bank of New York, a New York corporation ("Parent"), and Alan J. Karp ("Seller").

          WHEREAS, concurrently herewith, Parent, Atlantic Premium, Inc. (the "Merger Sub"), a New York corporation and wholly-owned subsidiary of Parent, and Standard Funding Corp. (the "Company"), a New York corporation, are entering into an Agreement and Plan of Merger, of even date herewith (the "Merger Agreement"), pursuant to which the Merger Sub will be merged with and into the Company (the "Merger"). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement; and

          WHEREAS, as of the date hereof, Seller owns beneficially and of record 618,800 shares of the common stock, $.001 par value per share of the Company (the "Shares"); and

          WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and the Purchaser have required that Seller agree, and Seller hereby agrees, to enter into the agreements set forth herein;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Agreement to Vote. Seller hereby agrees that, during the time this Agreement is in effect, at any meeting of the shareholders of the Company, however called, Seller shall (a) vote the Shares in favor of the Merger; (b) vote the Shares against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (c) vote the Shares against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including, but not limited to: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries; (ii) any sale or transfer of a material amount of assets of the Company or any of its subsidiaries or a reorganization, recapitalization or liquidation of the Company or any of its subsidiaries; (iii) any change in the management or board of directors of the Company, except as otherwise agreed to, in writing, by Parent;
(iv) any material change in the present capitalization or dividend policy of the Company; or (v) any other material change in the Company's corporate structure or business.

          1.1  Grant of Irrevocable Proxy; Appointment of Proxy.

          (i) Seller hereby irrevocably grants to, and appoints, James Maxwell, Esq., and George Jarvis, or either of them, in their respective capacities as officers or directors of Parent, and any individual who shall hereafter succeed to any such office or directorship of Parent, and each of them individually, as Seller's proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of Seller, to vote the Shares in favor of the Merger and other transactions contemplated by the Merger Agreement, against any Third Party Acquisition Offer and otherwise as contemplated by Section 1 of this Agreement.

          (ii) Seller represents that any proxies heretofore given in respect of the Shares are revocable, and that any such proxies are hereby revoked.

          (iii) Seller understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Seller's execution and delivery of this Agreement. Seller hereby affirms that the irrevocable proxy set forth in this
Section 1.1 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Seller under this Agreement. Seller hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Seller hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of
Section 609 of the New York Business Corporation Law.

          (iv) Seller hereby agrees that in the event that he is not the record holder of any of the Shares, he will as soon as practicable after the date hereof take all steps necessary to ensure that the record holder of such Shares (the "Record Holder") shall grant to and appoint James Maxwell, Esq. and George Jarvis or either of them, in their respective capacities as officers or directors of Parent, and any individual who shall hereafter succeed to any such office or directorship of Parent, and each of them individually, as such Record Holder's proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of such Record Holder, to vote the Shares in favor of the Merger and other transactions contemplated by the Merger Agreement, against any Third Party Acquisition Offer and otherwise as contemplated by Section 1 of this Agreement (the "Record Holder's Proxy"). Seller hereby irrevocably and appoints James Maxwell, Esq., and George Jarvis, or either of them, in their respective capacities as officers or directors of Parent, and any individual who shall hereafter succeed to any such office or directorship of Parent, and each of them individually, as Seller's attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of Seller, to take any action necessary to obtain such Record Holder's Proxy, or to direct such Record Holder to vote such Shares in favor of the Merger and other transactions contemplated by the Merger Agreement, against any Third Party Acquisition Offer and otherwise as contemplated by Section 1 of this Agreement.

     1.2 No Inconsistent Arrangements. Seller hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, he shall not
(i) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Shares or any interest therein; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Shares or any interest therein; (iii) grant any proxy, power-of-attorney or other authorization in or with respect to the Shares; (iv) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares; or (v) take any other action that would in any way restrict, limit or interfere with the performance of his obligations hereunder or the transactions contemplated hereby or by the Merger Agreement or which would make any representation or warranty of Seller hereunder untrue or incorrect.

     1.3 No Solicitation. Seller hereby agrees that Seller shall not, and shall not permit or authorize any of his Seller's affiliates, representatives or agents to, directly or indirectly, solicit, engage in discussions or negotiate with, or provide or disclose any information to, any corporation, partnership, person or other entity or group (other than Parent, the Purchaser or any of their affiliates or representatives) concerning any actual or potential Third
Party Acquisition Offer or enter into any agreement, arrangement or understanding requiring the Company to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by the Merger Agreement. Seller is not currently involved in, and has no knowledge of or will immediately terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any actual or potential Third Party Acquisition Offer. From and after the execution of this Agreement, Seller shall immediately advise Parent, in writing, of the receipt, directly or indirectly, of any inquiries, discussions, negotiations or proposals relating to a Third Party Acquisition Offer, and will identify the offeror and furnish to Parent a copy of any such proposal or inquiry, if it is in writing, or a written summary of any oral proposal or inquiry relating to such Third Party Acquisition Offer. Seller shall promptly advise Parent, in writing, of any development relating to such proposal, including, without limitation, the results of any discussions or negotiations with respect thereto. Any action taken by the Company or any member of the Board of Directors of the Company including, if applicable, Seller acting in such capacity, in accordance with Section 4.3 of the Merger Agreement shall be deemed not to violate this Section 1.3.

     1.4 Reasonable Efforts. Subject to the terms and conditions of this Agreement, Seller hereby agrees to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. From time to time, at the Parent's request and without further consideration, Seller shall execute and deliver such additional documents and take all such further action as Parent or Merger Sub deem necessary or desirable to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. Seller shall promptly consult with Parent and provide any necessary information and material with respect to all filings made by Seller with any governmental entity in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

     1.5 Waiver of Appraisal Rights. Seller hereby waives any rights of appraisal, rights to receive the "fair value" of his Shares, or rights to dissent from the Merger that Seller may have.

     1.6 Employment Agreement. Seller agrees that, at the Closing under the Merger Agreement, he will enter into an Employment Agreement with the Surviving Corporation, in substantially the form of Exhibit (A) to the Merger Agreement.


     2. Expiration. This Agreement and Seller's obligations hereunder shall terminate on the earlier of the conversion of the Shares at the Effective Time pursuant to the Merger Agreement or the termination of the Merger Agreement in accordance with its terms.

     3. Representation and Warranties. Seller hereby represents and warrants to Parent as follows:

          (a) Title. Seller has good and valid title to the Shares, free and clear of any lien, pledge, charge, encumbrance or claim of whatever nature and, upon the consummation of the Merger, Seller will deliver good and valid title to the Shares, free and clear of any lien, charge, encumbrance or claim of whatever nature.

          (b) Ownership of Shares. On the date hereof, the Shares are owned of record and beneficially by Seller and, on the date hereof, the Shares constitute all of the shares or equity securities of the Company owned of record or beneficially by Seller. Seller has sole voting power and sole power of disposition with respect to all of the Shares, with no restrictions, subject to applicable state and federal securities laws, on Seller's rights of disposition pertaining thereto.

          (c) Power; Binding Agreement. Seller has the legal capacity, power and authority to enter into and perform all of his obligations under this Agreement. The execution, delivery and performance of this Agreement by Seller will not violate any other agreement to which Seller is a party including, without limitation, any voting agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms except for the Exceptions.

          (d) No Conflicts. Other than in connection with or in compliance with the provisions of the Exchange Act, the HSR Act, the Governmental Licenses and the Private Consents, no authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Seller and the consummation by him of the transactions contemplated hereby will not constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, encumbrance, pledge, charge or claim upon any of the properties or assets of Seller under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Seller is a party or by which his properties or assets are bound.

          (e) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Seller, other than Ladenburg Thalmann & Co., Inc. whose fees shall not exceed the number set forth in Section 2.17 of the Company Disclosure Schedule.

          4. Additional Shares. Seller hereby agrees, while this Agreement is in effect, promptly to notify Parent of the number of any new shares of equity securities of the Company acquired by Seller, if any, after the date hereof. Seller agrees that such new shares shall be voted in the same manner and subject to the same conditions as the Shares as provided for in this Agreement.

          5.   [Intentionally omitted]

          6.   Miscellaneous.

          6.1 Entire Agreement; Assignment. This Agreement, together with the Merger Agreement and the Exhibits and Schedules thereto and the Employment Agreement (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise, provided that Parent may assign its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent.

          6.2 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

          6.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by hand delivery, telegram, telex or telecopy or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

     If to Seller:


          Standard Funding Corp.
          335 Crossways Park Drive
          Woodbury, NY 11797
          Attention:  Alan J. Karp
          Telecopier:  (516) 364-8497

     copy to Seller's Counsel:


          Blau, Kramer, Wactlar & Lieberman, P.C.
          100 Jericho Quadrangle
          Jericho, New York  11753
          Attention:  Edward I. Kramer
          Telecopier:  (516) 822-4824

     If to Parent:

          Atlantic Bank of New York
          960 Avenue of the Americas
          New York, NY  10001
          Attention: James Maxwell
          Telecopier No.: (212) 967-7312

               and

          Attention: George Jarvis
          Telecopier No.: (212) 695-6907

     copy to:

          Kramer Levin Naftalis & Frankel LLP
          919 Third Avenue
          New York, New York 10022
          Attention:  Peter S. Kolevzon, Esq.
          Telecopier No.:  (212) 715-8000

or to such other address, person's attention or telecopier number as the person to whom notice is given may have previously furnished to the others, in writing, in the manner set forth above.

          6.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

          6.5 Specific Performance. Seller recognizes and acknowledges that a breach by him of any covenants or agreements contained in this Agreement will cause Parent to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore Seller agrees that in the event of any such breach Parent shall be entitled to the remedy of specific performance of such covenant and agreement and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, without the posting of any bond and without proving that damages would be inadequate.

          6.6 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which shall constitute one and the same Agreement.

          6.7 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          6.8 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          6.9 WAIVER OF JURY TRIAL. EACH OF PARENT AND SELLER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR
OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

             [Remainder of Page Intentionally Blank]

          IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first above written.


                              ATLANTIC BANK OF NEW YORK



                              By:________________________________
                                   Name:
                                   Title:



                              -----------------------------------
                                        Alan J. Karp

                                VOTING AGREEMENT
                                ----------------

          This  Voting  Agreement  (this  "Agreement"),  dated as of January 28,
1999, by and between Atlantic Bank of New York, a New York corporation ("Parent"), and David E. Fisher ("Seller").

          WHEREAS, concurrently herewith, Parent, Atlantic Premium, Inc. (the "Merger Sub"), a New York corporation and wholly-owned subsidiary of Parent, and Standard Funding Corp. (the "Company"), a New York corporation, are entering into an Agreement and Plan of Merger, of even date herewith (the "Merger Agreement"), pursuant to which the Merger Sub will be merged with and into the Company (the "Merger"). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement; and

          WHEREAS, as of the date hereof, Seller owns beneficially and of record 618,800 shares of the common stock, $.001 par value per share of the Company (the "Shares"); and

          WHEREAS, as a condition to their willingness to enter into the Merger Agreement, Parent and the Purchaser have required that Seller agree, and Seller hereby agrees, to enter into the agreements set forth herein;

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Agreement to Vote. Seller hereby agrees that, during the time this Agreement is in effect, at any meeting of the shareholders of the Company, however called, Seller shall (a) vote the Shares in favor of the Merger; (b) vote the Shares against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement; and (c) vote the Shares against any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including, but not limited to: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or any of its subsidiaries; (ii) any sale or transfer of a material amount of assets of the Company or any of its subsidiaries or a reorganization, recapitalization or liquidation of the Company or any of its subsidiaries; (iii) any change in the management or board of directors of the Company, except as otherwise agreed to, in writing, by Parent;
(iv) any material change in the present capitalization or dividend policy of the Company; or (v) any other material change in the Company's corporate structure or business.

          1.1  Grant of Irrevocable Proxy; Appointment of Proxy.

          (i) Seller hereby irrevocably grants to, and appoints, James Maxwell, Esq., and George Jarvis, or either of them, in their respective capacities as officers or directors of Parent, and any individual who shall hereafter succeed to any such office or directorship of Parent, and each of them individually, as Seller's proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of Seller, to vote the Shares in favor of the Merger and other transactions contemplated by the Merger Agreement, against any Third Party Acquisition Offer and otherwise as contemplated by Section 1 of this Agreement.

          (ii) Seller represents that any proxies heretofore given in respect of the Shares are revocable, and that any such proxies are hereby revoked.

          (iii) Seller understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Seller's execution and delivery of this Agreement. Seller hereby affirms that the irrevocable proxy set forth in this
Section 1.1 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of Seller under this Agreement. Seller hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Seller hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of
Section 609 of the New York Business Corporation Law.

          (iv) Seller hereby agrees that in the event that he is not the record holder of any of the Shares, he will as soon as practicable after the date hereof take all steps necessary to ensure that the record holder of such Shares (the "Record Holder") shall grant to and appoint James Maxwell, Esq. and George Jarvis or either of them, in their respective capacities as officers or directors of Parent, and any individual who shall hereafter succeed to any such office or directorship of Parent, and each of them individually, as such Record Holder's proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of such Record Holder, to vote the Shares in favor of the Merger and other transactions contemplated by the Merger Agreement, against any Third Party Acquisition Offer and otherwise as contemplated by Section 1 of this Agreement (the "Record Holder's Proxy"). Seller hereby irrevocably and appoints James Maxwell, Esq., and George Jarvis, or either of them, in their respective capacities as officers or directors of

Parent,  and any  individual who shall  hereafter  succeed to any such office or directorship of Parent, and each of them individually, as Seller's attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of Seller, to take any action necessary to obtain such Record Holder's Proxy, or to direct such Record Holder to vote such Shares in favor of the Merger and other transactions contemplated by the Merger Agreement, against any Third Party Acquisition Offer and otherwise as contemplated by Section 1 of this Agreement.

     1.2 No Inconsistent Arrangements. Seller hereby covenants and agrees that, except as contemplated by this Agreement and the Merger Agreement, he shall not
(i) transfer (which term shall include, without limitation, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the Shares or any interest therein; (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of the Shares or any interest therein; (iii) grant any proxy, power-of-attorney or other authorization in or with respect to the Shares; (iv) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Shares; or (v) take any other action that would in any way restrict, limit or interfere with the performance of his obligations hereunder or the transactions contemplated hereby or by the Merger Agreement or which would make any representation or warranty of Seller hereunder untrue or incorrect.

     1.3 No Solicitation. Seller hereby agrees that Seller shall not, and shall not permit or authorize any of his Seller's affiliates, representatives or agents to, directly or indirectly, solicit, engage in discussions or negotiate with, or provide or disclose any information to, any corporation, partnership, person or other entity or group (other than Parent, the Purchaser or any of their affiliates or representatives) concerning any actual or potential Third
Party Acquisition Offer or enter into any agreement, arrangement or understanding requiring the Company to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by the Merger Agreement. Seller is not currently involved in, and has no knowledge of or will immediately terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any actual or potential Third Party Acquisition Offer. From and after the execution of this Agreement, Seller shall immediately advise Parent, in writing, of the receipt, directly or indirectly, of any inquiries, discussions, negotiations or proposals relating to a Third Party Acquisition Offer, and will identify the offeror and furnish to Parent a copy of any such proposal or inquiry, if it is in writing, or a written summary of any oral proposal or inquiry relating to such Third Party Acquisition Offer. Seller shall promptly advise Parent, in writing, of any development relating to such proposal, including, without limitation, the results of any discussions or negotiations with respect thereto. Any action taken by the Company or any member of the Board of Directors of the Company including, if applicable, Seller acting in such capacity, in accordance with Section 4.3 of the Merger Agreement shall be deemed not to violate this Section 1.3.

     1.4 Reasonable Efforts. Subject to the terms and conditions of this Agreement, Seller hereby agrees to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. From time to time, at the Parent's request and without further consideration, Seller shall execute and deliver such additional documents and take all such further action as Parent or Merger Sub deem necessary or desirable to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement. Seller shall promptly consult with Parent and provide any necessary information and material with respect to all filings made by Seller with any governmental entity in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

     1.5 Waiver of Appraisal Rights. Seller hereby waives any rights of appraisal, rights to receive the "fair value" of his Shares, or rights to dissent from the Merger that Seller may have.

     1.6 Employment Agreement. Seller agrees that, at the Closing under the Merger Agreement, he will enter into an Employment Agreement with the Surviving Corporation, in substantially the form of Exhibit (B) to the Merger Agreement.


     2. Expiration. This Agreement and Seller's obligations hereunder shall terminate on the earlier of the conversion of the Shares at the Effective Time pursuant to the Merger Agreement or the termination of the Merger Agreement in accordance with its terms.

     3. Representation and Warranties. Seller hereby represents and warrants to Parent as follows:

          (a) Title. Seller has good and valid title to the Shares, free and clear of any lien, pledge, charge, encumbrance or claim of whatever nature and, upon the consummation of the Merger, Seller will deliver good and valid title to the Shares, free and clear of any lien, charge, encumbrance or claim of whatever nature.

          (b) Ownership of Shares. On the date hereof, the Shares are owned of record and beneficially by Seller and, on the date hereof, the Shares constitute all of the shares or equity securities of the Company owned of record or beneficially by Seller. Seller has sole voting power and sole power of disposition with respect to all of the Shares, with no restrictions, subject to applicable state and federal securities laws, on Seller's rights of disposition pertaining thereto.

          (c) Power; Binding Agreement. Seller has the legal capacity, power and authority to enter into and perform all of his obligations under this Agreement. The execution, delivery and performance of this Agreement by Seller will not violate any other agreement to which Seller is a party including, without limitation, any voting agreement, shareholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by Seller and constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms except for the Exceptions.

          (d) No Conflicts. Other than in connection with or in compliance with the provisions of the Exchange Act, the HSR Act, the Governmental Licenses and the Private Consents, no authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Seller and the consummation by him of the transactions contemplated hereby will not constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, encumbrance, pledge, charge or claim upon any of the properties or assets of Seller under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which Seller is a party or by which his properties or assets are bound.

          (e) No Finder's Fees. No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Seller, other than Ladenburg Thalmann & Co., Inc. whose fees shall not exceed the number set forth in Section 2.17 of the Company Disclosure Schedule.

          4. Additional Shares. Seller hereby agrees, while this Agreement is in effect, promptly to notify Parent of the number of any new shares of equity securities of the Company acquired by Seller, if any, after the date hereof. Seller agrees that such new shares shall be voted in the same manner and subject to the same conditions as the Shares as provided for in this Agreement.

          5.   [Intentionally omitted]

          6.   Miscellaneous.

          6.1 Entire Agreement; Assignment. This Agreement, together with the Merger Agreement and the Exhibits and Schedules thereto and the Employment Agreement (i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise, provided that Parent may assign its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent.

          6.2 Amendments. This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto.

          6.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by hand delivery, telegram, telex or telecopy or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

     If to Seller:


          Standard Funding Corp.
          335 Crossways Park Drive
          Woodbury, NY 11797
          Attention:  David E. Fisher
          Telecopier:  (516) 364-8497

     copy to Seller's Counsel:


          Blau, Kramer, Wactlar & Lieberman, P.C.
          100 Jericho Quadrangle
          Jericho, New York  11753
          Attention:  Edward I. Kramer
          Telecopier:  (516) 822-4824

     If to Parent:

          Atlantic Bank of New York
          960 Avenue of the Americas
          New York, NY  10001
          Attention: James Maxwell
          Telecopier No.: (212) 967-7312

               and

          Attention: George Jarvis
          Telecopier No.: (212) 695-6907

     copy to:

          Kramer Levin Naftalis & Frankel LLP
          919 Third Avenue
          New York, New York 10022
          Attention:  Peter S. Kolevzon, Esq.
          Telecopier No.:  (212) 715-8000

or to such other address, person's attention or telecopier number as the person to whom notice is given may have previously furnished to the others, in writing, in the manner set forth above.

          6.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

          6.5 Specific Performance. Seller recognizes and acknowledges that a breach by him of any covenants or agreements contained in this Agreement will cause Parent to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore Seller agrees that in the event of any such breach Parent shall be entitled to the remedy of specific performance of such covenant and agreement and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, without the posting of any bond and without proving that damages would be inadequate.

          6.6 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to be an original, but both of which shall constitute one and the same Agreement.

          6.7 Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          6.8 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          6.9 WAIVER OF JURY TRIAL. EACH OF PARENT AND SELLER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR
OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

             [Remainder of Page Intentionally Blank]

          IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement as of the date first above written.


                              ATLANTIC BANK OF NEW YORK



                              By:________________________________
                                   Name:
                                   Title:



                              -----------------------------------
                                        David E. Fisher

                                                                         Annex B

                                   January 18, 1999



The Board of Directors of
Standard Funding Corporation
335 Crossways Park Drive
Woodbury, New York 11797

Ladies and Gentlemen:

     You have engaged us pursuant to an engagement letter, dated April 24, 1998 (the "Engagement Letter"), between Standard Funding Corporation (the "Company") and Ladenburg Thalmann & Co. Inc. ("Ladenburg"). Specifically, as part of its services pursuant to the Engagement Letter, Ladenburg has been requested to render our opinion as to whether or not the consideration to be paid to the stockholders of the Company (other than any Large Holder (as defined herein)) in connection with the proposed merger between the Company and a wholly owned acquisition subsidiary of Atlantic Bank of New York, Inc. ("Atlantic") is fair, from a financial point of view, to such stockholders of the Company.

     The draft of the Agreement and Plan of Merger, dated as of January 6, 1999 (the "Merger Agreement"), by and among Atlantic and the Company provides each share of the Company's Common Stock, currently issued and outstanding, held by a person that holds, in aggregate, 20% or less of the Company's issued and outstanding Common Stock shall be converted into the right to receive $3.50 cash ("Small Holder Consideration"). The Merger Agreement further provides that each share of the Company's Common Stock held by a person that holds, in aggregate, more than 20% of the issued and outstanding Common Stock (a "Large Holder") shall be converted into the right to receive (i) $2.97479 in cash and (ii) Notes having an aggregate principal amount equal to $.052521 ("Large Holder Consideration"). Small Holder Consideration together with the Large Holder Consideration is the total consideration to Standard Funding Shareholders (the "Merger Consideration").

          In conducting our analysis, Ladenburg reviewed and considered such information as we deemed necessary or appropriate for the purposes of stating our opinion including, without limitation, the following: (i) the draft of the Merger Agreement and a draft of each of the Employment Agreements in each case in the form presented to you; (ii) certain business and financial information relating to Standard Funding, provided by Standard Funding, including the financial condition and results of operations of Standard Funding, the historical financial performance of Standard Funding and certain projected financial information, provided by Standard Funding; (iii) certain public filings made by Standard Funding with the Securities and Exchange Commission; and (iv) certain publicly available market trading data and historical trading performance of Standard Funding common stock. In addition, we conducted such other analyses and examinations and reviewed and considered such other financial, economic and market data as we deemed appropriate in arriving at our opinion. Ladenburg also met with members of senior management of the Company to discuss, among other things, the historical and prospective industry environment, their respective financial condition and operating results, and the reasons for the transaction.

     In connection with our engagement, we were requested to approach, and hold discussions with, third parties to solicit indications of interest in a possible acquisition of the Company.

     In rendering our opinion, we have assumed and relied upon the accuracy, completeness and fairness, without assuming any responsibility for the independent verification of, all financial and other information that was available to us from public sources, that was provided to us by the Company or their respective advisors, or that was otherwise reviewed by us. With respect to financial forecasts, we have assumed that they have been reasonably prepared reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We also assumed, with the Company's consent, that the final terms of the Merger Agreement reviewed by us in draft form will not vary materially from the drafts of such documents provided to us. We were not requested to and did not analyze or give any effect to the impact of any federal, state or local income taxes to the Company's stockholders arising out of this transaction. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, and we do not assume any responsibility for verifying any of the information reviewed by us. Our opinion is necessarily based upon information available to us, and financial, stock market, economic and other conditions and circumstances existing and disclosed to us, as of the date hereof. We express no opinion as to the relative merits of this transaction as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage.

     In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including the following: (i) historical revenues, operating earnings, net income and capitalization of the Company and certain other publicly held companies in businesses we believe to be comparable to the Company; (ii) acquisition multiples that have historically been paid for other companies in businesses we believe to be comparable to the Company; (iii) projected revenues, operating earnings and net income of the Company in a discounted cash flow analysis; (iv) the premium per share to be paid by Atlantic for the Common Stock of the Company as compared to the premium per share paid by acquirers of public targets since January 1, 1996; (v) the current financial and market position and results of operations of the Company; and (vi) the general condition of the securities market and other economic conditions.

     In rendering our opinion, we have assumed that this transaction will comply with all applicable federal, state and local laws and will not result in the breach or cancellation of any contracts or other agreements that are material to the Company.

     Ladenburg, as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for estate, corporate or other purposes. Ladenburg has been retained by the Board of Directors of the Company to render financial advisory services to the Company in connection with the proposed Transaction and will receive a fee for such services, a majority of which is contingent upon the consummation of the Transaction. Ladenburg will also receive indemnification against certain liabilities for the services rendered pursuant to this engagement.

     In the ordinary course of business, we actively trade securities for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in the equity securities of the Company.

     Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of the Company in its evaluation of the proposed transaction. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Ladenburg Thalmann & Co. Inc. be made, without our prior written consent.

     Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by the stockholders (other than any Large Holder) of the Company, upon consummation of the merger, is fair, from a financial point of view, to such stockholders.

                                   Very truly yours,

                                   /s/ Ladenburg Thalmann & Co. Inc.
                                   LADENBURG THALMANN & CO. INC.

                                                                         Annex C

     NEW YORK BUSINESS CORPORATION LAW -- SECTIONS 623 AND 910

     623 PROCEDURE TO ENFORCE SHAREHOLDER'S RIGHT TO RECEIVE PAYMENT FOR SHARES.
  - (a) A Shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

     (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

     (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number of classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

     (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

     (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

     (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of the transfer.

     (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advise to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.

     (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:

               (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.

               (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.

               (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.

               (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.

               (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.

               (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him

               (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following: (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advance payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

               (8) Within sixty days after final determination of the proceeding, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificate for any such shares represented by certificates.

     (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

     (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

           (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

           (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of the paragraph do not apply.

           (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

   (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

   (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

   (m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations). (Last amended by Ch. 117, L. '86, eff. 9-1-86.)

     910 RIGHT OF SHAREHOLDER TO RECEIVE PAYMENT FOR SHARES UPON MERGER OR CONSOLIDATION, OR SALE, LEASE, EXCHANGE OR OTHER DISPOSITION OF ASSETS, OR SHARE EXCHANGE. - (a) A shareholder of a domestic corporation shall, subject to and by complying with section 623 (Procedure to enforce shareholder's right to receive payment for shares), have the right to receive payment of the fair value of his shares and the other rights and benefits provided by such section, in the following cases:

   (1) Any shareholder entitled to vote who does not assent to the taking of an action specified in clauses (A), (B) and (C).

           (A) Any plan of merger or consolidation to which the corporation is a party; except that the right to receive payment of the fair value of his shares shall not available:

               (i) To a shareholder of the parent corporation in a merger authorized by section 905 (Merger of parent and subsidiary corporation), or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations); or

               (ii) To a shareholder of the surviving corporation in a merger authorized by this article, other than a merger specified in y subclause (i), unless such merger effects one or more of the changes specified in subparagraph (b)(6) of section 806 (Provisions as to certain proceedings) in the rights of the shares held by such shareholder; or

               (iii) Notwithstanding subclause (ii) of this clause, to a shareholder for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of merger or consolidation, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

          (B) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation which requires shareholder approval under section 909 (Sale, lease, exchange or other disposition of assets) other than a transaction wholly for cash where the shareholders' approval thereof is conditioned upon the dissolution of the corporation and the distribution of substantially all its net assets to the shareholders in accordance with their respective interests within one year after the date of such transaction.

          (C) Any share exchange authorized by section 913 in which the corporation is participating as a subject corporation; except that the right to receive payment of the fair value of his shares shall not be available to a shareholder whose shares have not been acquired in the exchange or to a shareholder for the shares of any class or series of stock, which shares or depository receipt in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote upon the plan of exchange, were listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

   (2) Any shareholder of the subsidiary  corporation in a merger  authorized by section 905 or paragraph (c) of section 907, or in a share exchange authorized by paragraph (g) of section 913, who files with the corporation a written notice of election to dissent as provided in paragraph (c) of section 623.

     (3) Any shareholder, not entitled to vote with respect to a plan of merger or consolidation to which the corporation is a party, whose shares will be cancelled or exchanged in the merger or consolidation for cash or other consideration other than shares of the surviving or consolidated corporation or another corporation. (Last amended by Ch. 449, L. '97, eff. 2-22-98 and Ch. 17,L.'98, eff. 2-22-98.)

                             STANDARD FUNDING CORP.
                            335 Crossways Park Drive
                            Woodbury, New York 11797


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby (1) acknowledges receipt of the notice of the Special Meeting of Shareholders of Standard Funding Corp., a New York Corporation (the "Corporation"), to be held on June 15, 1999, at 10:00 A.M., local time ("Special Meeting") at the Holiday Inn, 215 Sunnyside Boulevard, Plaiunview, New York 11803, and the Proxy Statement in connection therewith, and
(2) appoints Alan J. Karp and David E. Fisher as proxies, each with the power to act alone and to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common stock in the corporation which the undersigned is entitled to vote as of May 7, 1999, the record date, at the Special Meeting or any adjournment thereof, upon the matter referred to below, and upon any and all other matters which properly may be brought before the meeting.


     The Board of Directors unanimously recommends a vote "FOR" Proposal 1.

Please mark your votes as indicated [X]

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

     1. PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JANUARY 28, 1999, BY AND AMONG STANDARD FUNDING CORP., ATLANTIC BANK OF NEW YORK AND ATLANTIC PREMIUM, INC., AND THE TRANSACTIONS CONTEMPLATED THEREBY.

          FOR            AGAINST        ABSTAIN
          [         ]       [         ]    [         ]

     2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

     This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the shares represented by this Proxy will be voted FOR item 1.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as an attorney, or as executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              -----------------------  Signature

                              -----------------------  Signature  if  held
                                                       jointly

                              Dated: _______________________, 1999